As filed with the Securities and Exchange Commission on December 8, 2010
Registration No. 333-170843
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALERE INC.
See Table of Additional Registrants Below
(Exact name of registrant as specified in its charter)

Delaware	2835	04-3565120
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(781) 647-3900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ron Zwanziger
Chairman, Chief Executive Officer and President
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(781) 647-3900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

John D. Patterson, Jr., Esq. Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210 (617) 832-1000	Jay McNamara, Esq. Senior Counsel, Corporate & Finance Alere Inc. 51 Sawyer Road, Suite 200 Waltham, Massachusetts 02453 (781) 647-3900

Approximate date of commencement of proposed sale to the public:  As soon as possible after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The direct and indirect wholly owned domestic subsidiaries of Alere Inc. listed in the table below are expected to guarantee the debt securities issued pursuant to this registration statement. The address, including zip code, and telephone number, including area code, of each of the co-registrants is 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, (781) 647-3900.

State or Other
	Jurisdiction of	I.R.S. Employer
Exact Name of Additional Registrant as	Incorporation or	Identification
Specified in its Charter	Organization	Number

Alere Health Improvement Company	Delaware	23-2776413
Alere Health, LLC	Delaware	26-2564744
Alere Health Systems, Inc.	Delaware	22-3493126
Alere Healthcare of Illinois, Inc.	Georgia	58-2068880
Alere Home Monitoring, Inc.	Delaware	20-0391730
Alere International Holding Corp.	Delaware	20-0963463
Alere Medical, Inc.	California	94-3238845
Alere NewCo, Inc.	Delaware	27-2104833
Alere NewCo II, Inc.	Delaware	27-2104868
Alere North America, Inc.	Delaware	26-1444559
Alere San Diego, Inc.	Delaware	33-0288606
Alere Scarborough, Inc.	Delaware	20-2507302
Alere Toxicology Services, Inc.	Louisiana	72-0846066
Alere US Holdings, LLC	Delaware	26-0349667
Alere Wellology, Inc.	Delaware	54-1776557
Alere Women’s and Children’s Health, LLC	Delaware	58-2205984
Ameditech Inc.	California	33-0859551
Applied Biotech, Inc.	California	33-0447325
Binax, Inc.	Delaware	36-4668096
Biosite Incorporated	Delaware	27-2104785
Cholestech Corporation	Delaware	94-3065493
First Check Diagnostics Corp.	Delaware	20-8329751
First Check Ecom, Inc.	Massachusetts	33-1026518
Free & Clear, Inc.	Delaware	20-0231080
GeneCare Medical Genetics Center, Inc.	North Carolina	56-1348485
Hemosense, Inc.	Delaware	77-0452938
Innovacon, Inc.	Delaware	20-1100264
Instant Technologies, Inc.	Virginia	54-1837621
Inverness Medical — Biostar Inc.	Delaware	91-1929582
Inverness Medical, LLC	Delaware	26-0392649
IVC Industries, Inc.	Delaware	22-1567481
Laboratory Specialists of America, Inc.	Oklahoma	73-1451065
Matria of New York, Inc.	New York	58-1873062
Matritech, Inc.	Delaware	26-1436477
Ostex International, Inc.	Washington	91-1450247
Quality Assured Services, Inc.	Florida	59-3437644
Redwood Toxicology Laboratory, Inc.	California	68-0332937
RMD Networks, Inc.	Delaware	84-1581993
RTL Holdings, Inc.	Delaware	20-4371685
Scientific Testing Laboratories, Inc.	Virginia	54-1624514
Selfcare Technology, Inc.	Delaware	04-3383533
Wampole Laboratories, LLC	Delaware	37-1485678
ZyCare, Inc.	North Carolina	56-1398496

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 8, 2010

Prospectus

ALERE INC.

OFFER TO EXCHANGE
ALL $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF
UNREGISTERED 8.625% SENIOR SUBORDINATED NOTES DUE 2018
ISSUED ON SEPTEMBER 21, 2010
FOR
UP TO $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF
8.625% SENIOR SUBORDINATED NOTES DUE 2018
THAT HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933

This exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on January 18, 2011, unless extended.

We are offering to exchange any and all of our outstanding unregistered 8.625% Senior Subordinated Notes due 2018 that we issued on September 21, 2010, referred to in this prospectus as the old notes, for up to $400.0 million aggregate principal amount of our new 8.625% Senior Subordinated Notes due 2018 that have been registered under the Securities Act of 1933, which we refer to in this prospectus as the new notes and, collectively with the old notes, the 2010 senior subordinated notes. We issued the old notes in a transaction not requiring registration under the Securities Act. We are offering you new notes, with terms substantially identical to those of the old notes, in exchange for old notes in order to satisfy our obligations under a registration rights agreement into which we entered in connection with the offering and sale of the old notes.

Certain Material Terms of the Exchange Offer

•	The terms of the new notes are identical in all material respects to the terms of the old notes, except that the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes will be inapplicable to the new notes, and the new notes will bear different CUSIP and ISIN numbers than the old notes.

•	The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, subject to certain exceptions, by all of our domestic subsidiaries that guarantee certain of our other indebtedness.

•	The exchange offer expires at 5:00 p.m., New York City time, on January 18, 2011, which we refer to as the expiration time and the expiration date, respectively, unless extended by us.

•	Subject to the terms of this exchange offer, we will exchange all of the old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw your tender of old notes at any time before the expiration of this exchange offer.

•	If you do not properly tender your old notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

•	The exchange of old notes for new notes generally will not be a taxable event for U.S. federal income tax purposes.

•	We do not intend to list the new notes on any national securities exchange or seek approval for quotation through any automated trading system.

•	We will not receive any proceeds from this exchange offer.

•	All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act.

See the section entitled “Risk Factors” that begins on page 11 for a discussion of the risks that you should carefully consider before tendering your old notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December   , 2010

Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, if requested by such a broker-dealer, for a period of 45 days, subject to extension under certain circumstances, after the date of effectiveness of the registration statement of which this prospectus forms a part (or such earlier date on which such broker-dealers no longer hold any old notes), we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.” The letter of transmittal delivered with this prospectus states that a broker-dealer, by acknowledging that it will deliver and by delivering a prospectus, will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

We have not authorized any broker, dealer or other person to give any information other than that contained or incorporated by reference in this prospectus. You must not rely upon any information not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

About This Prospectus	ii
Where You Can Find More Information	ii
Summary	1
Risk Factors	11
Special Note Regarding Forward-Looking Statements	32
Selected Consolidated Financial Information and Other Data	34
The Exchange Offer	37
Description of New Notes	47
Description of Old Notes	100
Description of Other Indebtedness	100
Material United States Federal Income Tax Consequences	106
Plan of Distribution	109
Legal Matters	110
Experts	110
Incorporation of Documents by Reference	111
Ex-5.1
Ex-5.2
Ex-5.3
Ex-5.4
Ex-5.5
Ex-5.6
Ex-5.7
Ex-5.8
Ex-5.9
Ex-99.1
Ex-99.2
Ex-99.3
Ex-99.4

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. We may add, update or change any information contained in this prospectus through a prospectus supplement or another document incorporated by reference into this prospectus. You should read this prospectus and any prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Incorporation of Documents by Reference” and “Where You Can Find More Information,” before you make any investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to exchange old notes for new notes only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any actual exchange of old notes for new notes.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Alere Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the new notes offered hereby. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement, as amended, or the exhibits and schedules filed with the registration statement. For further information with respect to us and the new notes offered hereby, please see the registration statement, as amended, and the exhibits and schedules filed with the registration statement. Each statement contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement, as amended, and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

This prospectus incorporates important business and financial information about the company that is not included in or delivered with this document. You may request a copy of this information and the filings we mention above, at no cost, by writing or calling us at Alere Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, telephone (781) 647-3900, Attention: Secretary.

To obtain timely delivery of any copies of filings requested, please write or call us no later than January 13, 2011, five days prior to the expiration of the exchange offer.

ii

SUMMARY

This summary highlights the information appearing elsewhere or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all the information that may be important to you or that you should consider before exchanging your old notes for new notes. You should carefully read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference in the prospectus and should consult with your own legal and tax advisors to understand fully the terms of the exchange offer and the new notes.

OUR COMPANY

General

Alere Inc. enables individuals to take charge of improving their health and quality of life at home by developing new capabilities in near-patient diagnosis, monitoring and health management. Our global leading products and services, as well as our new product development efforts, focus on cardiology, women’s health, infectious disease, oncology and drugs of abuse. Our business is organized into three major reportable segments: professional diagnostics, health management and consumer diagnostics. Through our professional diagnostics segment, we develop, manufacture and market an extensive array of innovative rapid diagnostic test products and other in vitro diagnostic tests to medical professionals and laboratories for detection of infectious diseases, cardiac conditions, drugs of abuse and pregnancy. Our health management segment provides comprehensive, integrated programs and services focused on wellness, disease and condition management, productivity enhancement and informatics, all designed to reduce health-related costs and enhance the health and quality of life of the individuals we serve. Our consumer diagnostic segment consists primarily of manufacturing operations related to our role as the exclusive manufacturer of products for SPD Swiss Precision Diagnostics, or SPD, our 50/50 joint venture with The Procter & Gamble Company, or P&G. SPD holds a leadership position in the worldwide over-the-counter pregnancy and fertility/ovulation test market. We have grown our businesses by leveraging our strong intellectual property portfolio and making selected strategic acquisitions. Our products are sold in approximately 150 countries through our direct sales force and an extensive network of independent global distributors.

Alere Inc. is a Delaware corporation. Our principal executive offices are located at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 and our telephone number is (781) 647-3900. Our website is www.alere.com. The information found on our website is not part of this prospectus.

Additional Information

For a more complete description of our business, you should refer to our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2009 and to our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2010.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

On September 21, 2010, we completed the private offering of $400.0 million aggregate principal amount of old notes. As part of that offering, we entered into a registration rights agreement with Jefferies & Company, Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus to you and to conduct an exchange offer for the old notes. Below is a summary of the exchange offer.

Old Notes	8.625% Senior Subordinated Notes due 2018 that were issued on September 21, 2010.

New Notes	Up to $400.0 million aggregate principal amount of our 8.625% Senior Subordinated Notes due 2018. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes will be inapplicable to the new notes, and the new notes will bear different CUSIP and ISIN numbers than the old notes. After payment of the unpaid additional interest that has accrued on the old notes, if any, the additional interest provisions relating to the old notes will not apply. The new notes will be issued under and governed by the indenture dated May 12, 2009, between Alere Inc., as issuer, and U.S. Bank National Association, as trustee, as supplemented by a ninth supplemental indenture dated September 21, 2010, among Alere Inc., as issuer, the guarantors named therin, as guarantors, and U.S. Bank National Association, as trustee, and as may be further supplemented from time to time, under which we issued the old notes, which we refer to in this prospectus as the indenture. The new notes and the old notes will be treated as a single class of notes under the indenture.

The Exchange Offer	We are offering to exchange our old notes for a like amount of new notes in minimum denominations of $2,000 and integral multiples of $1,000. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there is $400.0 million aggregate principal amount of old notes outstanding. We will issue new notes promptly after the expiration of the exchange offer.

Expiration Date and Time	The exchange offer will expire at 5:00 p.m., New York City time, on January 18, 2011 unless we extend the exchange offer. If for any reason, including an extension by us, the exchange offer is not consummated on or before June 18, 2011, we may be required to pay additional interest on the old notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain conditions, some of which may be waived by us. See “The Exchange Offer — Conditions to the Exchange Offer” for information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	The old notes were issued as global securities. Beneficial interests that are held by direct or indirect participants in The Depository Trust Company, or DTC, are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

If you are a holder of old notes held in book-entry form and you wish to tender your old notes pursuant to the exchange offer, you must transmit to the exchange agent, before the expiration time either:

• a written or facsimile copy of an executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or

• a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer.

The exchange agent must also receive before the expiration time a timely confirmation of the book-entry transfer of your old notes into the exchange agent’s account at DTC, in accordance with the procedures described for book-entry transfer in this prospectus under the heading “The Exchange Offer — Procedures for Tendering Old Notes.”

By tendering your old notes, you will represent to us in writing that, among other things:

• you are not an affiliate (as defined in Rule 405 under the Securities Act) of us or any subsidiary guarantor of the new notes, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

• you will receive the new notes in the ordinary course of your business;

• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

• if you are a broker-dealer that will receive new notes for your own account in exchange for old notes acquired as a result of market-making or other trading activities, which we refer to as a participating broker-dealer, you will deliver a prospectus in connection with any resale of such new notes.

If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests in outstanding notes and your name does not appear on a security position listing of DTC as the holder of those book-entry interests or you own a beneficial interest in outstanding old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

If you are a beneficial owner who wishes to tender on the registered holder’s behalf, prior to completing and executing the letter of transmittal and delivering the old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See “The Exchange Offer — Procedures for Tendering Old Notes.”

Guaranteed Delivery Procedures	If you wish to tender your old notes in the exchange offer but the required documentation cannot be completed by the expiration time or the procedures for book-entry transfer cannot be completed on a timely basis, you must tender your old notes according to the guaranteed delivery procedures described in “The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery.”

Effect of Not Tendering	Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions on transfer of the old notes.

The trading market for old notes not exchanged in the exchange offer may be significantly more limited after the exchange offer. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may be more difficult for you to sell or transfer your unexchanged old notes.

Furthermore, you will not generally be able to require us to register your old notes under the Securities Act and you will not be able to resell, offer to resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Broker-Dealers	Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending upon the earlier of the 45th day after the date of effectiveness of the registration statement of which this prospectus forms a part or such earlier time as such broker-dealers no longer own any old notes, unless such period is extended pursuant to the registration rights agreement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.” The letter of transmittal delivered with this prospectus states that a broker-dealer, by acknowledging that it will deliver and by delivering a prospectus, will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Any broker-dealer who acquired old notes directly from us may not rely on interpretations of the staff of the SEC to the foregoing effect and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in order to resell the old notes or the new notes.

Withdrawal Rights	You may withdraw your tender of old notes at any time before the expiration time. To withdraw, the exchange agent must receive a notice of withdrawal at its address indicated under “The Exchange Offer — Exchange Agent” before the expiration time. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any old notes that you tendered but that were not accepted for exchange or that you tendered and withdrew prior to the expiration time.

Interest Payments on the New Notes	The new notes will bear interest from the later of September 21, 2010 (the date on which the old notes were originally issued) or the most recent date through which interest has been paid on the old notes (if any). If your old notes are accepted for exchange, then you will receive interest on the new notes (including any accrued but unpaid additional interest on the old notes) and not on the old notes.

Registration Rights Agreement	In connection with the offering of the old notes, we and the guarantor subsidiaries and Jefferies & Company, Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the initial purchasers in the offering, entered into a registration rights agreement that granted the holders of the old notes issued in the offering certain exchange and registration rights. Specifically, in the registration rights agreement, we agreed to file, on or before February 18, 2011, the registration statement of which this prospectus forms a part with respect to a registered offer to exchange the old notes for the new notes. We also agreed to use our commercially reasonable efforts to have this registration statement declared effective by the SEC on or before May 19, 2011. We also agreed to use our commercially reasonable efforts to consummate the exchange offer on or before June 18, 2011. If we fail to fulfill any of these obligations under the registration rights agreement, additional interest will accrue on the old notes at a rate of 0.25% per annum for the first 90-day period immediately following failure to meet any of the deadlines listed above. The amount of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.00% per annum, from and including the date on which any of the deadlines listed above were not met to, but excluding, the earlier of (1) the date on which all registration defaults have been cured or (2) the date on which all of the old notes otherwise become freely transferable by holders other than affiliates of us or any guarantor subsidiary without further registration under the Securities Act.

Tax Consequences	Your exchange of old notes for new notes will not be treated as a taxable exchange for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences.”

Accounting Treatment	The new notes will be recorded at the same carrying value as the old notes, and we will not recognize any gain or loss from the exchange offer for accounting purposes. See “The Exchange Offer — Accounting Treatment.”

Acceptance of Old Notes and Delivery of New Notes	Subject to the conditions stated in “The Exchange Offer — Conditions to the Exchange Offer,” we will accept for exchange any and all old notes that are properly tendered and not withdrawn in the exchange offer at or before the expiration time. The new notes issued pursuant to this exchange offer will be delivered promptly following the expiration time. See “The Exchange Offer — Procedures for Tendering Old Notes.”

Exchange Agent	We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. The mailing address and telephone number of the exchange agent are: U.S. Bank National Association, West Side Flats Operations Center, 60 Livingston Avenue, Mail Station — EP-MN-WS2N, St. Paul, MN 55107-2292, Attention: Brandi Steward, 651-495-4738. See “The Exchange Offer — Exchange Agent.”

Fees and Expenses	We will pay all expenses related to this exchange offer. See “The Exchange Offer — Fees and Expenses.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

Risk Factors

You should carefully consider all information in this prospectus and the documents incorporated by reference herein. In particular, you should evaluate the specific risk factors set forth in the section entitled “Risk Factors” in this prospectus for a discussion of risks relating to our business and an investment in the new notes.

SUMMARY OF TERMS OF THE NEW NOTES

The following summary describes the principal terms of the new notes. The following description is subject to important limitations and exceptions. The “Description of New Notes” section of this prospectus contains a more detailed description of the new notes than this summary section.

Issuer	Alere Inc., a Delaware corporation.

Notes Offered	Up to $400.0 million aggregate principal amount of our 8.625% Senior Subordinated Notes due 2018. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes will be inapplicable to the new notes, and the new notes will bear different CUSIP and ISIN numbers than the old notes. After payment of the unpaid additional interest that has accrued on the old notes, if any, the additional interest provisions relating to the old notes will not apply. The new notes will be issued under and governed by the indenture dated May 12, 2009, between Alere Inc., as issuer, and U.S. Bank National Association, as trustee, as supplemented by a ninth supplemental indenture dated September 21, 2010, among Alere Inc., as issuer, the guarantors named therin, as guarantors, and U.S. Bank National Association, as trustee, and as may be further supplemented from time to time, under which we issued the old notes, which we refer to in this prospectus as the indenture. The new notes and the old notes will be treated as a single class of notes under the indenture.

Maturity Date	October 1, 2018.

Interest	8.625% per annum, payable semi-annually on April 1 and October 1 of each year, commencing April 1, 2011. Interest will accrue from the most recent date to which interest has been paid on the old notes.

Optional Redemption	We may, at our option, redeem the 2010 senior subordinated notes, in whole or part, at any time on or after October 1, 2014, at the redemption prices described in “Description of New Notes — Redemption — Optional Redemption” plus accrued and unpaid interest to (but excluding) the redemption date.

Optional Redemption After Certain Equity Offerings	At any time (which may be more than once) until October 1, 2013, we can choose to redeem up to 35% of the 2010 senior subordinated notes, including any “additional notes” that may be issued under the indenture, with money that we raise in certain equity offerings, so long as:

• we pay 108.625% of the face amount of the applicable 2010 senior subordinated notes, plus accrued and unpaid interest to (but excluding) the redemption date;

• we redeem the applicable 2010 senior subordinated notes within 90 days of completing such equity offering; and

• at least 65% of the aggregate principal amount of the 2010 senior subordinated notes (including any “additional notes” that may be issued under the indenture) remains outstanding afterwards. See

“Description of New Notes — Redemption — Redemption with Proceeds from Equity Offerings.”

Make-Whole Redemption	Prior to October 1, 2014, we may redeem some or all of the new notes by the payment of a make-whole premium described under “Description of New Notes — Redemption — Make-whole Redemption,” plus accrued and unpaid interest to (but excluding) the redemption date.

Change of Control	If a change of control occurs, subject to certain conditions, we must give holders of the new notes an opportunity to sell the new notes to us at a purchase price of 101% of the principal amount of the new notes, plus accrued and unpaid interest to (but excluding) the date of the purchase. The credit agreements governing our secured credit facilities prohibit us from repurchasing any of the new notes in connection with a change of control before the repayment in full of all amounts outstanding under the secured credit facilities. If a change of control were to occur, we may be unable to repurchase any of the new notes due to this or similar prohibitions or because we do not have adequate funds. See “Description of New Notes — Change of Control.”

Guarantees	The payment of the principal, premium and interest on the new notes is or will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by, subject to certain exceptions, all of our current and future domestic subsidiaries that guarantee certain other of our indebtedness. A guarantee may be released if we dispose of the guarantor subsidiary, if the guarantor subsidiary ceases to guarantee certain other indebtedness of ours or any of our other subsidiaries, or if it is designated as an unrestricted subsidiary. See “Description of New Notes — Guarantees of the Notes.”

Ranking	The new notes will be our general unsecured senior subordinated obligations and will be:

• junior in right of payment to all of our existing and future senior indebtedness, including indebtedness arising under our secured credit facilities and our 7.875% senior notes due 2016, which we refer to as our senior notes;

• pari passu in right of payment with all of our existing and future senior subordinated indebtedness, including indebtedness arising under our old notes, our 9.00% senior subordinated notes due 2016 that we issued on May 12, 2009, which we refer to as our 2009 senior subordinated notes, and indebtedness arising under our 3.00% senior subordinated convertible notes due 2016 that we issued on May 14, 2007, which we refer to as our 2007 senior subordinated convertible notes;

• senior in right of payment to all of our existing and future indebtedness that is, by its terms, subordinated in right of payment to the new notes;

• unconditionally guaranteed on a senior subordinated basis by the guarantor subsidiaries;

• effectively subordinated to all of our existing and future secured indebtedness, including indebtedness arising under our secured credit facilities, to the extent of the value of the assets securing such indebtedness; and

• structurally subordinated to all existing and future obligations of each of our subsidiaries that does not guarantee the new notes.

See “Description of New Notes — Ranking of the Notes and the Guarantees” and “Description of New Notes — Subordination of the Notes.”

The guarantees will be general unsecured senior subordinated obligations of the guarantor subsidiaries and will be:

• junior in right of payment to all existing and future senior indebtedness of the guarantor subsidiaries, including the guarantor subsidiaries’ guarantees of the indebtedness arising under our secured credit facilities and our senior notes;

• pari passu in right of payment with all existing and future senior subordinated indebtedness of the guarantor subsidiaries, including the guarantor subsidiaries’ guarantees of the indebtedness arising under our 2009 senior subordinated notes;

• senior in right of payment to all existing and future indebtedness of the guarantor subsidiaries that is, by its terms, subordinated in right of payment to the guarantees;

• effectively subordinated to all existing and future secured indebtedness of the guarantor subsidiaries, including the guarantor subsidiaries’ guarantees of the indebtedness arising under our secured credit facilities, to the extent of the value of the assets securing such indebtedness; and

• structurally subordinated to all existing and future obligations of each of our subsidiaries that does not guarantee the new notes.

See “Description of New Notes — Ranking of the Notes and the Guarantees,” “Description of New Notes — Subordination of the Notes” and “Description of New Notes — Subordination of the Guarantees of the Notes.”

As of September 30, 2010, we had approximately $1.4 billion in aggregate principal amount of senior indebtedness outstanding and approximately $1.2 billion in aggregate principal amount of secured indebtedness outstanding, including approximately $1.2 billion in aggregate principal amount of indebtedness outstanding under our secured credit facilities.

Asset Sale Proceeds	If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, repay senior indebtedness or make an offer to purchase a principal amount of the 2010 senior subordinated notes (including any “additional notes” issued under the indenture) equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the 2010 senior subordinated notes will be 100% of their principal amount, plus accrued and unpaid interest.

See “Description of New Notes — Certain Covenants — Limitations on Asset Sales.”

Certain Covenants	The indenture governing the new notes contains covenants that limit our ability and our restricted subsidiaries’ ability to, among other things:

• incur additional debt;

• pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated debt;

• make certain investments;

• create liens on our assets;

• transfer or sell assets;

• engage in transactions with our affiliates;

• create restrictions on the ability of our subsidiaries to pay dividends or make loans, asset transfers or other payments to us;

• issue capital stock of our subsidiaries;

• engage in any business, other than our existing businesses and related businesses;

• enter into sale and leaseback transactions;

• incur layered indebtedness; and

• consolidate or merge with any person (other than certain affiliates) or transfer all or substantially all of our assets or the aggregate assets of us and our subsidiaries.

These covenants are subject to important exceptions and qualifications, which are described under the caption “Description of New Notes — Certain Covenants.”

Covenant Suspension	At any time that the new notes are rated investment grade, and subject to certain conditions, certain covenants contained in the indenture will be suspended. See “Description of New Notes — Certain Covenants.”

Book-Entry Form	Initially, the new notes will be represented by one or more global notes in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

Illiquid Market	There can be no assurance as to the development or liquidity of any market for the new notes. At the time of the private offering of the old notes, the initial purchasers of the old notes advised us that they intended to make a market for the old notes. However, they are not obligated to do so with respect to the new notes and may discontinue any such market-making activities at any time without notice.

Transfer Restrictions	The old notes have not been registered under the Securities Act or any state securities laws and are subject to restrictions on transfer. The new notes have been registered under the Securities Act and are not subject to those restrictions.

RISK FACTORS

You should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this prospectus before deciding to tender your outstanding old notes in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment. This prospectus contains or incorporates statements that constitute forward-looking statements regarding, among other matters, our intentions, beliefs or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions, as further described in the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to Tendering Old Notes for New Notes

There may be a limited or no trading market for the new notes, and you may not be able to sell them quickly or at the price that you paid.

The new notes are a new issue of securities and there is no established trading market for the new notes. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. At the time of the private offering of the old notes, the initial purchasers advised us that they intended to make a market for the old notes. However, the initial purchasers are not obligated to do so with respect to the new notes and may discontinue any such market-making activities at any time without notice. In addition, the liquidity of the trading market in the new notes, if any, and any market price quoted for the new notes, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the financial performance or prospects for companies in our industry generally. In addition, such market-making activities, if any, will be subject to limits imposed by the United States federal securities laws, and may be limited during the pendency of any shelf registration statement. As a result, there may be a limited or no active trading market for the new notes, which could negatively impact your ability to sell the new notes. In addition, if there is a limited or no active trading market for the new notes, the prices that you receive when you sell may not be favorable. Future trading prices of the new notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the old notes for the new notes;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

If you do not carefully follow the required procedures in order to exchange your old notes, you will continue to hold old notes subject to transfer restrictions, which will make it difficult for you to sell or otherwise transfer such old notes.

If the required procedures for the exchange of the old notes are not followed, you will continue to hold old notes, which are subject to transfer restrictions. The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of a properly completed and executed letter of transmittal and all other required documents. Therefore, if you wish to tender your old notes, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities with respect to tenders of old notes for exchange. Any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.”

In certain instances, failure of participants in the exchange offer to deliver a prospectus in connection with transfers of the new notes could result in liability under the Securities Act.

Based on no-action letters issued by the staff of the SEC, we believe that certain holders may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “The Exchange Offer,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act (including being named a selling securityholder) to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Relating to Continued Ownership of Old Notes

If you do not exchange old notes for new notes, transfer restrictions will continue and trading of the old notes may be difficult, which could result in a decrease in the value of the old notes.

The old notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Old notes that are not tendered for exchange or are tendered but are not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions on transfer. We do not expect to register the old notes under the Securities Act. You may not offer or sell the old notes unless they are registered under the Securities Act or the offer or sale is exempt from registration under the Securities Act and applicable securities laws. These continued transfer restrictions may make it difficult for you to sell or otherwise transfer old notes. See “The Exchange Offer — Consequences of Failure to Exchange.”

The trading market for old notes could be limited, which could make it difficult for you to sell or otherwise transfer old notes and thereby result in a decrease in the value of the old notes.

There is a risk that an active trading market in the old notes will not exist, develop or be maintained following the consummation of the exchange offer. The trading market for old notes could become significantly more limited after the exchange offer as a result of the anticipated reduction in the amount of old notes outstanding upon consummation of the exchange offer. Therefore, if your old notes are not exchanged for new notes in the exchange offer, it may become more difficult for you to sell or otherwise transfer your old notes. This reduction in liquidity may in turn reduce the market price, and increase the price volatility, of the old notes.

Risks Relating to Our Debt, Including the New Notes

Our business has substantial indebtedness, which could, among other things, make it more difficult for us to satisfy our debt obligations, require us to use a large portion of our cash flow from operations to repay and service our debt or otherwise create liquidity problems, limit our flexibility to adjust to market conditions, place us at a competitive disadvantage and expose us to interest rate fluctuations.

We currently have, and will likely continue to have, a substantial amount of indebtedness. As of September 30, 2010, we had total debt outstanding of approximately $2.4 billion, which included approximately $943.7 billion in aggregate principal amount of indebtedness outstanding under our senior secured credit facility, $250.0 million in aggregate principal amount of indebtedness outstanding under our junior secured credit facility, which we refer to, together with the senior secured credit facility, as our secured credit facilities, $400.0 million in aggregate principal amount of indebtedness under our outstanding old notes, $250.0 million in aggregate principal amount of indebtedness under our outstanding senior notes, $400.0 million in aggregate principal amount of indebtedness under our outstanding 2009 senior subordinated notes, and $150.0 million in aggregate principal amount of indebtedness under our outstanding 2007 senior subordinated convertible notes.

Our substantial indebtedness could affect our future operations in important ways. For example, it could:

•	make it more difficult to satisfy our obligations under the 2010 senior subordinated notes, the senior notes, the 2009 senior subordinated notes, the 2007 senior subordinated convertible notes, our secured credit facilities and our other debt-related instruments;

•	require us to use a large portion of our cash flow from operations to pay principal and interest on our indebtedness, which would reduce the amount of cash available to finance our operations and service obligations, to delay or reduce capital expenditures or the introduction of new products and/or to forego business opportunities, including acquisitions, research and development projects or product design enhancements;

•	limit our flexibility to adjust to market conditions, leaving us vulnerable in a downturn in general economic conditions or in our business and less able to plan for, or react to, changes in our business and the industries in which we operate;

•	impair our ability to obtain additional financing;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	expose us to fluctuations in the interest rate environment with respect to our indebtedness that bears interest at variable rates.

We expect to obtain the money to pay our expenses and to pay the principal and interest on the 2010 senior subordinated notes, the senior notes, the 2009 senior subordinated notes, the 2007 senior subordinated convertible notes, our secured credit facilities and our other indebtedness from cash flow from our operations and potentially from other debt or equity offerings. Accordingly, our ability to meet our obligations depends on our future performance and capital raising activities, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate and pressure from competitors. We cannot be certain that our cash flow will be sufficient to allow us to pay principal and interest on our debt, including the new notes, and meet our other obligations. If our cash flow and capital resources prove inadequate, we could face substantial liquidity problems and might be required to dispose of material assets or operations, restructure or refinance our debt, including the new notes, seek additional equity capital or borrow more money. We cannot guarantee that we will be able to do so on acceptable terms. In addition, the terms of existing or future debt agreements, including the credit agreements governing our secured credit facilities and the indentures governing the 2010 senior subordinated notes, the senior notes, the 2009 subordinated notes and the 2007 senior subordinated convertible notes, may restrict us from adopting any of these alternatives.

Despite our current indebtedness levels, we may incur substantially more indebtedness. This could further increase the risks associated with our leverage.

We may incur substantial additional indebtedness in the future. The agreements governing our indebtedness, including the credit agreements governing our secured credit facilities and the indentures governing the 2010 senior subordinated notes, the senior notes, the 2009 senior subordinated notes and the 2007 senior subordinated convertible notes, permit us, subject to certain limitations, to incur additional indebtedness, which may be substantial. If new indebtedness is added to our current levels of indebtedness, the related risks that we now face could intensify.

The agreements governing our indebtedness subject us to various restrictions that may limit our ability to pursue business opportunities.

The agreements governing our indebtedness, including the credit agreements governing our secured credit facilities and the indentures governing the 2010 senior subordinated notes, the senior notes, the 2009 senior subordinated notes and the 2007 senior subordinated convertible notes, subject us to various restrictions on our ability to engage in certain activities, including, among other things, our ability to:

•	incur additional debt;

•	pay dividends or make distributions or repurchase or redeem our stock or subordinated debt;

•	acquire other businesses;

•	make investments;

•	make loans to or extend credit for the benefit of third parties or their subsidiaries;

•	prepay indebtedness;

•	enter into transactions with affiliates;

•	raise additional capital;

•	make capital or finance lease expenditures;

•	dispose of or encumber assets; and

•	consolidate, merge or sell all or substantially all of our assets.

These restrictions may limit or restrict our cash flow and our ability to pursue business opportunities or strategies that we would otherwise consider to be in our best interests.

Our secured credit facilities contain certain financial covenants that we may not satisfy, which, if not satisfied, could result in the acceleration of the amounts due under our secured credit facilities and the limitation of our ability to borrow additional funds in the future.

The agreements governing our secured credit facilities subject us to various financial and other restrictive covenants with which we must comply on an ongoing or periodic basis. These include covenants pertaining to maximum consolidated leverage ratios, minimum consolidated interest coverage ratios and limits on capital expenditures. If we violate any of these covenants, we may suffer a material adverse effect. Most notably, our outstanding debt under our secured credit facilities could become immediately due and payable, our lenders could proceed against any collateral securing such indebtedness and our ability to borrow additional funds in the future may be limited. Alternatively, we could be forced to refinance or renegotiate the terms and conditions of our secured credit facilities, including the interest rates, financial and restrictive covenants and security requirements of the secured credit facilities, on terms that may be significantly less favorable to us.

A default under any of the agreements governing our indebtedness could result in a default and acceleration of indebtedness under other agreements.

The agreements governing our indebtedness, including the credit agreements governing our secured credit facilities and the indentures governing the 2010 senior subordinated notes, the senior notes, the 2009 senior subordinated notes and the 2007 senior subordinated convertible notes, contain cross-default provisions whereby a default under one agreement could result in a default and acceleration of our repayment obligations under other agreements. If a cross-default were to occur, we may not be able to pay our debts or borrow sufficient funds to refinance them. Even if new financing were available, it may not be on commercially reasonable terms or acceptable terms. If some or all of our indebtedness is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the new notes.

Any default under the agreements governing our indebtedness, including a default under our secured credit facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the new notes and substantially decrease the market value of the new notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our secured credit facilities and the indentures governing the 2010 senior subordinated notes, the senior notes and the 2009 senior subordinated notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may need to obtain waivers from the required lenders under our secured credit facilities to avoid being in default. If we breach our covenants under our secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our secured credit facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The new notes and the related guarantees are not secured by our assets or those of our guarantor subsidiaries.

The new notes and the related guarantees are our and our guarantor subsidiaries’ general unsecured obligations and are effectively subordinated in right of payment to all of our and our guarantor subsidiaries’ secured indebtedness and obligations, including secured obligations that are otherwise subordinated. Accordingly, our secured indebtedness and obligations, including secured obligations that are otherwise subordinated, would effectively be senior to the new notes to the extent of the value of the collateral securing that indebtedness.

As of September 30, 2010, we had approximately $1.2 billion in aggregate principal amount of secured indebtedness outstanding, including approximately $1.2 billion in aggregate principal amount of indebtedness outstanding under our secured credit facilities. Any additional borrowings pursuant to our existing or future credit facilities would also be secured indebtedness if incurred. Although the indenture governing the new notes contains limitations on the amount of additional indebtedness that we may incur, under certain circumstances the amount of such indebtedness could be substantial and, in any case, such indebtedness may be secured indebtedness. See “Description of New Notes — Certain Covenants — Limitations on Additional Indebtedness.”

Your right to receive payments on the new notes and the related guarantees is subordinated to our and our guarantor subsidiaries’ senior debt.

The indebtedness evidenced by the new notes and the related guarantees are our senior subordinated obligations and those of our guarantor subsidiaries. The payment of the principal of and interest on the new notes and the payment of the related subsidiary guarantees are each subordinate in right of payment, as set forth in the indenture governing the new notes, to the prior payment in full of all of our senior indebtedness and obligations or the senior indebtedness and obligations of our subsidiary guarantors, as the case may be, including our obligations under, and the guarantee obligations of our guarantor subsidiaries with respect to, our secured credit facilities and our senior notes. Any future subsidiary guarantee of the new notes will be similarly subordinated to the senior indebtedness and obligations of such guarantor subsidiary.

As of September 30, 2010, we had approximately $1.4 billion of senior debt outstanding, including approximately $1.2 billion in aggregate principal amount of indebtedness outstanding under our secured credit facilities and $250.0 million in aggregate principal amount of indebtedness outstanding under our senior notes. Any additional borrowings pursuant to our existing or future credit facilities would also be senior indebtedness if incurred. Although the indenture governing the notes contains limitations on the amount of additional indebtedness that we may incur, under certain circumstances the amount of such indebtedness could be substantial and, in any case, such indebtedness may be senior indebtedness. See “Description of Notes — Certain Covenants — Limitations on Additional Indebtedness.”

Because the new notes are unsecured and because of the subordination provisions of the new notes, in the event of our bankruptcy, liquidation or dissolution, or that of any subsidiary guarantor, our assets and the assets of the subsidiary guarantors would be available to pay obligations under the new notes only after all payments had been made on our and the subsidiary guarantors’ senior indebtedness, including under our secured credit facilities and our senior notes. We cannot assure you that, after all these payments have been made, sufficient assets will remain to make any payments on the notes, including payments of interest when due. These subordination provisions may cause you to recover less ratably than our other creditors in a bankruptcy, liquidation or dissolution. In addition, all payments on the notes and the related guarantees will be prohibited in the event of a payment default on certain senior indebtedness as designated under the indenture governing the new notes, including our secured credit facilities, and may be prohibited for up to 180 days in the event of non-payment defaults on certain of our senior indebtedness, including the secured credit facilities. See “Description of Notes — Ranking of the Notes and the Guarantees” and “Description of Notes — Subordination of the Notes.”

Your right to receive payment on the new notes will be structurally subordinated to the obligations of our non-guarantor subsidiaries.

Some of our existing and future domestic subsidiaries will guarantee our obligations under the new notes. However, our foreign subsidiaries and our other domestic subsidiaries will not be required by the indenture to guarantee the new notes. Our non-guarantor subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the new notes or the guarantees of the new notes or to provide us or the guarantor subsidiaries with funds for our payment obligations. Our cash flow and our ability to service our debt, including the new notes, depend in part on the earnings of our non-guarantor subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. For the fiscal year ended December 31, 2009, our non-guarantor subsidiaries had net revenues of approximately $630.7 million, or approximately 32.8% of our consolidated 2009 revenues, and operating income of approximately $58.1 million, or approximately 39.8% of our consolidated 2009 operating income. For the nine months ended September 30, 2010, our non-guarantor subsidiaries had net revenues of approximately $586.6 million, or approximately 37.2% of our consolidated revenues for that period, and operating income of approximately $43.1 million, or approximately 52.5% of our consolidated operating income for that period. As of September 30, 2010, our non-guarantor subsidiaries had assets of approximately $2.1 billion, or approximately 28.4% of our consolidated assets. These figures do not give pro forma effect to any acquisition we have made. Payments to us or a guarantor subsidiary by these non-guarantor subsidiaries will be contingent upon their earnings and their business considerations.

The new notes will be structurally subordinated to all current and future liabilities, including trade payables, of our subsidiaries that do not guarantee the new notes, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us or our guarantor subsidiaries. As of September 30, 2010, the non-guarantor subsidiaries had approximately $568.9 million of total indebtedness and other liabilities, including trade payables but excluding intercompany liabilities.

The lenders under our secured credit facilities will have the discretion to release the guarantors under the secured credit facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the new notes.

While any obligations under our secured credit facilities remain outstanding, any guarantee of the new notes may be released without action by, or consent of, any holder of the new notes or the trustee under the indenture governing the new notes if the relevant guarantor is no longer a guarantor of obligations under the secured credit facilities or certain other indebtedness. See “Description of New Notes — Guarantees of the Notes.” The lenders under the secured credit facilities or such other indebtedness will have the discretion to release the guarantees under the secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the new notes.

If we undergo a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the new notes, which would violate the terms of the new notes.

Upon the occurrence of a change of control, as defined in the indenture governing the 2010 senior subordinated notes, holders of the 2010 senior subordinated notes will have the right to require us to purchase all or any part of such holders’ 2010 senior subordinated notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase. The events that constitute a change of control under the indenture may also constitute:

•	a default under our secured credit facilities, which prohibit the purchase of the 2010 senior subordinated notes by us in the event of certain changes of control, unless and until our indebtedness under the secured credit facilities is repaid in full;

•	a change of control under the indentures governing our senior notes and our 2009 senior subordinated notes, which would give the holders of the senior notes and the holders of the 2009 senior subordinated notes the right to require us to purchase all or any part of such notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any to (but excluding) the date of purchase; and

•	a fundamental change under the indenture governing our 2007 senior subordinated convertible notes, which would give the holders of the 2007 senior subordinated convertible notes the right to require us to purchase all or any part of such notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase.

There can be no assurance that either we or our guarantor subsidiaries would have sufficient financial resources available to satisfy all of our or their obligations under the new notes or the related guarantees, our secured credit facilities or the related guarantees, our old notes or the related guarantees, our senior notes or the related guarantees, our 2009 senior subordinated notes or the related guarantees, or our 2007 senior subordinated convertible notes in the event of a change of control. Our failure to purchase the 2010 senior subordinated notes as required under the indenture governing the 2010 senior subordinated notes would result in a default under that indenture and under our secured credit facilities and could result in a default under the indentures governing the senior notes, the 2009 senior subordinated notes and the 2007 senior subordinated convertible notes, each of which could have material adverse consequences for us and the holders of the new notes. See “Description of New Notes — Change of Control.”

The trading prices of the new notes will be directly affected by our ratings with major credit rating agencies, the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets.

The trading prices of the new notes in the secondary market will be directly affected by our ratings with major credit rating agencies, the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets. It is impossible to predict the prevailing interest rates or the condition of the financial and credit markets. Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the new notes or the trading market for the new notes, to the extent a trading market for the new notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. federal bankruptcy or similar state law, which would prevent the holders of the new notes from relying on that subsidiary to satisfy claims.

The new notes will be guaranteed by some of our domestic subsidiaries that are guarantors or borrowers under our secured credit facilities. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or another similar case or lawsuit is commenced by or on behalf of our or a guarantor subsidiary’s unpaid creditors or another authorized party. Under these laws, if a court were to find that, at the time any guarantor subsidiary issued a guarantee of the new notes, either it issued the guarantee to delay, hinder or defraud present or future creditors, or it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time:

•	it was insolvent or rendered insolvent by reason of issuing the guarantee;

•	it was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital to carry on its business;

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature; or

•	it was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied,

then the court could void the obligations under the guarantee, subordinate the guarantee of the new notes to other debt or take other action detrimental to holders of the new notes.

We cannot be sure as to the standard that a court would use to determine whether a guarantor subsidiary was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or that the guarantees would not be subordinated to other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor subsidiary, the obligations of the applicable guarantor subsidiary were incurred for less than fair consideration. A court could thus void the obligations under the guarantee, subordinate the guarantee to the applicable guarantor subsidiary’s other debt or take other action detrimental to holders of the new notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor subsidiary. Sufficient funds to repay the new notes may not be available from other sources, including the remaining guarantor subsidiaries, if any. In addition, the court might direct you to repay any amounts that you already received from or are attributable to the guarantor subsidiary.

Each subsidiary guarantee contains a provision intended to limit the guarantor subsidiary’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Interest on the 2010 senior subordinated notes may not be deductible by us for United States federal income tax purposes.

The deductibility of interest is subject to many limitations under the Internal Revenue Code. We may not be able to deduct, in whole or in part, the interest on the 2010 senior subordinated notes. The availability of an interest deduction with respect to the interest on the 2010 senior subordinated notes was not determinative in our issuance of such notes.

Certain covenants contained in the indenture will not be applicable during any period in which the new notes are rated investment grade.

The indenture governing the new notes will provide that certain covenants will not apply to us during any period in which the new notes are rated investment grade by both Standard & Poor’s and Moody’s and no default has otherwise occurred and is continuing under the indenture. The covenants that would be suspended include, among others, limitations on our and our restricted subsidiaries’ ability to pay dividends, incur additional indebtedness, sell certain assets and enter into certain other transactions. Any actions that we take while these covenants are not in force will be permitted even if the new notes are subsequently downgraded below investment grade and such covenants are subsequently reinstated. There can be no assurance that the new notes will ever be rated investment grade, or that if they are rated investment grade, the new notes will maintain such ratings. See “Description of New Notes — Certain Covenants — Suspension of Covenants.”

Risks Relating to Our Business

Disruptions in the capital and credit markets related to the current national and worldwide financial crisis, which may continue indefinitely or intensify, could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers.

The recent disruptions in the capital and credit markets may continue indefinitely or intensify, and adversely impact our results of operations, cash flows and financial condition, or those of our customers and suppliers. These disruptions could adversely affect our ability to draw on our bank revolving credit facility, which is dependent on the ability of the banks that are parties to the facility to meet their funding commitments. Those banks may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity. Disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions could adversely affect our access to liquidity needed to conduct or expand our businesses or conduct acquisitions or make other discretionary investments, as well as our ability to effectively hedge our currency exchange or interest rate risks. Such disruptions may also adversely impact the capital needs of our customers and suppliers, which, in turn, could adversely affect our results of operations, cash flows and financial condition.

We may not be able to satisfy our debt obligations upon a change of control or fundamental change, which could limit our opportunity to enter into a change of control or fundamental change transaction.

Upon the occurrence of a change of control, as defined in the indentures governing the 2010 senior subordinated notes, the senior notes and the 2009 senior subordinated notes, or a fundamental change or termination of trading, each as defined in the 2007 senior subordinated convertible notes, holders of the relevant notes will have the right to require us to purchase all or any part of such holders’ notes at a price equal to either 100% (in the case of the 2007 senior subordinated convertible notes) or 101% (in the case of all other notes) of the principal amount thereof, plus accrued and unpaid interest, if any. The events that constitute a change of control, fundamental change or termination of trading under the relevant indentures may also constitute a default under our secured credit facilities, which currently prohibit us from purchasing any of the 2010 senior subordinated notes, any of the 2009 senior subordinated notes or any of the 2007 senior subordinated convertible notes in such events unless and until our indebtedness under the secured credit facilities is repaid in full.

There can be no assurance that either we or our guarantor subsidiaries will have sufficient financial resources available to satisfy all of our or their obligations under the 2010 senior subordinated notes, the senior notes, the 2009 senior subordinated notes, the 2007 senior subordinated convertible notes, and the secured credit facilities in the event of such a change of control, fundamental change or termination of trading. Our failure to purchase notes as required under any of the indentures governing the 2010 senior subordinated notes, the senior notes, the 2009 senior subordinated notes or the 2007 senior subordinated convertible notes would constitute a default under that indenture and under our secured credit facilities and could have material adverse consequences for us and holders of the notes.

Our acquisitions may not be profitable, and the integration of these businesses may be costly and difficult and may cause disruption to our business.

Since commencing activities in November 2001, we have acquired and integrated into our operations numerous businesses. Since the beginning of 2007, we have acquired and integrated, or are in the process of integrating, Laboratory Specialists of America, Inc.; Standard Diagnostics, Inc.; Free & Clear, Inc.; Concateno plc; certain assets of ACON Laboratories, Inc. and certain related entities, or the ACON second territory business; Alere Health LLC, formerly Matria Healthcare, Inc., or Matria; BBI Holdings Plc; Panbio Limited; Alere Health Systems, Inc., formerly Paradigm Health Systems, Inc.; Redwood Toxicology Laboratory, Inc.; Alere Medical, Inc.; HemoSense, Inc.; Cholestech Corporation, or Cholestech; Alere San Diego, Inc., formerly Biosite Incorporated, or Biosite; and Instant Technologies, Inc., or Instant. We have also made a number of smaller acquisitions. The ultimate success of all of these acquisitions depends, in part, on our ability to realize the anticipated synergies, cost savings and growth opportunities from integrating these businesses or assets into our existing businesses. However, the successful integration of independent businesses or assets is a complex, costly and time-consuming process. The difficulties of integrating companies and acquired assets include, among others:

•	consolidating manufacturing, research and development operations and health management information technology platforms, where appropriate;

•	integrating newly acquired businesses or product lines into a uniform financial reporting system;

•	coordinating sales, distribution and marketing functions and strategies, including the integration of our current health management products and services;

•	establishing or expanding manufacturing, sales, distribution and marketing functions in order to accommodate newly-acquired businesses or product lines or rationalizing these functions to take advantage of synergies;

•	preserving the important licensing, research and development, manufacturing and supply, distribution, marketing, customer and other relationships;

•	minimizing the diversion of management’s attention from ongoing business concerns;

•	coordinating geographically separate organizations; and

•	regulatory issues relating to the integration of acquisitions or of legacy entities.

We may not accomplish the integration of our acquisitions smoothly or successfully. The diversion of the attention of our management from current operations to integration efforts and any difficulties encountered in combining operations could prevent us from realizing the full benefits anticipated to result from these acquisitions and adversely affect our other businesses. Additionally, the costs associated with the integration of our acquisitions may be substantial. To the extent that we incur integration costs that are not anticipated when we finance our acquisitions, these unexpected costs could adversely impact our liquidity or force us to borrow additional funds. Ultimately, the value of any business or asset that we have acquired may not be greater than or equal to the purchase price of that business or asset.

If we choose to acquire or invest in new and complementary businesses, products or technologies rather than developing them internally, such acquisitions or investments could disrupt our business and, depending on how we finance these acquisitions or investments, could result in the use of significant amounts of cash.

Our success depends in part on our ability to continually enhance and broaden our product offerings in response to changing technologies, customer demands and competitive pressures. Accordingly, from time to time, we may seek to acquire or invest in businesses, products or technologies instead of developing them internally. Acquisitions and investments involve numerous risks, including:

•	the inability to complete the acquisition or investment;

•	disruption of our ongoing businesses and diversion of management attention;

•	difficulties in integrating the acquired entities, products or technologies;

•	difficulties in operating the acquired business profitably;

•	difficulties in transitioning key customer, distributor and supplier relationships;

•	difficulties in evaluating, integrating and retaining key management;

•	risks associated with entering markets in which we have no, or limited, prior experience; and

•	unanticipated costs.

In addition, any future acquisitions or investments may result in:

•	issuances of dilutive equity securities, which may be sold at a discount to market price;

•	use of significant amounts of cash;

•	the incurrence of debt;

•	the assumption of significant liabilities, including litigation;

•	unfavorable financing terms;

•	large one-time expenses; and

•	the creation of intangible assets, including goodwill, the write-down of which may result in significant charges to earnings.

If we fail to complete strategic acquisitions or investments, our ability to meet our goals may be compromised and our future business prospects may be limited.

We may be unable to come to terms on, or complete, potential acquisitions or investments in businesses we believe to be of strategic importance. This may occur for many reasons, including but not limited to:

•	we may not be able to agree on terms and conditions which we believe are reasonable;

•	we may be out bid by another party or parties;

•	we may not be able to finance the purchase price;

•	we may not have enough available stock to use as consideration;

•	a competitor may come to an agreement to acquire a targeted business before we are able to; or

•	antitrust or other laws or regulations may prohibit the acquisition or prevent us from completing the acquisition or investment in a manner which we believe would benefit us.

Our joint venture transaction with P&G may not realize all of its intended benefits.

In connection with SPD, our 50/50 joint venture with P&G, we may experience the following, among other problems:

•	difficulties in integrating our corporate culture and business objectives with that of P&G into the joint venture;

•	diversion of our management’s time and attention from other business concerns;

•	difficulties in retaining key employees who are necessary to manage the joint venture; or

•	difficulties in working with an entity based in Switzerland and thus remote or inconvenient to our Waltham, Massachusetts headquarters.

Moreover, because SPD is a 50/50 joint venture, we do not have complete control over its operations, including business decisions which may impact SPD’s profitability.

For any of these reasons, or as a result of other factors, we may not realize the anticipated benefits of the joint venture and cash flow or profits derived from our ownership interest in SPD may be less than the cash flow or profits that could have been derived had we retained the transferred assets and continued to operate the consumer diagnostics business ourselves. P&G retains an option to require us to purchase P&G’s interest in SPD at fair market value during the 60-day period beginning on May 17, 2011. Moreover, certain subsidiaries of P&G have the right, at any time upon certain material breaches by us or our subsidiaries of our obligations under the joint venture documents, to acquire all of our interest in the joint venture at fair market value less damages.

We may not be successful in conducting future joint venture transactions.

In addition to SPD, our 50/50 joint venture with P&G, we may enter into additional joint venture transactions in the future. We may experience unanticipated difficulties in connection with those joint venture transactions. We cannot assure you that any such joint venture transaction will be profitable or that we will receive any of the intended benefits of such a transaction.

If goodwill and/or other intangible assets that we have recorded in connection with our acquisitions of other businesses become impaired, we could have to take significant charges against earnings.

In connection with the accounting for our acquisitions we have recorded, or will record, a significant amount of goodwill and other intangible assets. Under current accounting guidelines, we must assess, at least annually and potentially more frequently, whether the value of goodwill and other intangible assets has been impaired. Any reduction or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could materially adversely affect our reported results of operations in future periods.

We may experience manufacturing problems or delays due to, among other reasons, our volume, specialized processes or global operations, which could result in decreased revenue or increased costs.

Many of our manufacturing processes are complex and involve sensitive scientific processes, including unique and often proprietary antibodies which cannot be replicated or acquired through alternative sources without undue delay or expense. In addition, our manufacturing processes often require complex and specialized equipment which can be expensive to repair or replace with required lead times of up to a year. Also, our private label consumer diagnostics business relies on operational efficiency to mass produce products at low margins per unit. We also rely on numerous third parties to supply production materials and, in some cases, there may not be alternative sources immediately available.

In recent years we have shifted production of several of our products to our manufacturing facilities in China and closed less efficient and more expensive facilities elsewhere. We expect to continue to shift production to China and other lower cost facilities as part of our continuing efforts to reduce costs, improve quality and more efficiently serve targeted markets. Moving the production of products is difficult and involves significant risk. Problems establishing relationships with local materials suppliers; acquiring or adapting the new facility and its equipment to the production of new products; hiring, training and retaining personnel; and establishing and maintaining compliance with governmental regulations and industry standards can cause delays and inefficiencies, which could have a material negative impact on our financial performance. We also currently rely on a number of significant third-party manufacturers to produce certain of our professional diagnostics products. Any event which negatively impacts our manufacturing facilities, our manufacturing systems or equipment, or our contract manufacturers or suppliers, including, among others, wars, terrorist activities, natural disasters and outbreaks of infectious disease, could delay or suspend shipments of products or the release of new products or could result in the delivery of inferior products. Our revenues from the affected products would decline or we could incur losses until such time as we or our contract manufacturers are able to restore our or their production processes or we are able to put in place alternative contract manufacturers or suppliers.

Even though we carry business interruption insurance policies, we may suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies.

We may experience difficulties that may delay or prevent our development, introduction or marketing of new or enhanced products or services.

We intend to continue to invest in product and technology development. The development of new or enhanced products or services is a complex and uncertain process. We may experience research and development, manufacturing, marketing and other difficulties that could delay or prevent our development, introduction or marketing of new products, services or enhancements. We cannot be certain that:

•	any of the products or services under development will prove to be effective in clinical trials;

•	any products or services under development will not infringe on intellectual property rights of others;

•	we will be able to obtain, in a timely manner or at all, regulatory approval to market any of our products or services that are in development or contemplated;

•	the products and services we develop can be manufactured or provided at acceptable cost and with appropriate quality; or

•	these products and services, if and when approved, can be successfully marketed.

The factors listed above, as well as manufacturing or distribution problems, or other factors beyond our control, could delay new product or service launches. In addition, we cannot assure you that the market will accept these products and services. Accordingly, there is no assurance that our overall revenue will increase if and when new products or services are launched.

If the results of clinical studies required to gain regulatory approval to sell our products are not available when expected, or do not demonstrate the anticipated safety and effectiveness of those potential products, we may not be able to sell future products and our sales could be adversely affected.

Before we can sell certain of our products, we must conduct clinical studies intended to demonstrate that our potential products are safe and effective and perform as expected. The results of these clinical studies are used as the basis to obtain regulatory approval from government authorities such as the Food and Drug Administration, or FDA. Clinical studies are experiments conducted using potential products and human patients having the diseases or medical conditions that the product is trying to evaluate or diagnose. Conducting clinical studies is a complex, time-consuming and expensive process. In some cases, we may spend several years completing certain studies.

If we fail to adequately manage our clinical studies, those clinical studies and corresponding regulatory approvals may be delayed or we may fail to gain approval for our potential product candidates altogether. Even if we successfully manage our clinical studies, we may not obtain favorable results and may not be able to obtain regulatory approval. If we are unable to market and sell our new products or are unable to obtain approvals in the timeframe needed to execute our product strategies, our business and results of operations would be materially and adversely affected.

If we are unable to obtain required clearances or approvals for the commercialization of our products in the United States, we may not be able to sell future products and our sales could be adversely affected.

Our future performance depends on, among other matters, our estimates as to when and at what cost we will receive regulatory approval for new products. Regulatory approval can be a lengthy, expensive and uncertain process, making the timing, cost and ability to obtain approvals difficult to predict. In addition, regulatory processes are subject to change, and new or changed regulations can result in increased costs and unanticipated delays.

In the United States, clearance or approval to commercially distribute new medical devices is received from the FDA through clearance of a Premarket Notification, or 510(k), or through approval of a Premarket Approval, or PMA. To receive 510(k) clearance, a new product must be substantially equivalent to a medical device first marketed in interstate commerce prior to May 1976. The FDA may determine that a new product is not substantially equivalent to a device first marketed in interstate commerce prior to May 1976 or that additional information is needed before a substantial equivalence determination can be made. A “not substantially equivalent” determination, or a request for additional information, could prevent or delay the market introduction of new products that fall into this category. As part of the clearance or approval process, if we intend to sell certain diagnostic tests for home use or for use by laboratories holding a Clinical Laboratory Improvement Amendments of 1988, or CLIA, Certificate of Waiver, including most physician office laboratories, the FDA must determine that our tests are simple with a low risk of error. To establish this, we may be required to collect and submit data regarding the use and accuracy of the diagnostic product, which can involve significant time and expense. The FDA clearance process can be expensive, uncertain and lengthy. It generally takes from three to five months from submission to obtain 510(k) clearance, and from six to eighteen months from submission to obtain a PMA approval; however, it may take longer, and 510(k) clearance or

PMA approval, or clearance or approval to market a test or device for use in the home or by CLIA-waived laboratories, may never be obtained.

Modifications or enhancements that could significantly affect safety or effectiveness, or constitute a major change in the intended use of the device, require new 510(k) or PMA submissions. We have made modifications to some of our products since receipt of initial 510(k) clearance or PMA. With respect to several of these modifications, we filed new 510(k)s describing the modifications and received FDA 510(k) clearance. We have made other modifications to some of our products that we believe do not require the submission of new 510(k)s or PMAs. The FDA may not agree with any of our determinations not to submit a new 510(k) or PMA for any of these modifications made to our products. If the FDA requires us to submit a new 510(k) or PMA for any device modification, we may be prohibited from marketing the modified products until the new submission is cleared by the FDA.

There is increased uncertainty due to impending changes to the 510(k) and PMA processes. These reforms may increase the time to receive clearance or approval. The uncertainty of the requirements for clearance or approval may result in cost increases.

We are also subject to applicable regulatory approval requirements of the foreign countries in which we sell products, which are costly and may prevent or delay us from marketing our products in those countries.

In addition to regulatory requirements in the United States, we are subject to the regulatory approval requirements for each foreign country to which we export our products. In the European Union, regulatory compliance requires affixing the “CE” mark to product labeling. Although our products are currently eligible for CE marking through self-certification, this process can be lengthy and expensive. In Canada, as another example, our products require approval by Health Canada prior to commercialization, along with International Standards Organization, or ISO, 13485/CMDCAS certification. It generally takes from three to six months from submission to obtain a Canadian Device License. Any changes in foreign approval requirements and processes may cause us to incur additional costs or lengthen review times of our products. We may not be able to obtain foreign regulatory approvals on a timely basis, if at all, and any failure to do so may cause us to incur additional costs or prevent us from marketing our products in foreign countries, which may have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with ongoing regulations applicable to our businesses may result in significant costs or, in certain circumstances, the suspension or withdrawal of previously obtained clearances or approvals.

Our businesses are extensively regulated by the FDA and other federal, state and foreign regulatory agencies. These regulations impact many aspects of our operations, including manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping. For example, our manufacturing facilities and those of our suppliers and distributors are, or can be, subject to periodic regulatory inspections. The FDA and foreign regulatory agencies may require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any product approvals that could restrict the commercial applications of those products. In addition, the subsequent discovery of previously unknown problems with a product may result in restrictions on the product, including withdrawal of the product from the market. We are also subject to routine inspection by the FDA and certain state agencies for compliance with the Quality System Regulation and Medical Device Reporting requirements in the United States and other applicable regulations worldwide, including but not limited to ISO requirements. CLIA extended federal oversight to many clinical laboratories, including certain of our drug testing laboratories in the United States, by requiring that they be certified to meet quality assurance, quality control and personnel standards. Laboratories also must undergo proficiency testing and are subject to inspections. Certain of our drug testing laboratories perform drug testing on employees of federal government contractors and certain other entities and are therefore regulated by SAMHSA, which has established detailed performance and quality standards that laboratories must meet to be approved to perform drug testing on employees of federal government contractors and certain other entities. Certain portions of our health management business are subject to unique licensing or permit requirements. For example, we may be required to obtain certification to participate in governmental payment programs, such as state Medicaid programs, we may need an operating license in some states, and some states have established Certificate of Need programs regulating the expansion of healthcare operations. In addition, we believe certain of our health management services are educational in nature, do not constitute the practice of medicine or provision of healthcare, and thus do not require that we maintain federal or state licenses to provide such services. However, it is possible that federal or state laws regarding the provision of “virtual” or telephonic medicine could be revised or interpreted to include our services, or that other laws may be enacted which require licensure or otherwise relate to our health management services. In such event, we may incur significant costs to comply with such laws and regulations. In addition, we are subject to numerous federal, state and local laws relating to such matters as privacy, healthcare kickbacks and false claims, safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with these laws and regulations. If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products or injunctions against our distribution, termination of our service agreements by our customers, disgorgement of money, operating restrictions and criminal prosecution.

New federal or state laws may be enacted, or regulatory agencies may impose new or enhanced standards, that would increase our costs, as well as expose us to risks associated with non-compliance. In addition, the federal government has enacted the Genetic Information Non-discrimination Act of 2008, or GINA, and we may incur additional costs in assisting our customers with their efforts to comply with GINA while continuing to offer certain of our services.

Healthcare reform legislation could adversely affect our revenue and financial condition.

The Patient Protection and Affordable Care Act of 2010 (as amended by the Health Care and Education Reconciliation Act of 2010), or the PPACA, makes comprehensive reforms at the federal and state level affecting the coverage and payment for healthcare services in the United States. These provisions include comprehensive health insurance reforms and expansion of coverage of the uninsured, and long-term payment reforms to Medicare, Medicaid and other government programs. In particular, federal legislation has significantly altered Medicare Advantage reimbursements by setting the federal “benchmark” payment closer to the payments in the traditional Medicare program. This change could reduce our revenues from the Medicare Advantage plans for which we perform services, although the effect on any particular plan, much less the impact on us, is impossible to predict. Effective January 1, 2013, the legislation includes a 2.3% excise tax on the sale of certain medical devices. Legislative provisions impose federal reporting requirements regarding payments or relationships between manufacturers of covered drugs, devices or biological or medical supplies and physicians, among others.

Legislative and regulatory bodies are likely to continue to pursue healthcare reform initiatives and may continue to reduce the funding of the Medicare and Medicaid programs, including Medicare Advantage, in an effort to reduce overall federal healthcare spending. The ultimate impact of all of the reforms in the PPACA, and its impact on us, is impossible to predict. If all of the reforms in the legislation are implemented, or if other reforms in the United States or elsewhere are adopted, those reforms may have an adverse effect on our financial condition and results of operations.

If we deliver products with defects, our credibility may be harmed, market acceptance of our products may decrease and we may be exposed to liability in excess of our product liability insurance coverage.

The manufacturing and marketing of professional and consumer diagnostics involve an inherent risk of product liability claims. For example, a defect in one of our diagnostic products may cause the product to report inaccurate information, such as a false positive result, a false negative result or an error message. In addition, our product development and production are extremely complex and could expose our products to defects. Any defects could harm our credibility and decrease market acceptance of our products. In addition, our marketing of monitoring services may cause us to be subjected to various product liability claims, including, among others, claims that inaccurate monitoring results lead to injury or death. Potential product liability claims may exceed the amount of our insurance coverage or may be excluded from coverage under the terms of the policy. In the event that we are held liable for a claim for which we are not indemnified, or for damages exceeding the limits of our insurance coverage, that claim could materially damage our business and financial condition.

The effect of market saturation may negatively affect the sales of our products, including our Triage BNP tests.

Our meter-based Triage BNP test, launched domestically in January 2001, was the first blood test available to aid in the detection of heart failure and benefited from a first-to-market position until the entry of direct competition in June 2003. As the acute care and initial diagnosis market segment for BNP testing in the U.S. hospital setting becomes saturated, unless we are able to successfully introduce new products into the market and achieve market acceptance of those products in a timely manner, we expect the growth rates of sales unit volume for our Triage BNP tests and average selling prices in 2010 and future periods to be lower than the growth rates and selling prices experienced over the past several years, which may adversely impact our product sales, gross margins and overall financial results. In addition, as the market for BNP testing matures and more competitive products become available, the average sales price for the Triage BNP tests is likely to decline.

The health management business is a relatively new component of the overall healthcare industry.

The health management services provided by our Alere health management business and our subsidiaries Quality Assured Services, Inc. and Alere Home Monitoring, Inc, formerly Tapestry Medical, Inc., are relatively new components of the overall healthcare industry. Accordingly, our health management customers have not had significant experience in purchasing, evaluating or monitoring such services, which can result in a lengthy sales cycle. The success of our health management business depends on a number of factors. These factors include:

•	our ability to differentiate our health management services from those of our competitors;

•	the extent and timing of the acceptance of our services as a replacement for, or supplement to, traditional managed care offerings;

•	the effectiveness of our sales and marketing and engagement efforts with customers and their health plan participants;

•	our ability to sell and implement new and additional services beneficial to health plans and employers and their respective participants or employees;

•	our ability to achieve, measure and effectively communicate cost savings for health plans and employers through the use of our services; and

•	our ability to retain health plan and employee accounts as competition increases and as health plan customers may choose to provide health management services themselves.

Since the health management business is continually evolving, we may not be able to anticipate and adapt to the developing market. Moreover, we cannot predict with certainty the future growth rate or the ultimate size of the market.

Increasing health insurance premiums and co-pays may cause individuals to forgo health insurance and avoid medical attention, either of which may reduce demand for our products and services.

Health insurance premiums and co-pays have generally increased in recent years. Increased premiums may cause individuals to forgo health insurance, as well as medical attention. This may reduce demand for our point-of-care diagnostic products and also reduce the number of lives managed by our health management programs. Increased co-pays may cause insured individuals to forgo medical attention thereby reducing demand for our professional diagnostic tests, as well as revenues under certain health management programs.

Our health management business may be adversely affected by cost reduction pressures among our customers.

Our customers continue to face cost reduction pressures that may cause them to curtail their use of, or reimbursement for, health management services, to negotiate reduced fees or other concessions or to delay payment. In addition, the loss of jobs due to the recent economic crisis may cause the number of lives we manage to decrease. These financial pressures could have an adverse impact on our business.

Rising unemployment may negatively impact the collectability of uninsured accounts and patient due accounts and/or reduce total health plan populations.

Certain of our health management contracts provide reimbursement to us based on total relevant populations managed by health plans. As unemployment rates rise, certain of our revenues may be reduced under these contracts as managed lives may decrease. One of the primary collection risks of our health management business’s accounts receivable relates to uninsured patient accounts and patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement, but patient responsibility amounts (deductibles and copayments) remain outstanding. As unemployment rates rise nationally, these uninsured and patient due accounts could make up a greater percentage of the health management business’s accounts receivable. Deterioration in the collectability of these accounts could adversely affect the health management business’s collection of accounts receivable, cash flows and results of operations.

If we are unable to retain and negotiate favorable contracts with managed care plans, our revenues may be reduced.

The ability of our health management business to obtain favorable contracts with health maintenance organizations, preferred provider organizations and other managed care plans significantly affects the revenues and operating results of our health management business. The business’s future success will depend, in part, on its ability to retain and renew its managed care contracts and to enter into new managed care contracts on terms favorable to us. If the health management business is unable to retain and negotiate favorable contracts with managed care plans, our revenues may be reduced.

A portion of our health management fees are contingent upon performance.

Some of our existing health management agreements contain savings or other guarantees, which provide that our revenues, or a portion of them, are contingent upon projected cost savings or other quality performance measures related to our health management programs. There is no guarantee that we will accurately forecast cost savings and clinical outcome improvements under our health management agreements or meet the performance criteria necessary to recognize potential revenues under the agreements. Additionally, untimely, incomplete or inaccurate data from our customers, or flawed analysis of such data, could have a material adverse impact on our ability to recognize revenues.

If our costs of providing health management services increase, we may not be able to pass these cost increases on to our customers.

Many of our health management services are provided pursuant to long-term contracts that we may not be able to re-negotiate. If our costs increase, we may not be able to increase our prices, which would adversely affect results of operations. Accordingly, any increase in our costs could reduce our overall profit margin.

Demands of non-governmental payers may adversely affect our growth in revenues.

Our ability to negotiate favorable contracts with non-governmental payers, including managed care plans, significantly affects the revenues and operating results of our health management business. These non-governmental payers increasingly are demanding discounted fee structures, and the trend toward consolidation among non-governmental payers tends to increase their bargaining power over fee structures. Reductions in price increases or the amounts received from managed care, commercial insurance or other payers could have a material, adverse effect on the financial position and results of operations of our health management business.

Our data management and information technology systems are critical to maintaining and growing our business.

Our businesses, and in particular our health management business, are dependent on the effective use of information technology and, consequently, technology failure or obsolescence may negatively impact our businesses. In addition, data acquisition, data quality control, data security and data analysis, which are a cornerstone of our health management programs, are intense and complex processes subject to error. Untimely, incomplete or inaccurate data, flawed analysis of such data or our inability to properly integrate, implement and update systems could have a material adverse impact on our business and results of operations. In particular, we are relying on our recently launched healthcare portal, Apollo, to provide the framework and supporting infrastructure for significantly enhanced future health management programs and to provide a competitive advantage. Apollo is a new and unproven system and may not provide these expected benefits or meet our needs or the needs of our customers or program participants.

Our financial condition or results of operations may be adversely affected by international business risks.

We generate a significant percentage of our net revenue from outside the United States, and a significant number of our employees, including manufacturing, sales, support and research and development personnel, are located in foreign countries, including England, Scotland, Japan, China, Australia, Germany and Israel. Conducting business outside the United States subjects us to numerous risks, including:

•	increased costs or reduced revenue as a result of movements in foreign currency exchange rates;

•	decreased liquidity resulting from longer accounts receivable collection cycles typical of foreign countries;

•	lower productivity resulting from difficulties managing sales, support and research and development operations across many countries;

•	lost revenues or unexpected expenses resulting from difficulties associated with enforcing agreements and collecting receivables through foreign legal systems;

•	lost revenues or unexpected expenses due to disputes with third-party distributors of our products or from third parties claiming distribution rights to our products under foreign laws or legal systems;

•	lost revenues or unexpected expenses resulting from the imposition by foreign governments of trade protection measures;

•	higher cost of sales resulting from import or export licensing requirements;

•	lost revenues or other adverse effects as a result of economic or political instability in or affecting foreign countries in which we sell our products or operate; and

•	adverse effects resulting from changes in foreign regulatory or other laws affecting the sales of our products or our foreign operations.

Because our business relies heavily on foreign operations and revenues, changes in foreign currency exchange rates and our need to convert currencies may negatively affect our financial condition and results of operations.

Our business relies heavily on our foreign operations. Three of our five largest manufacturing operations are conducted outside the United States in Hangzhou and Shanghai, China and Matsudo, Japan, and we also have manufacturing operations in the United Kingdom, Australia, South Africa and Israel. We also have significant research and development operations in Jena, Germany and Stirling, Scotland, as well as in the United Kingdom, Australia and Israel. In addition, for the year ended December 31, 2009, approximately 31%

of our net revenue was derived from sales outside the United States. Because of our foreign operations and foreign sales, we face exposure to movements in foreign currency exchange rates. Our primary exposures are related to the operations of our European and Asia Pacific subsidiaries and our manufacturing facilities in China and Japan. These exposures may change over time as business practices evolve and could result in increased costs or reduced revenue and could affect our actual cash flow.

Intense competition could reduce our market share or limit our ability to increase market share, which could impair the sales of our products and harm our financial performance.

The medical products industry is rapidly evolving, and developments are expected to continue at a rapid pace. Competition in this industry, which includes both our professional diagnostics and consumer diagnostics businesses, is intense and expected to increase as new products and technologies become available and new competitors enter the market. Our competitors in the United States and abroad are numerous and include, among others, diagnostic testing and medical products companies, universities and other research institutions.

Our future success depends upon maintaining a competitive position in the development of products and technologies in our areas of focus. Our competitors may:

•	develop technologies and products that are more effective than our products or that render our technologies or products obsolete or noncompetitive;

•	obtain patent protection or other intellectual property rights that would prevent us from developing potential products; or

•	obtain regulatory approval for the commercialization of our products more rapidly or effectively than we do.

Also, the possibility of patent disputes with competitors holding patent rights may limit or delay expansion possibilities for our diagnostic businesses and new product launches. In addition, many of our existing or potential competitors have or may have substantially greater research and development capabilities, clinical, manufacturing, regulatory and marketing experience and financial and managerial resources.

We could suffer monetary damages, incur substantial costs or be prevented from using technologies important to our products as a result of a number of pending legal proceedings.

We are involved in various legal proceedings arising out of our businesses. Because of the nature of our business, we may be subject at any particular time to commercial disputes, product liability claims, negligence claims or various other lawsuits arising in the ordinary course of our business, including infringement, distributor disputes, employment matters or investor matters, and we expect that this will continue to be the case in the future. Such lawsuits generally seek damages, sometimes in substantial amounts, for commercial or personal injuries allegedly suffered and can include claims for punitive or other special damages. An adverse ruling or rulings in one or more such lawsuits could, individually or in the aggregate, have a material adverse effect on our sales, operations or financial performance. In addition, we aggressively defend our patent and other intellectual property rights. This often involves bringing infringement or other commercial claims against third parties. These suits can be expensive and result in counterclaims challenging the validity of our patents and other rights. We cannot assure you that these lawsuits or any future lawsuits relating to our business will not have a material adverse effect on us.

The rights we rely upon to protect the intellectual property underlying our products may not be adequate, which could enable third parties to use our technology and would reduce our ability to compete in the market.

Our success will depend in part on our ability to develop or acquire commercially valuable patent rights and to protect our intellectual property. Our patent position is generally uncertain and involves complex legal and factual questions. The degree of present and future protection for our proprietary rights is uncertain and may be impacted by intellectual property law or legislation.

The risks and uncertainties that we face with respect to our patents and other proprietary rights include the following:

•	pending patent applications we have filed, or to which we have exclusive rights, may not result in issued patents or may take longer than we expect to result in issued patents;

•	claims of any patents which are issued may not provide meaningful protection;

•	our inability to develop additional proprietary technologies that are patentable or can otherwise be protected as trade secrets;

•	patents licensed or issued to us or our customers may not provide a competitive advantage;

•	other parties may challenge patents or patent applications licensed or issued to us or our customers;

•	patents issued to other companies may harm our ability to do business;

•	other companies may design around technologies we have patented, licensed or developed; and

•	all patents have a limited life, meaning at some point valuable patents will expire and we may lose the competitive advantage which they provide.

In addition to patents, we rely on a combination of trade secrets, non-disclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the technology underlying our products. If these measures do not protect our rights, third parties could use our technology and our ability to compete in the market would be reduced. In addition, employees, consultants and others who participate in the development of our products may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries. For a variety of reasons, we may decide not to file for patent, copyright or trademark protection or prosecute potential infringements of our patents. Our trade secrets may also become known through other means not currently foreseen by us. Despite our efforts to protect our intellectual property, our competitors or customers may independently develop similar or alternative technologies or products that are equal or superior to our technology and products without infringing on any of our intellectual property rights, or design around our proprietary technologies.

Claims by others that our products infringe on their proprietary rights could adversely affect our ability to sell our products and services and could increase our costs.

Substantial litigation over intellectual property rights exists in both the professional and consumer diagnostics industries. We expect that our products and services could be increasingly subject to third-party infringement claims, as the number of competitors grows and the functionality of products and technology in different industry segments overlaps. Third parties may currently have, or may eventually be issued, patents which our products and services or technology may infringe. Any of these third parties might make a claim of infringement against us. Any litigation could result in the expenditure of significant financial resources and the diversion of management’s time and resources. In addition, litigation in which we are accused of infringement may cause negative publicity, have an impact on prospective customers, cause product delays, require us to develop non-infringing technology, make substantial payments to third parties or enter into royalty or license agreements, which may not be available on acceptable terms, or at all. If a successful claim of infringement were made against us and we could not develop non-infringing technology or license the infringed or similar technology on a timely and cost-effective basis, we may be forced to stop selling current products or abandon new products under development and we could be exposed to legal actions by our customers.

We have initiated, and may need to further initiate, lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive and, if we lose, could cause us to lose some of our intellectual property rights, which would reduce our ability to compete in the market.

We rely on patents to protect a portion of our intellectual property and our competitive position. In order to protect or enforce our patent rights, we may initiate patent litigation against third parties, such as infringement suits or interference proceedings. Litigation may be necessary to:

•	assert claims of infringement;

•	enforce our patents;

•	protect our trade secrets or know-how; or

•	determine the enforceability, scope and validity of the proprietary rights of others.

Currently, we have initiated a number of lawsuits against competitors whom we believe to be selling products that infringe our proprietary rights. These current lawsuits and any other lawsuits that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert claims against us.

Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in our industry are generally uncertain. We may not prevail in any of these suits and the damages or other remedies awarded, if any, may not be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive any of these results to be negative, the trading price of the new notes may decline.

Non-competition obligations and other restrictions will limit our ability to take full advantage of our management team, the technology we own or license and our research and development capabilities.

Members of our management team have had significant experience in the diabetes field. In addition, technology we own or license may have potential applications to this field and our research and development capabilities could be applied to this field. However, in conjunction with our split-off from Inverness Medical Technology, Inc., or IMT, we agreed not to compete with IMT and Johnson & Johnson in the field of diabetes through 2011. In addition, our license agreement with IMT prevents us from using any of the licensed technology in the field of diabetes. As a result of these restrictions, we are limited in our ability to pursue opportunities in the field of diabetes at this time.

Our operating results may fluctuate due to various factors and as a result period-to-period comparisons of our results of operations will not necessarily be meaningful.

Factors relating to our business make our future operating results uncertain and may cause them to fluctuate from period to period. Such factors include:

•	the timing of new product announcements and introductions by us and our competitors;

•	market acceptance of new or enhanced versions of our products;

•	the extent to which our current and future products rely on rights belonging to third parties;

•	changes in manufacturing costs or other expenses;

•	competitive pricing pressures;

•	changes in healthcare reimbursement policies and amounts;

•	public health measures or changes in practices or conduct which may increase or decrease incidents of disease or the need for diagnostic testing;

•	regulatory changes;

•	the gain or loss of significant distribution outlets or customers;

•	increased research and development expenses;

•	liabilities and costs associated with litigation;

•	length of sales cycle and implementation process for new health management customers;

•	the costs and timing of any future acquisitions;

•	general economic conditions; or

•	general stock market conditions or other economic or external factors.

Because our operating results may fluctuate from quarter to quarter, it may be difficult for us or our investors to predict future performance by viewing historical operating results.

Period-to-period comparisons of our operating results may not be meaningful due to our acquisitions.

We have engaged in a number of acquisitions in recent years, which makes it difficult to analyze our results and to compare them from period to period. Significant acquisitions since 2007 include our acquisitions of Instant in March 2007, Biosite in June 2007, Cholestech in September 2007, Matria in May 2008, the ACON second territory business in April 2009, and Standard Diagnostics in February 2010. Period-to-period comparisons of our results of operations may not be meaningful due to these acquisitions and are not indications of our future performance. Any future acquisitions will also make our results difficult to compare from period to period in the future.

The terms of the Series B Preferred Stock may limit our ability to raise additional capital through subsequent issuances of preferred stock.

For so long as any shares of Series B Preferred Stock remain outstanding, we are not permitted, without the affirmative vote or written consent of the holders of at least two-thirds of the Series B Preferred Stock then outstanding, to authorize or designate any class or series of capital stock having rights on liquidation or as to distributions (including dividends) senior to the Series B Preferred Stock. This restriction could limit our ability to plan for or react to market conditions or meet extraordinary capital needs, which could have a material adverse impact on our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. You can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. There may be events in the future that we are unable to predict accurately or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We caution investors that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those we discuss in this prospectus. These differences may be the result of various factors, including the factors identified in the section entitled “Risk Factors” in this prospectus, the factors identified in the sections entitled “Risk Factors” in our annual report on Form 10-K/A for the year ended December 31, 2009 and our quarterly report on Form 10-Q for the nine months ended September 30, 2010, and other factors identified from time to time in our periodic filings with the SEC. Some important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements are as follows:

•	our inability to predict the effects of the current national and worldwide financial and economic crisis, including disruptions in the capital and credit markets, and potential legislative and regulatory responses to the crisis;

•	our inability to predict the effects of anticipated United States national healthcare reform legislation and similar initiatives in other countries;

•	economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates, and the potential effect of such fluctuations on revenues, expenses and resulting margins;

•	competitive factors, including technological advances achieved and patents obtained by competitors and general competition;

•	domestic and foreign healthcare changes resulting in pricing pressures, including the continued consolidation among healthcare providers, trends toward managed care and healthcare cost containment and laws and regulations relating to sales and promotion, reimbursement and pricing generally;

•	laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing and environmental protection;

•	manufacturing interruptions, delays or capacity constraints or lack of availability of alternative sources for components for our products, including our ability to successfully maintain relationships with suppliers, or to put in place alternative suppliers on terms that are acceptable to us;

•	difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals or clearances in the United States and abroad and the possibility of encountering infringement claims with respect to patent or other intellectual property rights which can preclude or delay commercialization of a product;

•	significant litigation adverse to us including product liability claims, patent infringement claims and antitrust claims;

•	product efficacy or safety concerns resulting in product recalls or declining sales;

•	the impact of business combinations and organizational restructurings consistent with evolving business strategies;

•	our ability to satisfy the financial covenants and other conditions contained in the agreements governing our indebtedness;

•	our ability to effectively manage the integration of our acquisitions into our operations;

•	our ability to obtain required financing on terms that are acceptable to us; and

•	the issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC or the impact of any pending unresolved SEC comments.

The foregoing list provides many, but not all, of the factors that could impact our ability to achieve the results described in any forward-looking statement. Readers should not place undue reliance on our forward-looking statements. Before you invest in the new notes, you should be aware that the occurrence of the events described above and elsewhere in this prospectus could seriously harm our business, prospects, operating results and financial condition. We do not undertake any obligation to update any forward-looking statement as a result of future events or developments.

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

The following tables provide our selected consolidated financial data as of the dates and for the periods shown. Our selected consolidated statement of operations data for the years ended December 31, 2007, 2008 and 2009 and our selected consolidated balance sheet data as of December 31, 2008 and 2009 are derived from our consolidated financial statements incorporated by reference in this prospectus, which have been audited by BDO USA, LLP (formerly known as BDO Seidman, LLP), our former independent registered public accounting firm, as indicated in their report attached thereto. Our selected consolidated statement of operations data for the years ended December 31, 2005 and 2006 and our selected consolidated balance sheet data as of December 31, 2005, 2006 and 2007 are derived from our consolidated financial statements not incorporated by reference in this prospectus, which have been audited by BDO USA, LLP (formerly known as BDO Seidman, LLP), our former independent registered public accounting firm. Our selected consolidated statement of operations data for the nine months ended September 30, 2009 and 2010 and our selected consolidated balance sheet data as of September 30, 2010 are derived from our unaudited consolidated financial statements incorporated by reference herein, have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation thereof. Our interim results are not necessarily indicative of our results for the entire year or for any future periods.

The selected consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, our audited and unaudited consolidated financial statements, including the related notes thereto, incorporated by reference herein, or, in the case of our selected consolidated statement of operations data for the years ended December 31, 2005 and 2006 and our selected consolidated balance sheet data as of December 31, 2005, 2006 and 2007, not incorporated by reference herein but included in our annual reports on Form 10-K for such periods and, in each case, the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

On January 15, 2010, we completed the sale of our vitamins and nutritional supplements business. The sale included our entire private label and branded nutritionals businesses and represents the complete divestiture of our entire vitamins and nutritional supplements business segment. The results of the vitamins and nutritional supplements business are included in income (loss) from discontinued operations, net of tax, for all periods presented in the statement of operations data below. The assets and liabilities associated with the vitamins and nutritional supplements business have been reclassified to current classifications as assets held for sale and liabilities related to assets held for sale and, as such, have impacted working capital amounts, which are reflected in the balance sheet data section below, for all balance sheet dates presented.

We have also engaged in a number of acquisitions in recent years, which makes it difficult to analyze our results and to compare them from period to period. Significant acquisitions since 2007 include our acquisitions of Instant in March 2007, Biosite in June 2007, Cholestech in September 2007, Matria in May 2008, the ACON second territory business in April 2009, and Standard Diagnostics in February 2010. Period-to-period comparisons of our results of operations may not be meaningful due to these transactions and are not indications of our future performance. Any future acquisitions or dispositions will also make our results difficult to compare from period to period.

						For the Nine Months
	For the Year Ended December 31,					Ended September 30,
	2005	2006	2007	2008	2009	2009	2010
						(Unaudited)
	(In thousands, except ratios)

Statement of Operations Data
Net product sales	$331,046	$470,079	$728,091	$1,151,265	$1,365,079	$972,603	$1,063,549
Services revenue	—	—	16,646	405,462	528,487	383,279	497,292

Net product sales and services revenue	331,046	470,079	744,737	1,556,727	1,893,566	1,355,882	1,560,841
License and royalty revenue	15,393	17,324	21,979	25,826	29,075	20,588	16,052

Net revenue	346,439	487,403	766,716	1,582,553	1,922,641	1,376,470	1,576,893

Cost of net product sales	192,326	257,785	365,545	543,317	619,503	446,352	500,990
Cost of services revenue	—	—	5,261	177,098	240,026	172,123	238,991

For the Nine Months
For the Year Ended December 31,	Ended September 30,
2005	2006	2007	2008	2009	2009	2010
(Unaudited)
(In thousands, except ratios)

Cost of license and royalty revenue	4,539	5,432	9,149	8,620	8,890	5,352	5,411

Cost of net revenue	196,865	263,217	379,955	729,035	868,419	623,827	745,392

Gross profit	149,574	224,186	386,761	853,518	1,054,222	752,643	831,501
Operating expenses:
Research and development	30,992	48,706	69,547	111,828	112,848	80,811	96,187
Purchase of in-process research and development	—	4,960	173,825	—	—	—	—
Sales and marketing	66,300	89,700	163,028	381,939	441,646	316,880	369,016
General and administrative	56,045	67,938	155,153	295,059	357,033	247,377	284,155
Loss (gain) on dispositions, net	—	3,498	—	—	(3,355)	(3,355)	—

Operating (loss) income	(3,763)	9,384	(174,792)	64,692	146,050	110,930	82,143
Interest expense and other expenses, net, including amortization of original issue discounts and write-off of deferred financing costs	(7,536)	(17,595)	(73,563)	(102,939)	(105,802)	(71,074)	(86,240)

(Loss) income from continuing operations before provision (benefit) for income taxes	(11,299)	(8,211)	(248,355)	(38,247)	40,248	39,856	(4,097)
Provision (benefit) for income taxes	6,971	5,712	(1,049)	(16,644)	15,627	12,901	(964)

(Loss) income from continuing operations before equity earnings of unconsolidated entities, net of tax	(18,270)	(13,923)	(247,306)	(21,603)	24,621	26,955	(3,133)
Equity earnings of unconsolidated entities, net of tax	—	336	4,372	1,050	7,626	5,539	8,195

(Loss) income from continuing operations	(18,270)	(13,587)	(242,934)	(20,553)	32,247	32,494	5,062
(Loss) income from discontinued operations, net of tax	(939)	(3,255)	(418)	(1,048)	1,934	(1,100)	11,913

Net (loss) income	(19,209)	(16,842)	(243,352)	(21,601)	34,181	31,394	16,975
Less: Net income (loss) attributable to non-controlling interests	—	—	1,401	167	465	465	1,167

Net (loss) income attributable to Alere Inc. and subsidiaries	(19,209)	(16,842)	(244,753)	(21,768)	33,716	30,929	15,808
Preferred stock dividends	—	—	—	(13,989)	(22,972)	(17,056)	(18,001)

Net (loss) income available to common stockholders(1)	$(19,209)	$(16,842)	$(244,753)	$(35,757)	$10,744	$13,873	$(2,193)
Basic net (loss) income per common share attributable to Alere Inc. and Subsidiaries:
(Loss) income from continuing operations	$(0.75)	$(0.39)	$(4.74)	$(0.45)	$0.11	$0.19	$(0.17)

(Loss) income from discontinued operations	$(0.04)	$(0.10)	$(0.01)	$(0.01)	$0.02	$(0.01)	$0.14

Net (loss) income per common share	$(0.79)	$(0.49)	$(4.75)	$(0.46)	$0.13	$0.17	$(0.03)

Diluted net (loss) income per common share attributable to Alere Inc. and Subsidiaries:
(Loss) income from continuing operations	$(0.75)	$(0.39)	$(4.74)	$(0.45)	$0.11	$0.18	$(0.17)

(Loss) income from discontinued operations	$(0.04)	$(0.10)	$(0.01)	$(0.01)	$0.02	$(0.01)	$0.14

Net (loss) income per common share	$(0.79)	$(0.49)	$(4.75)	$(0.46)	$0.13	$0.17	$(0.03)

Other Financial Data(2)
Ratio of earnings to fixed charges(2)(3)	0.5	x	0.7	x	—	0.7	x	1.4	x	1.6	x	1.1	x
Ratio of earnings to combined fixed charges and preference dividends(2)(4)	0.5	x	0.7	x	—	0.5	x	1.0	x	1.2	x	0.8	x

	December 31,					September 30,
	2005	2006	2007	2008	2009	2010
						(Unaudited)
	(In thousands)

Balance Sheet Data
Cash and cash equivalents	$34,270	$71,104	$414,732	$141,324	$492,773	$487,581
Working capital	84,514	133,297	674,048	470,349	828,944	521,750
Total assets	791,166	1,085,771	4,880,759	5,955,360	6,943,992	7,310,723
Total debt	262,504	202,976	1,387,849	1,520,534	2,149,324	2,398,955
Total stockholders’ equity	397,308	714,138	2,586,667	3,278,838	3,527,555	3,592,817

(1)	Net (loss) income available to common stockholders and basic and diluted net (loss) income per common share are computed as described in Notes 2(n) and note 14 of our annual consolidated financial statements incorporated by reference in this prospectus.

(2)	For the purpose of computing our ratio of earnings to fixed charges, “earnings” consist of pre-tax income before adjustment for income from equity investees plus fixed charges (excluding capitalized interest). “Fixed charges” consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense. This ratio is adjusted to include preference dividends in the ratio of earnings to combined fixed charges and preference dividends. “Preference dividends” equal the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.

(3)	For the years ended December 31, 2005, 2006, 2007 and 2008, our earnings were insufficient to fully cover our fixed charges. The amount of the coverage deficiency in such periods was $11.3 million, $8.2 million, $248.4 million and $37.0 million, respectively.

(4)	For the years ended December 31, 2005, 2006, 2007 and 2008 and the nine months ended September 30, 2010, our earnings were insufficient to fully cover our combined fixed charges and preference dividends. The amount of the coverage deficiency in such periods was $11.3 million, $8.2 million, $248.4 million, $60.4 million and $24.2 million, respectively.

THE EXCHANGE OFFER

As a condition to the initial sale of the old notes, we and certain of our domestic subsidiaries entered into a registration rights agreement with Jefferies & Company, Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc, as representatives of the initial purchasers of the old notes. In that agreement, we agreed, at our cost, to file with the SEC, on or before February 18, 2011, the registration statement of which this prospectus forms a part, which we refer to in this prospectus as the registration statement, with respect to a registered offer to exchange the old notes for the new notes. In addition, we agreed to use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act on or before May 19, 2011 and to consummate the exchange offer on or before June 18, 2011. If we fail to meet the filing, effectiveness or completion deadlines set forth in the registration rights agreement, we will be required to pay the holders of old notes additional interest at a rate of 0.25% per annum for the first 90-day period immediately following failure to meet any of the filing, effectiveness or completion deadlines, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.00% per annum from and including the date on which any of the deadlines listed above were not met to, but excluding, the earlier of (1) the date on which all registration defaults have been cured or (2) the date on which all of the old notes otherwise become freely transferable by holders other than affiliates of us or any guarantor subsidiary without further registration under the Securities Act. Under certain circumstances we and our guarantor subsidiaries may delay the filing or the effectiveness of the registration statement for a period of up to 90 days. Any delay period will not alter our obligations to pay additional interest. This summary of the terms of the registration rights agreement does not contain all of the information that you may wish to consider, and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement and copies of which are available as indicated under the heading “Where You Can Find More Information.”

The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations thereunder. You are a “holder” with respect to the exchange offer if your old notes are registered in your name on our books or if you have obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by DTC.

Upon the effectiveness of the registration statement, we must offer the new notes in exchange for surrender of the old notes. We must keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Under existing SEC interpretations, the new notes and the related guarantees will be freely transferable by holders other than affiliates of us or any guarantor subsidiary after the exchange offer without further registration under the Securities Act, except as described below.

If you do not tender your old notes, or if your old notes are tendered but not accepted, you generally will have to rely on exemptions from the registration requirements of the securities laws, including the Securities Act, if you wish to sell your old notes.

Under existing SEC interpretations, we believe the new notes and the related guarantees will generally be freely transferable by holders other than affiliates of us or any guarantor subsidiary after the exchange offer without further registration under the Securities Act. If you wish to exchange your old notes for new notes, you will be required to represent that, among other things:

•	you are not an affiliate (as defined in Rule 405 under the Securities Act) of us or any guarantor subsidiary of the new notes, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you will receive the new notes in the ordinary course of your business;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes acquired as a result of market-making or other trading activities, which we refer to in this prospectus as a participating broker-dealer, you will deliver a prospectus in connection with any resale of such new notes.

Under existing SEC interpretations, participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment from the original sale of the old notes) with this prospectus, as it may be amended or supplemented from time to time. Under the registration rights agreement, if timely requested by a participating broker-dealer, we and our guarantor subsidiaries are required to use our commercially reasonable efforts to keep the registration statement continuously effective for a period of up to 45 days, subject to extension under certain circumstances involving a suspension of the effectiveness of the registration statement, after the date on which it is declared effective in order to enable them to satisfy their prospectus delivery requirements.

The exchange offer is not being made to you, and you may not participate in the exchange offer, in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities laws of that jurisdiction.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all old notes validly tendered prior to the expiration time. You should read “— Expiration Date and Time; Extensions; Termination; Amendments” below for an explanation of how the expiration time may be extended. We will issue up to $400.0 million aggregate principal amount of new notes in exchange for a like principal amount of outstanding old notes that are validly tendered and accepted in the exchange offer. Subject to the conditions of the exchange offer described below, we will accept any and all old notes that are validly tendered.

You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000. The exchange offer is not conditioned upon the tender of any minimum aggregate principal amount of old notes.

The form and terms of the new notes will be the same in all material respects as the form and terms of the old notes tendered in exchange for such new notes, except that the new notes will be registered under the Securities Act, will not bear legends restricting their transfer, will generally not be entitled to registration rights under the registration rights agreement and will not contain the terms with respect to additional interest that relate to the old notes. The new notes will not represent additional indebtedness of ours and will be entitled to the benefits of the same indenture under which the old notes were issued. Old notes that are accepted for exchange will be canceled and retired.

Interest on the new notes will accrue from the most recent date to which interest has been paid on the old notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Old notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your old notes are accepted for exchange, you will not receive any payment in respect of interest on the old notes for which the record date occurs on or after completion of the exchange offer.

You do not have any appraisal rights or dissenters’ rights in connection with the exchange offer. If you do not tender your old notes for exchange or if your tender is not accepted, your old notes will remain outstanding and you will be entitled to the benefits of the indenture governing the old notes, but generally will not be entitled to any registration rights under the registration rights agreement.

In connection with the exchange offer, there are no federal or state regulatory requirements that must be complied with or approval that must be obtained, except for the declaration by the SEC of the effectiveness of the registration statement.

We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of acceptance to the exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us. See “— Acceptance of Old Notes for Exchange” below.

If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the certificates (if any) for the unaccepted old notes to the tendering holders of those notes, without expense, as promptly as practicable after the expiration time.

Holders of old notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their old notes other than as described in “— Transfer Taxes” or in Instruction 9 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer. Each holder of new notes shall pay all discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such notes.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decisions regarding whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

Expiration Date and Time; Extensions; Termination; Amendments

The exchange offer will expire at the expiration time unless extended by us. We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral or written notice to the exchange agent and by making a public announcement to that effect, prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration time. During any extension of the exchange offer, all old notes previously tendered, not validly withdrawn and not accepted for exchange will remain subject to the exchange offer and may be accepted for exchange by us.

To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to:

•	delay accepting for exchange any old notes for new notes or extend or terminate the exchange offer and not accept for exchange any old notes for new notes if any of the events set forth under “— Conditions to the Exchange Offer” occurs and we do not waive the condition by giving oral or written notice of the waiver to the exchange agent; or

•	amend any of the terms of the exchange offer.

Any delay in acceptance for exchange, extension or amendment will be followed promptly by a public announcement of the delay, extension or amendment. If we amend the exchange offer in a manner that we determine constitutes a material change, we will disseminate additional exchange offer materials and we will extend the exchange offer to the extent required by law. Any amendment to the exchange offer will apply to all old notes tendered, regardless of when or in what order the old notes were tendered. If we terminate the exchange offer, we will give immediate notice to the exchange agent, and all old notes previously tendered and not accepted for payment will be returned promptly to the tendering holders. The rights we have reserved in this paragraph are in addition to our rights set forth under “— Conditions to the Exchange Offer.”

If the exchange offer is withdrawn or otherwise not completed, new notes will not be given to holders of old notes that have tendered their old notes.

Acceptance of Old Notes for Exchange

Upon the terms and subject to the conditions of the exchange offer, we will accept for exchange old notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, and not withdrawn before the expiration time of the exchange offer. We will not accept old notes for exchange after the expiration time of the exchange offer. Tenders of old notes will be accepted only in principal amounts equal to a minimum denomination of $2,000 and integral multiples of $1,000.

If for any reason we delay acceptance for exchange of validly tendered old notes or we are unable to accept for exchange validly tendered old notes, then the exchange agent may, nevertheless, on our behalf, retain tendered old notes, without prejudice to our rights described under “— Expiration Date and Time; Extensions; Termination; Amendments” and “— Withdrawal of Tenders,” subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

If any tendered old notes are not accepted for exchange for any reason, including if certificates are submitted evidencing more old notes than those that are properly tendered, certificates evidencing old notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at a book-entry transfer facility under the procedure set forth under “— Procedures for Tendering Old Notes — Book-Entry Transfer,” such old notes will be credited to the account maintained at such book-entry transfer facility from which such old notes were delivered, unless otherwise required by such holder under “Special Delivery Instructions” in the letter of transmittal, promptly following the expiration time or the termination of the exchange offer.

Procedures for Tendering Old Notes

Only a holder of old notes may tender them in the exchange offer. To validly tender in the exchange offer, you must deliver an agent’s message (as described below) or a completed and signed letter of transmittal (or facsimile), together with any required signature guarantees and other required documents, to the exchange agent before the expiration time, and the old notes must be tendered pursuant to the procedures for book-entry transfer set forth below.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender old notes should contact such registered holder promptly and instruct such registered holder to tender old notes on such beneficial owner’s behalf. If you are a beneficial owner who wishes to tender on a registered holder’s behalf, prior to completing and executing the letter of transmittal and delivering the old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

If you tender an old note, and do not validly withdraw your tender, your actions will constitute an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Tender of Old Notes Held Through DTC.  The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC’s automated tender offer program procedures for transfer. DTC will then send an agent’s message to the exchange agent.

The term “agent’s message” means, with respect to any tendered old notes, a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant to the effect that, with respect to those old notes, the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgement from the tendering participant to the effect that, with respect to those old notes, it has received and agrees to be bound by the notice of guaranteed delivery.

Tender of Old Notes Held in Physical Form.  For a holder to validly tender old notes held in physical form:

•	the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

•	the exchange agent must receive certificates for tendered old notes at such address, or such old notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent before the expiration time of the exchange offer. A holder who desires to tender old notes and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose old notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

Letters of transmittal and old notes should be sent only to the exchange agent and not to us or to any book-entry transfer facility.

The method of delivery of old notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. Delivery of such documents will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. If delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration time. You may request that your broker, dealer, commercial bank, trust company or nominee effect the tender for you. No alternative, conditional or contingent tenders of old notes will be accepted.

Signature Guarantees.  Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless:

•	the letter of transmittal is signed by the registered holder of the old notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing that lists it as the owner of those old notes, or if any old notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any old notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant’s account at the book-entry transfer facility, and neither the “Special Issuance Instructions” nor the “Special Delivery Instructions” box on the letter of transmittal has been completed; or

•	the old notes are tendered for the account of an eligible institution.

An eligible institution is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agent’s Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, that person should so indicate when signing and, unless we waive it, evidence satisfactory to us of the person’s authority to act must be submitted with the letter of transmittal.

Book-Entry Transfer.  The exchange agent will seek to establish a new account or utilize an outstanding account with respect to the old notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing that lists it as the owner of the old notes may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent’s account. However, although delivery of old notes may be effected through book-entry transfer into the exchange agent’s account at a book-entry transfer facility, a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, with any required signature guarantees and any other required documents must, in any case, be received by the exchange agent at its address set forth in this prospectus before the expiration time of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of old notes into the exchange agent’s account at a book-entry transfer facility is referred to in this prospectus as a “book-entry confirmation.” Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery.  If you wish to tender your old notes and:

•	certificates representing your old notes are not lost but are not immediately available;

•	time will not permit your letter of transmittal, certificates representing your old notes and all other required documents to reach the exchange agent before the expiration time of the exchange offer; or

•	the procedures for book-entry transfer cannot be completed before the expiration time of the exchange offer,

then you may tender if both of the following are complied with:

•	your tender is made by or through an eligible institution; and

•	before the expiration time of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus.

The notice of guaranteed delivery must:

•	set forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered;

•	state that the tender is being made thereby; and

•	guarantee that, within three New York Stock Exchange trading days after the expiration time of the exchange offer, the letter of transmittal or facsimile thereof properly completed and validly executed, or an agent’s message, together with certificates representing the old notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent.

The exchange agent must receive the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all old notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the expiration time of the exchange offer.

Other Matters.  New notes will be issued in exchange for old notes accepted for exchange only after timely receipt by the exchange agent of:

•	certificates for (or a timely book-entry confirmation with respect to) your old notes, a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message; and

•	any other documents required by the letter of transmittal.

All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of old notes will be determined by us, in our sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders of old notes will not be considered valid. We reserve the absolute right to reject any or all tenders of old notes that are not in proper form or the acceptance of which, in our opinion, might be unlawful. We also reserve the right to waive any defects or irregularities as to particular old notes.

Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

Any defect or irregularity in connection with tenders of old notes must be cured within the time we determine, unless waived by us. Tenders of old notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of old notes, or will incur any liability to holders for failure to give any such notice. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly after the expiration time.

In addition, we reserve the right in our sole discretion (subject to the limitations contained in the indenture under which the old notes were issued):

•	to purchase or make offers for any old notes that remain outstanding after the expiration time; and

•	to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any purchases or offers could differ from the terms of the exchange offer.

By tendering, you represent to us, among other things, that:

•	you are not an affiliate (as defined in Rule 405 under the Securities Act) of us or any subsidiary guarantor of the new notes, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you will receive the new notes in the ordinary course of your business;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time before the expiration time, unless previously accepted for exchange.

For your withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at its address set forth below under “— Exchange Agent” before the expiration time, and prior to acceptance for exchange by us; or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of the old notes;

•	include a statement that such person is withdrawing its election to have its old notes exchanged; and

•	be signed in the same manner as the original signature on the letter of transmittal by which the old notes were tendered (including any required signature guarantees).

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of any notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly retendered.

Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering Old Notes” at any time before the expiration time.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any new notes, and, as described below, may terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•	there shall occur any change in the current interpretation by the staff of the SEC, which now permits the new notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	a banking moratorium shall have been declared by United States federal or New York State authorities which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	trading on any national securities exchange or generally in the United States over-the-counter market shall have been suspended by order of the SEC or any other governmental authority which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•	a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval shall not have been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer; or

•	any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries shall have occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the new notes, which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with the acceptance for exchange or with the exchange.

If we determine in our sole discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. See “— Expiration Date and Time; Extensions; Termination; Amendments” above.

These conditions to the exchange offer are for our sole benefit and may be asserted by us in our sole discretion regardless of the circumstances giving rise to any condition not being satisfied or may be waived by us, in whole or in part, at any time and from time to time in our sole discretion, other than regulatory approvals, which cannot be waived at any time. Our failure to exercise any of the foregoing rights at any time is not a waiver of any of these rights, and each of these rights will be an ongoing right, which may be asserted by us at any time and from time to time. We have not made a decision as to what circumstances would lead us to waive any condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the events described in this section shall be final and binding upon all persons.

Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of any amendments if required by applicable law.

Consequences of Failure to Exchange

As a result of making the exchange offer, we will have fulfilled one of our obligations under the registration rights agreement. You will not have any further registration rights under the registration rights agreement or otherwise if you do not tender your old notes. Accordingly, if you do not exchange your old notes for new notes in the exchange offer, your old notes will remain outstanding and will continue to be subject to their existing terms, except to the extent of those rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer. Interest on the old notes will continue to accrue at the annual rate of 8.625%. Moreover, the old notes will continue to be subject to restrictions on transfer as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In general, you may not offer or sell the old notes unless the offer and sale are either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws.

The trading market for old notes not exchanged in the exchange offer may be significantly more limited after the exchange offer. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your old notes. See “Risk Factors — Risks Related to Continued Ownership of Old Notes.”

The new notes will be issued as exchange notes under the same indenture that governs the old notes. The new notes and the old notes will constitute a single class of debt securities under that indenture. This means that, in circumstances where the indenture provides for holders of debt securities of any series issued under the indenture to vote or take any other action as a class, the holders of the old notes and the holders of the new notes will vote or take the action as a single class.

Termination of Certain Rights

You will not be entitled to certain rights under the registration rights agreement following the completion of the exchange offer, including the right to receive additional interest if the registration statement of which this prospectus is a part is not declared effective by the SEC, or the exchange offer is not consummated, within specified time periods.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Mail, Hand or Overnight Courier:

U.S. Bank National Association
West Side Flats Operations Center
60 Livingston Avenue, Mail Station — EP-MN-WS2N
St. Paul, MN 55107-2292
Attention: Brandi Steward

Fax: 651-495-8158

Confirm by Telephone:

651-495-4738

Delivery of any document to any other address or by any other means will not constitute valid delivery.

Fees and Expenses

We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Accounting Treatment

The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer Taxes

The holder of the old notes generally will not be obligated to pay transfer taxes applicable to the transfer and exchange of old notes pursuant to the exchange offer, other than as described in Instruction 9 to the letter of transmittal.

Other

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

In the future, we may seek to acquire old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes except to the extent that we may be required to do so under the registration rights agreement.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

DESCRIPTION OF NEW NOTES

General

The 8.625% Senior Subordinated Notes due 2018 in the aggregate principal amount of $400.0 million that we are offering to exchange pursuant to the exchange offer (and which we refer to as the old notes) were issued on September 21, 2010 under an indenture dated as of May 12, 2009 between Alere Inc., as issuer, and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a supplemental indenture dated as of September 21, 2010 among Alere Inc., as issuer, the Guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee (the Base Indenture, as so supplemented, the “Indenture”).

The new 8.625% Senior Subordinated Notes due 2018 in the aggregate principal amount of $400.0 million that we are offering in exchange for the old notes pursuant to the exchange offer (and which we refer to as the new notes) will be issued as exchange notes under the Indenture and will be treated as a single class with any old notes that remain outstanding following the completion of the exchange offer. The terms of the new notes will be identical to those of the old notes, except that the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes will be inapplicable to the new notes, and the new notes will bear a different CUSIP number than the old notes.

The following is a summary of the material provisions of the Indenture. It does not purport to be complete and does not restate the Indenture in its entirety. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The new notes are subject to all those terms, and you should review the Indenture and the Trust Indenture Act because they, and not this description, will define your rights as a holder of new notes. A copy of the Indenture may be obtained as described above under “Where You Can Find More Information.”

You can find definitions of certain terms used in this description under the heading “— Certain Definitions.” As used below in this “Description of New Notes” section, the “Issuer” means Alere Inc., a Delaware corporation, and its successors, but not any of its subsidiaries, and the “Notes” means the old notes, the new notes, any additional notes issued under the Indenture (which additional notes (“Additional Notes”) the Issuer is permitted to issue in an unlimited principal amount, subject to compliance with the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness” below) and any exchange notes issued in connection with any exchange offer for any Additional Notes, and the “Issue Date” means September 21, 2010 (the date on which the old notes were issued), and not the date on which the new notes are issued.

Principal, Maturity and Interest

The Notes will mature on October 1, 2018. The Notes will bear interest at a rate of 8.625% per annum, payable semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing on April 1, 2011, to holders of record at the close of business on the March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will be required to pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium and installments of interest, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes.

Each holder of old notes, upon exchanging them for new notes, will forgo any right to receive interest on the old notes (other than unpaid additional interest, if any, that accrued on the old notes due to our failure to meet any of the filing, effectiveness or completion deadlines set forth in the registration rights agreement; see “The Exchange Offer”), including interest accrued but unpaid at the time of the exchange. However, interest on the new notes will accrue from the later of the Issue Date or the most recent date to which interest has been paid on the old notes (if any), rather than from the actual date of issuance of the new notes. Therefore, the interest payments to which a Holder will be entitled by virtue of its ownership of new notes will equal the interest payments to which such Holder would have been entitled under the old notes exchanged for such new notes pursuant to the exchange offer.

The Notes are issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000.

Subject to compliance with the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness” below, the Issuer may, without the consent of the Holders, create and issue Additional Notes in an unlimited principal amount having terms and conditions identical to those of the old notes and the new notes, other than with respect to the date of issuance, the offering price, the principal amount and the date of the first payment of interest thereon. The new notes and any Additional Notes we may issue will rank equally with each other and any old notes that remain outstanding following the exchange, and all of the Notes will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least 10 Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking of the Notes and the Guarantees

The Notes are and will be:

•	general unsecured senior subordinated obligations of the Issuer;

•	junior in right of payment to all existing and future senior indebtedness of the Issuer, including (i) indebtedness arising under the Credit Facilities and (ii) indebtedness arising under the Senior Notes; see “— Subordination of the Notes” below;

•	pari passu in right of payment with all existing and future senior subordinated indebtedness of the Issuer, including (i) indebtedness arising under the 2009 Senior Subordinated Notes and any indebtedness of the Issuer that ranks pari passu in right of payment with the 2009 Senior Subordinated Notes and (ii) indebtedness arising under the 2007 Convertible Notes and any indebtedness of the Issuer that ranks pari passu in right of payment with the 2007 Convertible Notes;;

•	senior in right of payment to any existing or future indebtedness of the Issuer that is, by its terms, subordinated in right of payment to the Notes;

•	unconditionally guaranteed by the Guarantors; see “— Guarantees of the Notes” below;

•	effectively subordinated to all existing and future secured indebtedness of the Issuer, including indebtedness arising under the secured Credit Facilities, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future obligations of each of the Issuer’s Subsidiaries that is not a Guarantor.

Each Guarantee is and will be:

•	a general unsecured senior subordinated obligation of the Guarantor thereunder;

•	junior in right of payment to all existing and future senior indebtedness of that Guarantor, including (i) indebtedness arising under the Credit Facilities and (ii) indebtedness arising under that Guarantor’s guarantee of the Issuer’s obligations under the Senior Notes; see “— Subordination of the Guarantees of the Notes” below;

•	pari passu in right of payment with any existing or future senior subordinated indebtedness of that Guarantor, including that Guarantor’s guarantee of the Issuer’s obligations under the 2009 Senior Subordinated Notes;

•	senior in right of payment to any existing or future indebtedness of that Guarantor that is, by its terms, subordinated in right of payment to the Guarantee of that Guarantor;

•	effectively subordinated to all existing and future secured indebtedness of that Guarantor, including indebtedness arising under the secured Credit Facilities, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future obligations of each Subsidiary of that Guarantor that is not also a Guarantor.

Subordination of the Notes

The payment of all Obligations owing to the Holders in respect of the Notes will be subordinated in right of payment to the prior payment in full in cash of all Senior Debt (including all Obligations under any Credit Facility (including any Credit Agreement) and all Obligations under the Senior Notes), whether outstanding on the Issue Date or incurred after that date.

The Notes shall in all respects rank pari passu in right of payment with (i) the 2009 Senior Subordinated Notes and any Indebtedness of the Issuer that ranks pari passu in right of payment with the 2009 Senior Subordinated Notes and (ii) the 2007 Convertible Notes and any Indebtedness of the Issuer that ranks pari passu in right of payment with the 2007 Convertible Notes, and only Indebtedness of the Issuer which is Senior Debt shall rank senior to the Notes in accordance with the provisions of the Indenture.

The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due on all Senior Debt (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in any Credit Facility (including any Credit Agreement) or in the Senior Notes, as applicable, whether or not such interest is an allowed claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character made on account of any Obligations on or relating to the Notes (other than Permitted Junior Securities) in the event of any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, to creditors:

•	in any total or partial liquidation, dissolution or winding-up of the Issuer;

•	in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its assets (whether voluntary or involuntary);

•	in any assignment for the benefit of creditors; or

•	in any marshalling of the Issuer’s assets and liabilities.

In addition, the Issuer may not make any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes or acquire any of the Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities) if:

•	any payment default on any Designated Senior Debt occurs and is continuing; or

•	any other event of default occurs and is continuing on any Designated Senior Debt that permits the holders of such Designated Senior Debt to accelerate its maturity (a “non-payment default”) and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of such Designated Senior Debt (including, as applicable, the administrative agent under any Credit Facility (including any Credit Agreement)).

Payments on and distributions with respect to any Obligations on or with respect to the Notes may and shall be resumed:

•	in the case of a payment default, upon the date on which all payment defaults are cured or waived (so long as no other event of default exists); and

•	in case of a non-payment default, on the earliest of (1) the date on which all such non-payment defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless in each case the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such non-payment default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action, or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that, in either case, would give rise to a non-payment default pursuant to any provisions under which a non-payment default previously existed or was continuing will constitute a new non-payment default for this purpose.

Notwithstanding anything to the contrary, payments and distributions (i) of Permitted Junior Securities and (ii) made from the trust established pursuant to the provisions described under “— Legal Defeasance and Covenant Defeasance” will be permitted and will not be subordinated so long as, with respect to clause (ii), the payments into the trust were made in accordance with the requirements described under “— Legal Defeasance and Covenant Defeasance” and did not violate the subordination provisions when they were made.

The Issuer must promptly notify the holders of Senior Debt and Guarantor Senior Debt if payment of the Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuer, Holders of the Notes may recover less ratably than creditors of the Issuer who are holders of Senior Debt. See “Risk Factors — Risks related to this offering — Your right to receive payments on the notes and the related guarantees is subordinated to our and our guarantor subsidiaries’ senior debt.”

As of September 30, 2010, the Issuer and its Restricted Subsidiaries had approximately $1.4 billion in aggregate principal amount of Senior Debt outstanding and approximately $1.2 billion in aggregate principal amount of secured indebtedness outstanding, including approximately $1.2 billion in aggregate principal amount of secured indebtedness outstanding under the Credit Facilities.

Guarantees of the Notes

The Issuer’s obligations under the Notes and the Indenture are and will be jointly and severally guaranteed by each Restricted Subsidiary that is a Domestic Subsidiary that guarantees any Indebtedness or other Obligation under any Credit Agreement; provided, however, that SPDH, Inc. shall not be a Guarantor unless the Issuer so elects.

Not all of our Subsidiaries guarantee or will guarantee the Notes. Unrestricted Subsidiaries, Foreign Subsidiaries, the Subsidiary named above, and Domestic Subsidiaries that do not guarantee any Indebtedness or other Obligation under the Credit Agreements are not, and will not be, Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. For the fiscal year ended December 31, 2009, our non-guarantor Subsidiaries had net revenues of approximately $630.7 million, or approximately 32.8% of our consolidated 2009 revenues, and operating income of approximately $58.1 million, or approximately 39.8% of our consolidated 2009 operating income. For the nine months ended September 30, 2010, our non-guarantor Subsidiaries had net revenues of approximately $586.6 million, or approximately 37.2% of our consolidated revenues for that period, and operating income of approximately $43.1 million, or approximately 52.5% of our consolidated operating income for that period. As of September 30, 2010, our non-guarantor Subsidiaries had assets of approximately $2.1 billion, or approximately 28.4% of our consolidated assets. In addition, as of September 30, 2010, our non-guarantor Subsidiaries had total indebtedness and other liabilities of approximately $568.9 million, including trade payables but excluding intercompany liabilities. These figures do not give pro forma effect to any acquisition we have made. For additional information, see note 28 of the notes to our audited consolidated financial statements incorporated by reference in this prospectus, note 21 of the notes to our unaudited consolidated financial statements incorporated by reference in this prospectus, and “Risk Factors — Risks Relating to Our Debt, Including the New Notes” under the subheadings “— The new notes are not secured by our assets or those of our guarantor subsidiaries” and “— Your right to receive payment on the new notes will be structurally subordinated to the obligations of our non-guarantor subsidiaries.”

Under the circumstances described below under the subheading “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries,” the Issuer is and will be permitted to designate some of its Subsidiaries as “Unrestricted Subsidiaries.” As of the date of this prospectus, no Subsidiary is an Unrestricted Subsidiary and all Subsidiaries of the Issuer are Restricted Subsidiaries. The effects of designating a Subsidiary as an “Unrestricted Subsidiary” would be as follows:

•	an Unrestricted Subsidiary would not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that had previously been a Guarantor and that is designated an Unrestricted Subsidiary would be released from its Guarantee; and

•	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary would not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture, except for income of the Unrestricted Subsidiary to the extent any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries.

The Obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any guarantees under any Credit Facility (including any Credit Agreement) permitted under clause (1) of ‘‘— Certain Covenants — Limitations on Additional Indebtedness” and including such Guarantor’s guarantees of the Issuer’s obligations under the Senior Notes, the Senior Notes Indenture, the 2009 Senior Subordinated Notes and the 2009 Senior Subordinated Notes Indenture) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

A Guarantor shall be released from its obligations under its Guarantee and the Indenture and the registration rights agreement relating to the exchange offer (and any similar registration rights agreement entered into in connection with the issuance of any Additional Notes):

(1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuer and the Restricted Subsidiaries;

(2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

(3) if such Guarantor does not guarantee any Indebtedness or other Obligation under any Credit Agreement (other than if such Guarantor no longer guarantees any Indebtedness or other Obligation under such Credit Agreement as a result of payment under any guarantee of any such Indebtedness or other

Obligation by such Guarantor); provided, however, that a Guarantor shall not be permitted to be released from its Guarantee if it is an obligor with respect to any Indebtedness or other Obligation that would not, under “— Certain Covenants — Limitations on Additional Indebtedness,” be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor.

Subordination of the Guarantees of the Notes

Each Guarantee will be subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt.

Redemption

Optional Redemption

Except as set forth below, the Notes may not be redeemed at the Issuer’s option prior to October 1, 2014. At any time on or after October 1, 2014, the Issuer, at its option, may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to but excluding the redemption date, if redeemed during the 12-month period beginning October 1 of the years indicated:

Year	Optional Redemption Price

2014	104.313%
2015	102.156%
2016 and thereafter	100.000%

Redemption with Proceeds from Equity Offerings

At any time prior to October 1, 2013, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the date of redemption; provided, however, that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Make-whole Redemption

At any time prior to October 1, 2014, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount (or portion thereof) of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding, the date of redemption.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Other Acquisitions of Notes

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, in accordance with applicable securities laws, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, a redemption with proceeds from Qualified Equity Offerings or a make-whole redemption,

selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, partial redemption of Notes of any Holder may only be made of principal equal to $1,000 or integral multiples thereof (provided, however, that no Note will be purchased in part if such Note would have a remaining principal amount of less than $2,000). In addition, if a partial redemption is made pursuant to the provisions described in “— Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption will be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at the Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the applicable redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. The notice, if given in the manner provided above and in the Indenture, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest, if any, on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer purchase all or any part (equal to $1,000 or an integral multiple thereof (provided, however, that no Note will be purchased in part if such Note would have a remaining principal amount of less than $2,000)) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer.

The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

In the event that at the time of such Change of Control the terms of the Indebtedness under any Credit Agreement restrict or prohibit the purchasing of the Notes upon a Change of Control, then prior to mailing the notice described above to the Holders, but in any event within 30 days following any Change of Control, the Issuer must either repay in full the Indebtedness and terminate all commitments under the Credit Agreement that contains the prohibition or obtain the requisite consent of the applicable lenders to permit the purchase of

Notes. The Issuer shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes upon a Change of Control or to send the notice pursuant to the provisions described above. The Issuer’s failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice described above to the Holders because the same is prohibited by the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in clause (3) of the definition of “Event of Default” below but shall not constitute an Event of Default described in clause (2) of the definition of “Event of Default” below.

Our existing Credit Agreements currently prohibit us from purchasing any Notes, and also provide that some change of control events with respect to us would constitute a default under these Credit Agreements. Any future Credit Agreements or other agreements relating to Senior Debt to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, if the Issuer does not obtain all required consents of our senior lenders to purchase the Notes or repay or refinance the borrowings that contain the prohibition, the Issuer will remain prohibited from purchasing Notes. In that case, our failure to obtain such consents or repay or refinance such borrowings so that we may purchase the Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreements and any such other Senior Debt. In these circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of “Change of Control” under the Indenture contains important exceptions for certain types of transactions. The occurrence of transactions within these exceptions would not constitute a “Change of Control” for purposes of the Indenture, and would therefore not trigger the Holders’ right to require the Issuer to purchase Notes as set forth above. The definition of “Change of Control” is set forth below under “— Certain Definitions.”

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer or any Restricted Subsidiary may incur additional Indebtedness, and the Issuer or any Restricted Subsidiary may incur Acquired Indebtedness, if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following is and will be permitted to be incurred (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer or any Restricted Subsidiary under any Credit Facility (including any Credit Agreement) (including the issuance or creation of letters of credit and bankers’ acceptances thereunder) so long as the aggregate amount of all Indebtedness of the Issuer and its Restricted Subsidiaries (without duplication) at any time outstanding under all Credit Facilities (including all Credit Agreements) (excluding Hedging Obligations related to the Indebtedness thereunder) does not exceed the greater of (x) $1.75 billion, less the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreements in accordance with the covenant described under “— Limitations on Asset Sales,” and (y) 85% of the book value of the accounts receivable of the Issuer and the Restricted Subsidiaries plus 65% of the book value of inventory of the Issuer and the Restricted Subsidiaries, in each case calculated on a consolidated basis and in accordance with GAAP as of the last day of the last full fiscal quarter for which financial statements are available;

(2) the Notes issued on the Issue Date and the related Guarantees, and the Notes and the related Guarantees (or other guarantees) to be issued pursuant to the exchange offer;

(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above);

(4) Indebtedness of the Issuer or any Restricted Subsidiary under Hedging Obligations (i) entered into for bona fide purposes of hedging against fluctuations in interest rates with respect to Indebtedness under any Credit Facility (including any Credit Agreement) or (ii) entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices, provided that if, in the case of either (i) or (ii), such Hedging Obligations are of the type described in clause (1) of the definition thereof, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary, provided that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) (i) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed), and (ii) Indebtedness of the Issuer or any Restricted Subsidiary consisting of reimbursement obligations with respect to commercial letters of credit and letters of credit issued to landlords, in each case in the ordinary course of business in an aggregate face amount not to exceed $10.0 million at any time;

(7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness with respect thereto, in an aggregate outstanding amount not to exceed $50.0 million at any time;

(8) Indebtedness of the Issuer or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of incurrence;

(9) Indebtedness of the Issuer or any Restricted Subsidiary arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10) (i) Capitalized Lease Obligations arising under Sale and Leaseback Transactions with respect to any of the real property currently owned by Biosite Incorporated or any of its Restricted Subsidiaries in San Diego, California or San Clemente, California, and Refinancing Indebtedness with respect thereto, in an aggregate outstanding amount for all such transactions under this clause (i) not to exceed $150.0 million at any time and (ii) Capitalized Lease Obligations arising under any other Sale and Leaseback Transactions, and Refinancing Indebtedness with respect thereto, in an aggregate outstanding amount for all such transactions under this clause (ii) not to exceed $50.0 million at any time;

(11) guarantee Obligations of the Issuer or any of its Restricted Subsidiaries with respect to Indebtedness of the Issuer or any of its Restricted Subsidiaries;

(12) (i) Indebtedness incurred by the Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the cost of, or in order to consummate, the acquisition of (x) Equity Interests of another Person engaged in the Permitted Business that becomes a Restricted Subsidiary, (y) all or substantially all of the assets of such a Person or a line of business, division or business unit within the Permitted Business by the Issuer or a Restricted Subsidiary, or (z) any other Permitted Business assets by the Issuer or a Restricted Subsidiary and (ii) Acquired Indebtedness incurred by the Issuer or any Restricted Subsidiary in connection with an acquisition by the Issuer or a Restricted Subsidiary; provided, however, that, in each of the foregoing cases, on the date of the incurrence of such Indebtedness or Acquired Indebtedness, after giving effect to the incurrence thereof and the use of any proceeds therefrom and otherwise determined on a pro forma basis for such transaction in accordance with the provisions set forth in the definition of “Consolidated Interest Coverage Ratio” in “— Certain Definitions” below, either:

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception, or

(b) the Consolidated Interest Coverage Ratio would be greater than the Consolidated Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness;

(13) guarantees by the Issuer or any of its Restricted Subsidiaries of the performance by any Restricted Subsidiary of its obligations under the P&G JV Agreements or the joint venture agreement or other related agreements, instruments or documents relating to any other joint venture entered into by the Issuer of any of its Restricted Subsidiaries in compliance with the Indenture (for the avoidance of doubt this clause shall not be read to allow guarantees of Indebtedness of any joint venture or joint venture partner or their Affiliates);

(14) Refinancing Indebtedness incurred by the Issuer or any Restricted Subsidiary with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2), (3) or (12) or this clause (14) in this section;

(15) Indebtedness of any Foreign Restricted Subsidiary or of any Domestic Subsidiary that is not a Guarantor in an aggregate outstanding principal amount for all such Indebtedness at any time not to exceed $50.0 million; and

(16) any other Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate outstanding principal amount for all such Indebtedness not to exceed $50.0 million at any time.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify (and may later redivide and reclassify) such Indebtedness in more than one of the types of Indebtedness described in this covenant in any manner that complies with this covenant, except that Indebtedness incurred under any Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above. Any item of Indebtedness entitled to be incurred pursuant to the Coverage Ratio Exception and classified by the Issuer within such type of Indebtedness shall retain such classification (and the amount thereof shall not be counted in the determination of the amount of Indebtedness under any of clauses (1) through (16) of this covenant notwithstanding that the Coverage Ratio Exception is not available at any later time). In addition, for purposes of determining any particular amount of Indebtedness under this covenant or any category of Permitted Indebtedness, guarantees, Liens, letter of credit obligations or other obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Equity Interests of the Issuer in the form of additional shares of the same class of Disqualified Equity Interest (or in the form of Qualified Equity Interests) will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitations on Layering Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is or purports to be senior in right of payment to the Notes or the Guarantee, if any, of such Restricted Subsidiary and subordinated in right of payment to any other Indebtedness of the Issuer or of such Restricted Subsidiary, as the case may be.

For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Restricted Subsidiary solely by virtue of being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of structural subordination.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after May 12, 2009 (other than Restricted Payments made pursuant to clauses (2) through (7), (8) (with respect to non-cash dividends only), (10) and (11) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after May 12, 2009 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b) 100% of the aggregate net proceeds, including cash and the Fair Market Value of the equity of a Person or of assets used in or constituting a line of business, in each case which becomes or becomes owned by a Restricted Subsidiary, received by the Issuer from the issuance and sale of Qualified Equity Interests after May 12, 2009, other than any such proceeds which are used to redeem Notes in accordance with the second paragraph under “Redemption — Redemption with Proceeds from Equity Offerings,” provided that the Issuer delivers to the Trustee:

(x) with respect to any equity or assets with a Fair Market Value in excess of $15.0 million, an Officers’ Certificate setting forth such Fair Market Value and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Fair Market Value; and

(y) with respect to any equity or assets with a Fair Market Value in excess of $50.0 million, the certificates described in the preceding clause (x) and a written opinion as to the Fair Market Value of such equity or assets received by the Issuer from the issuance and sale of such Qualified Equity Interests to the Issuer issued by an Independent Financial Advisor (which opinion may be in the form of a fairness opinion with respect to the transaction in which the equity or assets are acquired), plus

(c) 100% of the aggregate net cash proceeds received by the Issuer as contributions to the common or preferred equity (other than Disqualified Equity Interests) of the Issuer after May 12, 2009, other than any such proceeds which are used to redeem Notes in accordance with the second paragraph under “— Redemption — Redemption with Proceeds from Equity Offerings,” plus

(d) the aggregate amount by which Indebtedness incurred by the Issuer or any Restricted Subsidiary subsequent to May 12, 2009 is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) of Indebtedness into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(e) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after May 12, 2009, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(f) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions will not prohibit:

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (and any payment of cash in lieu of delivering fractional shares in connection therewith);

(3) the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (and any payment of cash in lieu of delivering fractional shares in connection therewith) or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “— Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4) the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) upon their death, disability, retirement, severance or termination of employment or service; provided, however, that the aggregate cash consideration paid for all such redemptions shall not exceed $10.0 million during any calendar year;

(5) repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represents a portion of the exercise price thereof;

(6) the redemption of any Indebtedness of the Issuer or any Restricted Subsidiary owing to any Restricted Subsidiary or the Issuer;

(7) upon the occurrence of a Change of Control and within 120 days after the completion of the offer to repurchase the Notes pursuant to the provisions of the Indenture described under “— Change of Control,” any redemption of Indebtedness of the Issuer required pursuant to the terms thereof;

(8) the payment by the Issuer of any dividend on shares of the Series B Preferred Stock, in accordance with the terms thereof set forth in the Issuer’s certificate of incorporation as in effect on the Issue Date (as may be modified thereafter in a manner not adverse to the Holders), whether paid in cash or Equity Interests (other than Disqualified Equity Interests);

(9) payments of dividends on Disqualified Equity Interests issued in compliance with the covenant described under “— Limitations on Additional Indebtedness”;

(10) payments made using any Net Proceeds Deficiency (as such term is defined in “— Limitations on Asset Sales” below); or

(11) other Restricted Payments in an amount which, when taken together with all other Restricted Payments either (i) made pursuant to this clause (11) or (ii) made since May 12, 2009 that would not have been permitted by any other clause of the Indenture had the Indenture been in effect on and after such date, does not exceed $50.0 million in the aggregate (with the amount of each Restricted Payment being determined as of the date made and without regard to subsequent changes in value);

provided, however, that (a) in the case of any Restricted Payment pursuant to clause (3)(b), (10) or (11) above, no Default shall have occurred and be continuing or will occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Equity Interests;

(2) make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary; or

(3) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

(a) encumbrances or restrictions existing under or by reason of applicable law;

(b) encumbrances or restrictions existing under the Indenture (including the Guarantees) and the Notes (including any Guarantees (or other guarantees) thereof);

(c) non-assignment provisions or other restrictions on transfer contained in any lease, license or other contract;

(d) encumbrances or restrictions existing under agreements existing on the Issue Date (including any Credit Facility or Credit Agreement, and including the Senior Notes Indenture and the 2009 Senior Subordinated Notes Indenture) (with similar restrictions under any such agreement applicable to future Restricted Subsidiaries being permitted hereunder);

(e) encumbrances or restrictions under any Credit Facility (including any Credit Agreement) (including with regard to future Restricted Subsidiaries);

(f) restrictions on the transfer of assets subject to any Lien imposed by the holder of such Lien;

(g) restrictions on the transfer of assets imposed under any agreement to sell such assets to any Person pending the closing of such sale;

(h) encumbrances or restrictions under any instrument governing Acquired Indebtedness that are not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(i) encumbrances or restrictions under any other agreement entered into after the Issue Date that are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary (or any future Restricted Subsidiary) pursuant to agreements in effect on the Issue Date (including the Indenture, the Senior Notes Indenture, the 2009 Senior Subordinated Notes Indenture and the Credit Agreements);

(j) restrictions under customary provisions in partnership agreements, limited liability company organizational or governance documents, joint venture agreements, corporate charters, stockholders’ agreements, and other similar agreements and documents on the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(k) encumbrances or restrictions imposed under Purchase Money Indebtedness on the assets acquired that are of the nature described in clause (3) above, provided such Purchase Money Indebtedness is incurred in compliance with the covenant described under “— Limitations on Additional Indebtedness”;

(l) restrictions of the nature described in clause (3) above contained in any security agreement or mortgage securing Indebtedness or other obligations of the Issuer or any Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreement or mortgage; and

(m) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided, however, that such encumbrances or restrictions are, in the good faith judgment of the Issuer, no more materially restrictive, taken as a whole, than those in effect prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value expended by the Issuer or any Restricted Subsidiary in a consecutive twelve-month period in excess of $15.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Affiliate Transaction; and

(b) with respect to any Affiliate Transaction involving aggregate value expended by the Issuer or any Restricted Subsidiary in a consecutive twelve-month period of $50.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries, provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification and insurance arrangements;

(3) the entering into of any tax sharing agreement, or the making of payments pursuant to any such agreement, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Subsidiaries are not materially in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) any Permitted Investments;

(5) Restricted Payments which are made in accordance with the covenant described above under “— Limitations on Restricted Payments” (including payments and transactions that would constitute Restricted Payments but for the exclusions in clauses (1) and (2) of the definition thereof);

(6) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests (and any payments of cash in lieu of delivering fractional shares in connection therewith);

(7) the sale to an Affiliate of the Issuer of Equity Interests of the Issuer that do not constitute Disqualified Equity Interests, and the sale to an Affiliate of the Issuer of Indebtedness (including Disqualified Equity Interests) of the Issuer in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction who are not Affiliates;

(8) any transaction with a joint venture in which the Issuer or a Restricted Subsidiary is a joint venturer and no other Affiliate is a joint venturer, or with any Subsidiary thereof or other joint venturer therein, pursuant to the joint venture agreement or related agreements for such joint venture, including any transfers of any equity or ownership interests in any such joint venture to any other joint venturer therein pursuant to the performance or exercise of any rights or obligations to make such transfer under the terms of the agreements governing such joint venture; or

(9) without limiting clause (8) immediately above, (a) any transaction with a P&G JV Company or any Subsidiary or member thereof pursuant to the P&G JV Agreements or (b) any other transactions with a P&G JV Company or any Subsidiary or member thereof for the manufacturing, packaging, supply or distribution of products or materials, or the provision of other administrative or operational services (whether on a transitional or ongoing basis), solely with respect to the consumer diagnostic business, so long as, with respect to this clause (b), the charges for manufacturing such products are on a “cost-plus” basis.

The foregoing restrictions in clause (2) of the first paragraph of this covenant shall not apply to ordinary course transactions between the Issuer or any Restricted Subsidiary and an Unrestricted Subsidiary.

Limitations on Liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, in each case securing an obligation that ranks pari passu in right of payment with, or that is subordinated in right of payment to, the Notes or any Guarantee, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu in right of payment with the Notes or any Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 75% (or, solely in the case of any Asset Sale to create any Health Management Joint Venture, 50%) of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2) (and not for purposes of determining the Net Available Proceeds with respect to the application and purchase offer provisions in this covenant), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is released by the holder of such Indebtedness;

(b) the amount of any obligations received from such transferee that are within 180 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received);

(c) the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii); and

(d) the Fair Market Value of any Equity Interests for which the Issuer or such Restricted Subsidiary has a contractual right to require the registration of such Equity Interests under the Securities Act or the applicable securities laws of the jurisdiction in which such Securities are listed on a Major Foreign Exchange (“Designated Non-Cash Consideration”); provided, however, that no consideration received in an Asset Sale will constitute Designated Non-Cash Consideration if and to the extent that the classification of such consideration as Designated Non-Cash Consideration would cause the aggregate amount of all such Designated Non-Cash Consideration outstanding at that time to exceed 2.5% of Consolidated Total Assets (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

If at any time any non-cash consideration (including any Designated Non-Cash Consideration) received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any (or, in the Issuer’s discretion, none) of the Net Available Proceeds therefrom to:

(1) repay Senior Debt or Guarantor Senior Debt, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, in each case if and to the extent permitted under the terms of such Senior Debt or Guarantor Senior Debt;

(2) repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

(3) (a) invest all or any part of the Net Available Proceeds thereof in assets (other than securities), including expenditures for research and development activities, to be used by the Issuer or any Restricted Subsidiary in the Permitted Business, (b) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (c) a combination of (a) and (b).

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.” The Issuer or such Restricted Subsidiary may repay Senior Debt or Guarantor Senior Debt under a revolving Credit Facility during the 360 days following the consummation of such Asset Sale without effecting a permanent reduction in the availability under such revolving credit facility, pending application of such proceeds pursuant to clause (1), (2) or (3) above or their use as Excess Proceeds in accordance with the next paragraph, and such repayment shall not be considered an application of Net Available Proceeds for purposes of this paragraph; provided, however, that, if such Net Available Proceeds are not applied after 360 days for any purpose other than the repayment of a revolving credit facility, a permanent reduction in the availability under such revolving credit facility shall then be required in order for such repayment to be considered an application of Net Available Proceeds for purposes of this paragraph.

When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Pari Passu Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, on a pro rata basis (or on as nearly a pro rata basis as is practicable) in proportion to the respective principal amounts of the Notes and such other Pari Passu Indebtedness required to be redeemed, the maximum principal amount of Notes (in each case in whole in a principal amount of $1,000 or integral multiples thereof; provided, however, that no Note will be purchased in part if such Note would have a remaining amount of less than $2,000) and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis (or on as nearly a pro rata basis as is practicable); and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture, and the amount of Excess Proceeds with respect to such Net Proceeds Offer shall be deemed to be zero.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the covenant described under “— Limitations on Asset Sales,” the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described under “— Limitations on Asset Sales” by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “— Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date less, for this purpose, the amount of any intercompany loan from the Issuer or any Restricted Subsidiary to such Subsidiary that was treated as a Restricted Payment.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary in excess of $25.0 million in the aggregate, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “— Limitations on Restricted Payments.”

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date of such cessation and, if the Indebtedness is not permitted to be incurred under the covenant described under “— Limitations on Additional Indebtedness” above, or the Lien is not permitted under the covenant described under ‘‘— Limitations on Liens” above, the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by (1) resolutions of the Board of Directors of the Issuer, and (2) an Officer’s Certificate certifying compliance with the foregoing provisions, in each case delivered to the Trustee.

Limitations on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided, however, that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitations on Additional Indebtedness” and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under “— Limitations on Liens”;

(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under “— Limitations on Asset Sales.”

Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) by any Wholly-Owned Restricted Subsidiary to the Issuer or any Restricted Subsidiary, (2) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, at Fair Market Value, or (3) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under “— Limitations on Asset Sales.”

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into any other Person (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s name or jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) to any other Person or (b) effect a Plan of Liquidation unless, in either case:

(1) either (x) the Issuer will be the surviving or continuing Person or (y) the Person formed by or surviving such consolidation or merger (if not the Issuer) or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the registration rights agreement relating to the exchange offer (and any similar registration rights agreement entered into in connection with the issuance of any Additional Notes);

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(y) above, if applicable, and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Issuer, immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (1)(y) above, if applicable, and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) either (i) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio of the Issuer or the Successor, as the case may be, determined on a pro forma basis for such transaction, would not be lower than the Consolidated Interest Coverage Ratio of the Issuer immediately prior to such transaction.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided under the caption “— Guarantees of the Notes,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor), whether or not affiliated with such Guarantor, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in the relevant form attached to the Indenture, all of the obligations of such Guarantor under the Guarantee of such Guarantor, the Indenture and the registration rights agreement relating to the exchange offer (and any similar registration rights agreement entered into in connection with the issuance of any Additional Notes); and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of this covenant, the sale, lease, transfer, conveyance or other disposition or assignment of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Except as provided under the caption “— Guarantees of the Notes,” upon any consolidation, combination or merger of the Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition or assignment of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor or continuing guarantor, as the case may be, under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the entity to which the sale, lease, transfer, conveyance or other disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Guarantee with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor, and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture, the registration rights agreement relating to the exchange offer (and any similar registration rights agreement entered into in connection with the issuance of any Additional Notes), and its Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

Additional Guarantees

If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary acquires or creates a Domestic Subsidiary that guarantees any Indebtedness or other Obligation under any Credit Agreement (other than a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary that is a Domestic Subsidiary that guarantees any Indebtedness or other Obligation under any Credit Agreement is redesignated a Restricted Subsidiary, or (c) if the proviso in the definition of “Domestic Subsidiary” shall cease to apply with respect to Inverness Medical Investments, LLC, BBI Research, Inc. or Seravac USA Inc. such that any such Subsidiary shall become a Domestic Subsidiary (and provided that such Domestic Subsidiary is a Restricted Subsidiary and guarantees any Indebtedness or other Obligations under any Credit Agreement), then, in each such case, the Issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in the relevant form attached to the Indenture, pursuant to which such Restricted Subsidiary shall unconditionally and irrevocably guarantee all of the Issuer’s obligations under the Notes and the Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Conduct of Business

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

SEC Reports

Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, cause the Trustee to furnish to the Holders, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system, including the Interactive Data Electronic Applications System), within the time periods (including any extensions thereof) applicable to (or that would be applicable to) the Issuer under the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q or 10-K (or any successor forms), as the case may be, if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor form) if the Issuer were required to file these reports.

In addition, whether or not required by the SEC’s rules and regulations, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods applicable to the Issuer under Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept the filing, in which case the Issuer shall make the information available to securities analysts and prospective investors upon request). For so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuer also shall comply with the other provisions of Trust Indenture Act § 314(a).

Suspension of Covenants

During any period of time following the issuance of the Notes that (i) the Notes have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if both will not make a rating on the Notes publicly available, from a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer that will be substituted for Moody’s or S&P or both, as the case may be (Moody’s, S&P or such other agency or agencies, as the case may be, the “Rating Agencies”), an equivalent rating by such other agency or agencies, as the case may be (any such rating, an “Investment Grade Rating”), and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the covenants described above under the following headings:

(1) “— Limitations on Additional Indebtedness”;

(2) “— Limitations on Restricted Payments”;

(3) “— Limitations on Dividend and other Restrictions Affecting Restricted Subsidiaries”;

(4) “— Limitations on Transactions with Affiliates”;

(5) “— Limitations on Asset Sales”;

(6) “— Limitations on Sale and Leaseback Transactions”; and

(7) clause (3) under “— Limitations on Mergers, Consolidations, Etc.”

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Net Available Proceeds with respect to any applicable Asset Sale will be set at zero at such date (the “Suspension Date”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default occurs and is continuing, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, but only with respect to events after the Reversion Date. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be subject to the covenant described above under the caption “— Limitations on Additional Indebtedness.” To the extent such Indebtedness would not be so permitted to be incurred pursuant to the covenant described above under the caption “— Limitations on Additional Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the definition of “Permitted Indebtedness.”

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described above under the caption “— Limitations on Restricted Payments” will be made as though such covenant had been in effect from the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will be deemed to have been permitted but will reduce the amount available to be made as Restricted Payments under the first paragraph of the covenant described below under the caption “— Limitations on Restricted Payments.”

During a Suspension Period, the Issuer may not designate a Subsidiary as an Unrestricted Subsidiary under the covenant described under the caption “— Limitations on Designation of Unrestricted Subsidiaries.”

Notwithstanding the foregoing, neither (a) the continued existence, after the Reversion Date, of facts and circumstances or obligations that occurred, were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any Suspended Covenant set forth in the Indenture or cause a Default thereunder, provided that (1) the Issuer and the Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by the applicable Rating Agency below an Investment Grade Rating and (2) the Issuer reasonably believed that such incurrence or actions would not result in such withdrawal or downgrade.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 consecutive days (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase, if required) (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(3) failure by the Issuer to comply with any other agreement or covenant in the Indenture and the continuance of any such failure for 60 consecutive days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to the covenant described under “— Limitations on Mergers, Consolidations, Etc.,” which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness exists on the Issue Date or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) principal on such Indebtedness, or

(b) results in the acceleration of such Indebtedness prior to its express final maturity,

and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $50.0 million or more;

(5) entry by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary of one or more final judgments or orders for the payment of money that exceed $50.0 million in the aggregate (net of amounts covered by insurance or bonded) and such judgments or orders have not been satisfied, stayed, annulled or rescinded within 60 days of entry (or such longer period as may be permitted for timely appeal under applicable law);

(6) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(8) (a) the Guarantee of any Significant Subsidiary (i) ceases to be in full force and effect (other than in accordance with the terms of the Indenture (including such Guarantee)) or (ii) is declared null and void and unenforceable or found to be invalid, and such circumstance or event remains uncured for a period of 30 days, or (b) any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture (including such Guarantee)).

If an Event of Default (other than an Event of Default specified in clause (6) or (7) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable, which notice shall specify each applicable Event of Default and that it is a “notice of acceleration” (an “Acceleration Notice”). Upon proper delivery of an Acceleration Notice, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable (a) if there is any Designated Senior Debt outstanding at such time, with respect to any acceleration arising out of any Event of Default other than a payment default under clause (1) or (2) above, upon the earlier of (x) the date which is 5 Business Days after receipt by the Representatives of such Acceleration Notice or (y) the date of acceleration of any Designated Senior Debt and (b) if otherwise, immediately, but, in any case, only if one or more of the Events of Default specified in such Acceleration Notice are then continuing; provided, however, that after such declaration of acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances and on behalf of all the Holders, rescind and annul such declaration of acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (6) or (7) with respect to the Issuer occurs, all outstanding Notes shall become immediately due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes or, if later, after a responsible officer of the Trustee has knowledge of such Default, give the Holders notice of all uncured Defaults thereunder of which it received written notice; provided, however, that, except in the case of a Default in payment with respect to the Notes or a Default in complying with “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.,” the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 consecutive days after receiving written notice of a continuing Event of Default from such Holder and a request to act by Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “— Events of Default” section).

The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and the Guarantees (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and the Guarantees, except as to:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trust, duties, and immunities of the Trustee under the Indenture and the Issuer’s obligation in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of each of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, funds in Dollars or U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify to the Trustee whether the Notes are being defeased to such stated date for payment or to a particular redemption date, as the case may be, and the Holders must have a valid, perfected, exclusive security interest in such trust;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under (other than a default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien on such deposit in favor of the Trustee and/or the Holders), any Credit Agreement or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, stating, in the case of the Officers’ Certificate, that the conditions provided for in clauses (1) through (6) of this paragraph have been complied with and stating, in the case of the opinion of counsel, that clause (1) (with respect to the validity and perfection of the security interest) and the conditions provided for in clause (2) or (3), as applicable, and clause (5) of this paragraph have been complied with.

Notwithstanding anything to the contrary herein, the borrowing of funds to be applied to any deposit, and the grant of any Lien securing such borrowing, in order to effect any Legal Defeasance or Covenant Defeasance will not constitute a Default under the Indenture.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture and the Guarantees will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation; or

(2) (a) all Notes that have not been delivered to the Trustee for cancellation either (i) have become due and payable by reason of the mailing of a notice of redemption as described in “— Redemption” or otherwise or (ii) will become due and payable within one year, and in each of the foregoing cases the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders funds in Dollars or U.S. Government Obligations in amounts sufficient (without reinvestment) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation to the date of maturity or redemption,

(b) the Issuer or any Guarantor has paid or caused to be paid all other sums payable by the Issuer under the Indenture,

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d) the Holders have a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed, (2) to register the transfer of or exchange any Note selected for redemption or (3) to register the transfer or exchange of a Note between a record date for the payment of interest and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Notes for all purposes.

The Notes will be initially issued in the form of one or more global notes in registered form and deposited with the Trustee as custodian for the Depository.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture (including the Guarantees) or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that without the consent of each Holder affected, no amendment or waiver may:

(1) reduce the principal, or change the stated maturity of any Note;

(2) reduce the rate or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes (other than provisions relating to the purchase of Notes described above under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4) make the principal of or interest, if any, on any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions affecting the subordination of the Notes or the Guarantees in a manner that adversely affects the Holders in any material respect;

(6) release any Guarantor which is a Significant Subsidiary from any of its obligations under its guarantee or Indenture other than as provided in the Indenture;

(7) waive a Default in the payment of principal of or interest on any Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the outstanding Notes as provided in the Indenture and a waiver of the payment Default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor;

(9) reduce the principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver to or under the Indenture (including the Guarantees) or the Notes; or

(10) make any change in (a) certain provisions of the Indenture relating to the right of Holders to receive payments when due or (b) these amendment or waiver provisions.

Notwithstanding the foregoing, the Issuer, the Guarantors and the Trustee, together, may amend or supplement the Indenture, the Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the Issuer’s assets, to add Guarantees with respect to the Notes, to release any Guarantor from its Guarantee or any of its other obligations under the Indenture (to the extent permitted by the Indenture), to make any change that would provide any additional rights or benefits to the Holders or that adds covenants of the Issuer or any Guarantor for the benefit of the Holders, to surrender any right or power conferred upon the Issuer or any Guarantor, to make any change that does not materially adversely affect the rights of any Holder, to maintain the qualification of the Indenture under, or otherwise comply with, the Trust Indenture Act, to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum (which section is substantially identical to this “Description of New Notes” section) to the extent that such provision in such “Description of Notes” section was intended to be a substantially verbatim recitation of a provision of the Indenture or the Notes, or to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

No amendment of, or supplement or waiver to, the Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under the subordination provisions of the Indenture without the consent of such holder.

No Personal Liability of Directors, Officers, Employees, Stockholders, Members or Managers

No director, officer, employee, incorporator, stockholder, member or manager of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or the Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of at least a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, subject to certain exceptions. The Indenture provides that, in case a Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder offers to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture (including the Guarantees) and the Notes are and will be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“2007 Convertible Notes” means those certain 3% convertible senior subordinated notes due 2016 in the aggregate principal amount of $150.0 million issued by the Issuer to certain holders thereof under that certain Indenture between the Issuer and U.S. Bank Trust National Association, as trustee, dated as of May 14, 2007.

“2009 Senior Subordinated Notes” means those certain 9.00% senior subordinated notes due 2016 issued by the Issuer to certain holders thereof under the 2009 Senior Subordinated Notes Indenture.

“2009 Senior Subordinated Notes Indenture” means that certain Indenture between the Issuer and U.S. Bank National Association, as trustee, dated as of May 12, 2009, as amended, supplemented and modified by that certain First Supplemental Indenture among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee, dated as of May 12, 2009, as the foregoing has been further amended, supplemented and modified to date and may be further amended, supplemented and modified.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a

Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into, or consolidated with, the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of any Person or any asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger, consolidation or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “— Certain Covenants — Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlling,” “controlled by,” and “under common control” shall have correlative meanings.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to the principal amount of any Note to be redeemed on any redemption date, the greater of:

(1) 1.0% of the principal amount (or portion thereof) of such Note to be redeemed; and

(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note (or portion of the principal amount thereof to be redeemed) at October 1, 2014 (such redemption price being set forth in the table appearing above in “— Redemption — Optional Redemption”), plus (ii) all required interest payments due on such Note (or portion of the principal amount thereof to be redeemed) through October 1, 2014 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount (or portion thereof) of such Note to be redeemed.

“asset” means any asset or property.

“Asset Acquisition” means:

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer; or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, conveyance, transfer, lease, assignment, license or other disposition on or after the Issue Date by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.”;

(3) Permitted Investments, Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitations on Restricted Payments” and transfers that would constitute Restricted Payments but for the exclusions in clauses (1) and (2) of the definition thereof; provided, however, that any sale, conveyance, contribution, transfer, lease, assignment, license or other disposition of assets by the Issuer or any of its Restricted Subsidiaries to any Health Management Joint Venture pursuant to clause (13) of the definition of “Permitted Investments” in connection with the creation thereof shall be deemed to be an “Asset Sale” for purposes of this definition;

(4) the creation or realization of any Permitted Lien;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or the Restricted Subsidiaries;

(6) any license of intellectual property not otherwise in the ordinary course of business, other than the license of all or substantially all of the rights associated with any intellectual property owned or controlled by the Issuer or any of the Restricted Subsidiaries if (i) such rights are used or could be used in a line of business then being conducted by the Issuer or any of the Restricted Subsidiaries and such rights and line of business are material to the business of the Issuer and the Restricted Subsidiaries taken as a whole, as reasonably determined by the Issuer, (ii) such license is for all or substantially all of the remaining contractual or useful life of such intellectual property, whichever is shorter, determined as of the date such license is granted, and (iii) the Fair Market Value of such license, together with that of any other such licenses meeting the criteria in clauses (i) and (ii) (with the Fair Market Value of any such license being determined at the time thereof and without regard to subsequent changes in value), exceeds $25.0 million in any fiscal year of the Issuer; and

(7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed, in the aggregate with all other such transactions or series of related transactions (with the Fair Market Value of any such transaction being determined at the time thereof and without regard to subsequent changes in value), $25.0 million in any fiscal year of the Issuer.

“Attributable Indebtedness” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi- annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing, or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in The City of New York, New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or issued by any agency or instrumentality thereof and the full faith and credit of the United States of America is pledged in support thereof;

(2) any marketable direct obligations issued by any other agency of the United States of America, any State of the United States of America or the District of Columbia, or any political subdivision of any such state or instrumentality thereof, in each case having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million;

(4) commercial paper maturing no more than one year from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(5) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (3) above;

(6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above; and

(7) other short-term investments utilized by any Foreign Subsidiary in accordance with normal investment practices for cash management, and other investments by Foreign Subsidiaries in or with foreign obligors that, in the reasonable judgment of the Issuer, are of a credit quality comparable to those listed in clauses (1) through (6) above.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act (except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Issuer’s Board of Directors (together with any new directors whose election to the Issuer’s Board of Directors or whose nomination for election by the Issuer’s stockholders was approved by a vote of at least a majority of the directors of the Issuer then still in office either who were directors of the Issuer at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Issuer’s Board of Directors;

(3) consummation of (a) any share exchange, consolidation or merger of the Issuer or series of such related transactions (excluding a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s name or jurisdiction of incorporation) or (b) any sale, lease or other transfer, in one transaction or a series of related transactions, of all or substantially all of the consolidated assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” within the meaning thereof in Section 13(d) of the Exchange Act, other than one or more of the Wholly-Owned Restricted Subsidiaries; provided, however, that a transaction described in foregoing clause (a) or (b) where the holders of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer immediately prior to such transaction own, directly or indirectly,

Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the continuing, surviving or resulting entity or the transferee immediately after such event shall not be a Change of Control; or

(4) the Issuer shall adopt a Plan of Liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

Notwithstanding anything herein to the contrary, neither the creation by the Issuer or any of its Subsidiaries of any Health Management Joint Venture nor the sale, conveyance, contribution, transfer, lease, assignment, license or other disposition by the Issuer or any of its Subsidiaries of any Health Management Business assets to any such Health Management Joint Venture in connection with such creation shall constitute a Change of Control for purposes of clause (3)(b) of this definition, so long as (i) the holders of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer immediately prior to such transaction own, directly or indirectly, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer immediately after such transaction and (ii) on the date of such transaction, after giving effect to such transaction, the Consolidated Total Leverage Ratio would be less than or equal to 4.0 to 1.0.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income; plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense, and

(e) all other non-cash items reducing Consolidated Net Income for such period, including any stock-based compensation expense,

in each case determined on a consolidated basis in accordance with GAAP; minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income (including the reversal of accruals or reserves for charges that increased Consolidated Net Income at any time during the Four-Quarter Period ending on the Issue Date or thereafter) for such period; minus

(4) cash disbursements in respect of previously accrued or reserved items increasing Consolidated Cash Flow in that or prior periods.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of (x) Consolidated Cash Flow during the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for such Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or the redemption of any Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, issuance, redemption or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first (1st) day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Acquired Indebtedness) occurred on the first (1st) day of the Four-Quarter Period.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication:

(1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the net costs associated with Hedging Obligations;

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses (other than the write-off of deferred debt issuance costs resulting from the initial offering of the Notes);

(5) the interest portion of any deferred payment obligations;

(6) all other non-cash interest expense;

(7) capitalized interest;

(8) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;

(9) all interest payable with respect to discontinued operations; and

(10) all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary.

Consolidated Interest Expense shall be calculated after giving effect to Hedging Obligations (including associated costs) described in clause (1) of the definition of “Hedging Obligations,” but excluding unrealized gains and losses with respect to Hedging Obligations.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6) any gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7) any unrealized gains and losses with respect to Hedging Obligations;

(8) any extraordinary, unusual or nonrecurring gain, charges and losses (including all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Equity Interests or warrants or options to purchase Equity Interests), and the related tax effects according to GAAP;

(9) any acquisition-related expenses expensed in accordance with Statement of Financial Accounting Standards No. 141(R) promulgated by the Financial Accounting Standards Board (“SFAS 141(R)”) and any gains or losses on any earn-out payments, contingent consideration or deferred purchase price in conjunction with any Asset Acquisition determined in accordance with SFAS 141(R);

(10) any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(11) any non-cash compensation charges and deferred compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction; provided, however, that Consolidated Net Income for any period shall be reduced by any cash payments made during such period by the Issuer or any Restricted Subsidiary in connection with any such deferred compensation, whether or not such reduction is in accordance with GAAP; and

(12) inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisition transactions.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(e) of the first paragraph under “— Certain Covenants — Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (15) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Total Assets” means, at any time of determination, the consolidated total assets of the Issuer and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the most recent date for which financial statements of the Issuer are then available.

“Consolidated Total Debt” means all Indebtedness of a type described in clause (1), (2), (3), (4)(i), (6), (7), or (9) of the definition thereof and all guarantee Obligations with respect to any such Indebtedness of another Person, in each case of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Leverage Ratio” means the ratio of (x) Consolidated Total Debt as of the last day of the most recent fiscal quarter of the Issuer for which financial statements are available ending on or prior to the date of the Health Management Joint Venture transaction giving rise to the need to calculate the Consolidated Total Leverage Ratio (the “HMJV Transaction Date”) to (y) Consolidated Cash Flow for the Four-Quarter Period ending on or prior to the HMJV Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, (i) there shall be deducted from “Consolidated Total Debt” in the calculation thereof the amount of all cash and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries as consideration in connection with the relevant Health Management Joint Venture transaction and not applied by the Issuer or any of its Restricted Subsidiaries on the HMJV Transaction Date to repay Indebtedness of the Issuer or any of its Restricted Subsidiaries of any type included within the definition of

“Consolidated Total Debt,” and (ii) “Consolidated Total Debt” and “Consolidated Cash Flow” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or the redemption of any Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the HMJV Transaction Date, as if such incurrence, issuance, redemption or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first (1st) day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including any Asset Sale constituting a Health Management Joint Venture transaction described in the last paragraph of the definition of “Change of Control” above giving rise to the need to make such calculation, also including any Asset Acquisition resulting in the Issuer or any Restricted Subsidiary incurring any Acquired Indebtedness, and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with or attributable to any such Asset Sale or Asset Acquisition or the assets which are the subject of any such Asset Sale or Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the HMJV Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Acquired Indebtedness) occurred on the first (1st) day of the Four-Quarter Period.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness.”

“Credit Agreements” means the First Lien Credit Agreement and the Second Lien Credit Agreement, and “Credit Agreement” means the First Lien Credit Agreement or the Second Lien Credit Agreement.

“Credit Facilities” means, with respect to the Issuer or any Subsidiary, one or more debt facilities (including any Credit Agreement) or commercial paper facilities with banks or institutional or other similar lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other similar debt financing arrangements, in each case, as amended, restated, supplemented, modified, extended, renewed, refunded, replaced, refinanced or otherwise restructured (including any increase in the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto that is a clearing agency registered under the Exchange Act or other applicable statute or regulation.

“Designated Senior Debt” means (1) Senior Debt under or in respect of any Credit Facility (including any Credit Agreement), and (2) any other Indebtedness constituting Senior Debt that, in the case of clause (2), at the time of determination, (x) has an aggregate principal amount of at least $25.0 million and (y) is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” for purposes of the Indenture.

“Designation” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.” “Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof (but excluding redemption at the option of such Person), or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests (other than the payment of cash in lieu of delivery of fractional shares of Equity Interests), and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests (other than the payment of cash in lieu of delivery of fractional shares of Equity Interests); provided further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change of control or an asset disposition occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset disposition provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively; provided further, however, in no event shall the Series B Preferred Stock on the terms thereof existing on the Issue Date (or any other Preferred Stock issued by the Issuer on substantially similar terms with regard to the foregoing matters in this definition) be deemed to be Disqualified Equity Interests.

“Dollars” and “$” mean the currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary; provided, however, that (without limiting the definition of “Foreign Subsidiary” below) each of Inverness Medical Investments, LLC, BBI Research, Inc. and Seravac USA Inc., respectively, shall not be a Domestic Subsidiary for so long as it is a Subsidiary of a Foreign Subsidiary.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person; provided, however, that no Indebtedness under the 2007 Convertible Notes or any other Indebtedness of the Issuer or any Subsidiary of the Issuer that is convertible into Equity Interests of such Person shall be deemed to be Equity Interests of such Person prior to conversion thereof into such Equity Interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee.

“First Lien Credit Agreement” means that certain First Lien Credit Agreement dated as of June 26, 2007 among, inter alia, the Issuer, the lenders party thereto and General Electric Capital Corporation as administrative agent, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended, restated, supplemented or otherwise modified from time to time before, on or after the date of the Indenture, including any agreement extending the maturity of, refinancing, refunding, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agent or agents, creditor, lender or group of creditors or lenders.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Subsidiary of such Foreign Subsidiary.

“Four-Quarter Period” means the most recent four consecutive full fiscal quarters of the Issuer for which financial statements are available.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 12, 2009.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), and “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means the senior subordinated guarantee by each of the Guarantors of the Issuer’s obligations under the Indenture and the Notes as provided under the section of the Indenture described under “— Guarantees of the Notes.”

“Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantees and the Notes.

Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1) all obligations of every nature of such Guarantor under, or with respect to, any Credit Facility (including any Credit Agreement), including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof), and including all obligations of each Guarantor under guarantees under or with respect to any of the foregoing or otherwise under or with respect to any Credit Facility (including any Credit Agreement);

(2) all obligations of every nature of such Guarantor under or with respect to any Hedging Obligations in respect of any Credit Facility (including any Credit Agreement) (and guarantees thereof); and

(3) all obligations of every nature of such Guarantor under, or with respect to, its guarantee of the Issuer’s obligations under, or with respect to, the Senior Notes;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1) any Indebtedness of such Guarantor to the Issuer or any of its Subsidiaries;

(2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including amounts owed for compensation);

(3) obligations to trade creditors and other amounts incurred (but not under any Credit Facility (including any Credit Agreement)) in connection with obtaining goods, materials or services;

(4) Indebtedness represented by Disqualified Equity Interests;

(5) any liability for taxes owed or owing by such Guarantor;

(6) that portion of any Indebtedness incurred in violation of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate (and/or representation or warranty) of such Guarantor (any such Officers’ Certificate, notwithstanding the definition of such term, to be executed by analogous officers of the Guarantor rather than the Issuer) to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the provisions of the Indenture);

(7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor;

(8) Indebtedness under or evidenced by such Guarantor’s guarantee of the Issuer’s obligations under, or with respect to, the 2009 Senior Subordinated Notes, and any Indebtedness that expressly provides that it ranks pari passu in right of payment with such guarantee Indebtedness; and

(9) any Indebtedness (including any Pari Passu Indebtedness or Subordinated Indebtedness) which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

“Guarantors” means (1) each party named as such on the signature pages of the Indenture, which (subject to the proviso below), collectively, consist of each Domestic Subsidiary on the Issue Date that guarantees any Indebtedness or other Obligation under any Credit Agreement, and (2) each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture; provided, however, in each case, that in no event shall SPDH, Inc. be a Guarantor unless the Issuer so elects by notice to the Trustee delivered in accordance with the Indenture (in which case such Subsidiary shall become a Guarantor as provided in the section of the Indenture described under “— Certain Covenants — Additional Guarantees”).

“Health Management Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date focused on wellness, disease and condition management, productivity enhancement or informatics, any businesses that are otherwise within any of such business fields (whether or not engaged in by the Issuer on the Issue Date), and any businesses that are a reasonable extension, development or expansion of any of the foregoing (whether or not engaged in by the Issuer on the Issue Date).

“Health Management Joint Venture” means a single joint venture (which may be conducted through more than one joint venture entity) created by the Issuer or any of its Restricted Subsidiaries, on the one hand, and any joint venture partner or partners who are not Affiliates of the Issuer, on the other hand, for the purpose of developing or conducting any business within the fields of business described or otherwise included in the definition of “Health Management Business” above.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to alter the risks to that Person arising from fluctuations in interest rates, (2) agreements or arrangements designed to alter the risks to that Person arising from fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, however, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) (i) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, and (ii) all obligations of such Person under conditional sale or other title retention agreements relating to the assets purchased by such Person; provided, however, that in no event shall the following constitute “Indebtedness” under the Indenture: (x) trade payables and other accrued liabilities incurred by such Person in the ordinary course of business and (y) customary adjustments of purchase price, contingent payments, earnout payments or similar obligations of such Person arising under any of the documents pertaining to any acquisition of any Person or assets or Equity Interests of any Person or any sale, transfer or other disposition of assets to any Person, in each case to the extent not yet determined, due and payable;

(5) the maximum fixed involuntary redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness; and

(10) to the extent not otherwise included in this definition, Hedging Obligations of such Person, determined as the net amount of all payments that would be required to be made in respect thereof in the event of a termination (including an early termination) on the date of determination.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed involuntary redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed involuntary redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who:

(1) is independent with respect to the transaction at issue;

(2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Issuer or any of its Affiliates, other than customary directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation after the Issue Date of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.” Notwithstanding the foregoing, neither (a) purchases or redemptions of Equity Interests of the Issuer nor (b) acquisitions of assets by any Person shall be deemed to be Investments.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, charge, security interest or other similar encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof.

“Major Foreign Exchange” means an exchange which is the primary non-U.S. trading location for one or more stocks included in the Morgan Stanley Capital International Europe, Australasia and Far East Index (or if such index does not exist a comparable then existing index).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of:

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) incurred in connection with such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 180 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; provided, however, that an intercompany loan from the Issuer or any Restricted Subsidiary to an Unrestricted Subsidiary shall be deemed Non-Recourse Debt if such loan at the time such Subsidiary is designated an Unrestricted Subsidiary or if made later, at the time such intercompany loan is made, was permitted under and made in compliance with the covenant described under “— Certain Covenants — Limitations on Restricted Payments”; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder or holders of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary in an aggregate principal amount of $50.0 million or more to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated September 15, 2010, under which the old notes were offered.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable, including (i) the 2009 Senior Subordinated Notes and the Guarantors’ related guarantees thereof and any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the 2009 Senior Subordinated Notes or such guarantees, as the case may be, and (ii) the 2007 Convertible Notes and any Indebtedness of the Issuer that ranks pari passu in right of payment with the 2007 Convertible Notes.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date, as described in the Offering Memorandum, businesses that are otherwise within the healthcare, life sciences or diagnostic industries, and businesses that are reasonably similar, ancillary or related to, or that are a reasonable extension, development or expansion of, any of the foregoing.

“Permitted Indebtedness” has the meaning given to such term in the second paragraph of the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness.”

“Permitted Investments” means:

(1) Investments by the Issuer or any Restricted Subsidiary (a) in any Restricted Subsidiary or (b) including the purchase price paid for and reasonable transaction costs related thereto, in any Person that is or will become immediately after or substantially concurrent with such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary (including the exercise or performance of any rights or obligations to acquire any equity or ownership interest in any joint venture under the terms of the agreements governing such joint venture);

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries (a) for bona fide business purposes and (b) to purchase Equity Interests of the Issuer not in excess of $5.0 million at any one time outstanding, in each case, in addition to any such loans outstanding on the Issue Date;

(4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness”;

(5) cash and Cash Equivalents;

(6) receivables owing to the Issuer or any Restricted Subsidiary and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Issuer or any Restricted Subsidiary in compliance with the covenant described under “— Certain Covenants — Limitations on Asset Sales” using consideration received in connection with an Asset Sale;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12) Investments existing on the Issue Date;

(13) non-cash and non-Cash Equivalents Investments by the Issuer or any Restricted Subsidiary in a single Health Management Joint Venture (which may be conducted through more than one joint venture entity) in connection with the creation thereof;

(14) acquisitions (including the purchase price paid for and reasonable transaction costs related thereto) by the Issuer or any Restricted Subsidiary of (i) Equity Interests of another Person engaged in the Permitted Business and who will thereafter become a Restricted Subsidiary (including the exercise or performance of any rights or obligations to acquire any equity or ownership interest in any joint venture under the terms of the agreements governing such joint venture), (ii) all or a substantial portion of the assets of a Person engaged in or of a line of business, in each case, within the Permitted Business, or (iii) any other assets within the Permitted Business; and

(15) other Investments having an aggregate Fair Market Value at any one time outstanding not to exceed 3.0% of Consolidated Total Assets (with the Fair Market Value of each Investment being determined as of the date made and without regard to subsequent changes in value) (it being understood that any Investment permitted under this clause (15) shall remain so permitted notwithstanding any decrease in Consolidated Total Assets). (For avoidance of doubt, in determining the amount of any Investments made and outstanding under this clause (15) in any joint venture in connection with any contribution, transfer or other disposition of assets by the Issuer or any of its Restricted Subsidiaries to such joint venture, the aggregate amount of cash and Cash Equivalents received by the Issuer and its Restricted Subsidiaries in consideration for such contribution, transfer or disposition shall be netted against the Fair Market Value of the assets so contributed, transferred or disposed of.)

The amount of Investments outstanding at any time pursuant to clause (15) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clause (15) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (15) above.

“Permitted Junior Securities” means:

(1) Equity Interests in the Issuer or any Guarantor, and

(2) debt securities,

in the case of each of clauses (1) and (2), provided for by a plan of reorganization or readjustment and that are subordinated to (a) all Senior Debt and Guarantor Senior Debt and (b) any securities issued in exchange for Senior Debt, in each case, to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under the Indenture.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or payable without penalty or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory, contractual or common law Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or workmen and other Liens imposed by law or arising in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens arising or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security or other types of government insurance benefits, or made in lieu of, or to secure the performance of tenders, statutory obligations, surety, customs, reclamation, performance or appeal bonds, bids, leases, government, sales or other trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) attachment or judgment Liens not giving rise to a Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired, and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in connection with the foregoing;

(6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions, licenses, reservations, covenants, encroachments or other similar encumbrances in respect of real property or immaterial imperfections of title which are customary or do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(7) (i) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby, and other assets relating to such letters of credit and products and proceeds thereof and (ii) Liens securing reimbursement obligations with respect to letters of credit issued to landlords in an aggregate face amount not exceeding $10.0 million at any time;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements (including any Liens securing Permitted Indebtedness incurred in reliance on clause (8) of the definition thereof in the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness” above); provided, however, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness (except such Permitted Indebtedness expressly referenced above);

(10) leases or subleases (or any Liens on the property related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11) licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

(12) Liens arising from filing Uniform Commercial Code financing statements regarding leases or other transactions that are not secured transactions;

(13) Liens securing all of the Notes and the Guarantees;

(14) (i) Liens securing Senior Debt or Guarantor Senior Debt (including, in each case, Indebtedness under any Credit Facility or Credit Agreement (including with respect to letters of credit or bankers’

acceptances issued thereunder)); and (ii) Liens securing Hedging Obligations permitted under clause (4)(i) in “— Certain Covenants — Limitations on Additional Indebtedness” with respect to Indebtedness under any Credit Facility or Credit Agreement, which Liens in this clause (ii) extend only to assets securing such Indebtedness under such Credit Facility or Credit Agreement;

(15) Liens securing Indebtedness of any Domestic Subsidiary that is not a Guarantor (other than Indebtedness that is Subordinated Indebtedness or that ranks pari passu in right of payment with the Notes or any Guarantee), provided that such Liens do not extend to the assets of a Person who is not liable for such Indebtedness, whether as a borrower, a guarantor or otherwise;

(16) Liens securing Indebtedness of Foreign Subsidiaries that relate solely to the Equity Interests or assets of Foreign Subsidiaries;

(17) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(18) Liens in favor of the Issuer or a Restricted Subsidiary;

(19) Liens securing Purchase Money Indebtedness;

(20) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(21) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(22) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (17), (20) and (21) and this clause (22); provided, however, that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(23) Liens to secure Attributable Indebtedness and/or that are incurred pursuant to a Sale and Leaseback Transaction that complies with the covenant described under “— Certain Covenants — Limitations on Sale and Leaseback Transactions”; provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(25) Liens securing Permitted Indebtedness incurred in reliance on clause (16) in the “— Certain Covenants — Limitations on Additional Indebtedness” covenant; provided, however, that this clause (25) shall not permit Liens on the assets of any Domestic Subsidiary to secure Indebtedness of any Foreign Subsidiary; and

(26) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $25.0 million at any one time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“P&G Joint Venture” means the joint venture between the Issuer and The Proctor & Gamble Company conducted through the P&G JV Companies pursuant to the P&G JV Agreements for the purpose of developing, acquiring and marketing consumer diagnostic and monitoring products (excluding products in the cardiology, diabetes and oral care fields).

“P&G JV Agreements” means the various joint venture, limited liability company, asset transfer and contribution agreements dated on or about May 17, 2007 among the Issuer and certain of its Subsidiaries and Procter & Gamble RHD, Inc., Proctor & Gamble International Operations, SA and certain of their Affiliates, and the other agreements, instruments and documents executed or delivered in connection therewith on or after such date.

“P&G JV Companies” means US CD LLC, a Delaware limited liability company, and SPD Swiss Precision Diagnostics GmbH, a company organized under the laws of Switzerland, and any subsidiaries of either of them.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether outstanding on the Issue Date or issued thereafter.

“principal” of a Note means the principal of the Note plus, when appropriate, the premium, if any, on the Note.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days before or after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer.

“redeem” means to redeem, repurchase, purchase, defease, discharge or otherwise acquire or retire for value, and “redemption” has a correlative meaning; provided, however, that this definition shall not apply for purposes of the provisions described under “— Redemption — Optional Redemption.”

“Redesignation” has the meaning given to such term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided, however, that:

(1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was pari passu with the Notes or the Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is subordinated to, the Notes or the Guarantees, as the case may be;

(4) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

“Representative” means any agent or representative in respect of any Designated Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary (in respect of such Equity Interests) by the Issuer or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends, distributions or payments payable or paid solely in Qualified Equity Interests (and payments of cash in lieu of delivering fractional shares in connection therewith) and (b) in the case of Restricted Subsidiaries, dividends, distributions or payments payable or paid to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including any payment by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation involving the Issuer, but excluding (i) any such Equity Interests held by the Issuer or any Restricted Subsidiary and (ii) any redemptions to the extent payable or paid in Equity Interests of the Issuer or of an acquirer of the Issuer (and payments of cash in lieu of delivering fractional shares in connection therewith), in either case in this clause (ii) other than Disqualified Equity Interests;

(3) any Investment other than a Permitted Investment; or

(4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness, but excluding (i) any redemptions to the extent payable or paid in Qualified Equity Interests (and payments of cash in lieu of delivering fractional shares in connection therewith), (ii) any redemptions of any Indebtedness the incurrence of which is permitted pursuant to clause (5) of the definition of Permitted Indebtedness, or (iii) any redemption of Indebtedness of the Issuer or any Restricted Subsidiary purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of such redemption.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement dated as of June 26, 2007 among, inter alia, the Issuer, the lenders party thereto and General Electric Capital Corporation as administrative agent, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended, restated, supplemented or otherwise modified from time to time before, on or after the date of the Indenture, including any agreement extending the maturity of, refinancing, refunding, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agent or agents, creditor, lender or group of creditors or lenders.

“Secretary’s Certificate” means a certificate signed by the Secretary or Assistant Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1) all obligations of every nature of the Issuer under, or with respect to, any Credit Facility (including any Credit Agreement), including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof), and including all obligations under guarantees of the Issuer under or with respect to any of the foregoing or otherwise under or with respect to any Credit Facility (including any Credit Agreement);

(2) all obligations of every nature of the Issuer under, or with respect to, any Hedging Obligations in respect of any Credit Facility (including any Credit Agreement); and

(3) all obligations of every nature of the Issuer under, or with respect to, the Senior Notes;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1) any Indebtedness of the Issuer to any of its Subsidiaries;

(2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including amounts owed for compensation);

(3) obligations to trade creditors and other amounts incurred (but not under any Credit Facility (including any Credit Agreement)) in connection with obtaining goods, materials or services;

(4) Indebtedness represented by Disqualified Equity Interests;

(5) any liability for taxes owed or owing by the Issuer;

(6) that portion of any Indebtedness incurred in violation of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate (and/or representation or warranty) of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the provisions of the Indenture);

(7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer;

(8) Indebtedness under or evidenced by the 2007 Convertible Notes and any Indebtedness that expressly provides that it ranks pari passu in right of payment with the 2007 Convertible Notes;

(9) Indebtedness under or evidenced by the 2009 Senior Subordinated Notes and any Indebtedness that expressly provides that it ranks pari passu in right of payment with the 2009 Senior Subordinated Notes; and

(10) any Indebtedness (including any Pari Passu Indebtedness or Subordinated Indebtedness) which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer.

“Senior Notes” means those certain 7.875% senior notes due 2016 issued by the Issuer to certain holders thereof under the Senior Notes Indenture.

“Senior Notes Indenture” means that certain Indenture between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of August 11, 2009, as amended, supplemented and modified by that certain First Supplemental Indenture among the Issuer, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of August 11, 2009, as the foregoing has been further amended, supplemented and modified to date and may be further amended, supplemented and modified.

“Series B Preferred Stock” means the Series B Convertible Perpetual Preferred Stock, par value $0.001 per share, of the Issuer.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (6) or (7) under “— Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer. Based on the capital structure and ownership of the P&G JV Companies as of the Issue Date, the P&G JV Companies are not Subsidiaries of the Issuer.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2014; provided, however, that if the period from such redemption date to October 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank National Association until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such Person who is then a Trustee under the Indenture.

“Unrestricted Subsidiary” means, (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary. As of the Issue Date, no Subsidiary has been designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Book-Entry, Delivery and Form of Securities

The new notes will be represented by one or more global notes (the “Global Notes”) in definitive form. The Global Notes representing the new notes will be deposited on the date the new notes are issued with, or on behalf of, the Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). DTC will maintain the Notes in minimum denominations of $2,000 and integral multiples of $1,000 through its book-entry facilities.

DTC has advised the Issuer as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear and Clearstream (collectively, the “Participants” or the “Depository’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository’s Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depository’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depository’s Participants or the Depository’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depository’s Participants) and the records of the Depository’s Participants (with respect to the interests of the Depository’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes is limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee has any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depository’s Participants and the Depository’s Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository’s Participants or the Depository’s Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depository or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if either (i) the Depository notifies the Issuer in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (ii) a Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Notes in definitive form, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes, and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

DESCRIPTION OF OLD NOTES

The terms of the old notes are identical in all material respects to those of the new notes, except that (1) the old notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); (2) after payment of the unpaid additional interest, if any, that has accrued on the old notes, the new notes will not provide for any additional interest as a result of our failure to fulfill certain registration obligations with respect to the old notes; and (3) the new notes will bear a different CUSIP number than the old notes. The old notes provide that, in the event that the registration statement that includes this prospectus is not filed with the SEC on or before February 18, 2011 or is not declared effective by the SEC on or before May 19, 2011, or the exchange offer is not consummated by June 18, 2011, then we will pay additional interest to each holder of old notes, with respect to the first 90-day period immediately following the occurrence of such event in an amount equal to 0.25% per annum (in addition to the interest rate on the old notes) on the principal amount of old notes held by such holder. In addition, the amount of the additional interest will increase by an additional 0.25% per annum on the principal amount of old notes with respect to each subsequent 90-day period until such failure has been cured, up to a maximum amount of additional interest of 1.00% per annum. As of September 30, 2010, $400.0 million in principal amount of the old notes was outstanding. Interest expense related to the old notes for the nine months ended September 30, 2010, including amortized deferred borrowing costs and original issue discount, was $972,000. After payment of the unpaid additional interest, if any, that has accrued on the old notes, the new notes will not be entitled to any such additional interest. Accordingly, holders of old notes should review the information set forth under “Risk Factors” and “Description of New Notes.”

DESCRIPTION OF OTHER INDEBTEDNESS

Secured Credit Facilities

On June 26, 2007, we entered into a secured First Lien Credit Agreement, which we refer to as our senior secured credit facility, with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, a secured Second Lien Credit Agreement, which we refer to as our junior secured credit facility (and together with the senior secured credit facility, as our secured credit facilities), with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, and certain related guaranty and security agreements. On November 15, 2007, we amended the senior secured credit facility. As amended, the senior secured credit facility provides for term loans in the aggregate amount of $975.0 million and, subject to our continued compliance with the senior secured credit facility, a $150.0 million revolving line of credit. The junior secured credit facility provides for term loans in the aggregate amount of $250.0 million.

As of September 30, 2010, the term loans and the revolving line of credit under the senior secured credit facility bore interest at a rate per annum equal to 2.26% and 2.01%, respectively, and the term loans under the junior secured credit facility bore interest at a rate per annum equal to 4.51%. As of September 30, 2010, aggregate outstanding borrowings under the secured credit facilities included $943.7 million under the senior secured credit facility term loans and $250.0 million in borrowings under the junior secured credit facility term loans. As of September 30, 2010, no borrowings were outstanding under the senior secured credit facility line of credit. Interest expense (including amortized deferred borrowing costs) related to our secured credit facilities, which included the term loans and revolving line of credit, for the nine months ended September 30, 2010 was $47.3 million and for the year ended December 31, 2009 was $64.3 million. As of September 30, 2010, we were in compliance with all debt covenants related to the secured credit facilities, which consisted principally of maximum consolidated leverage and minimum interest coverage requirements.

We must repay the senior secured credit facility term loans as follows: (a) in two initial installments in the amount of $2,250,000 each on September 30, 2007 and December 31, 2007 (each of which installment payment has been made), (b) in twenty-five consecutive quarterly installments, beginning on March 31, 2008 and continuing through March 31, 2014, in the amount of $2,437,500 each (each of which installment payments through September 30, 2010 has been made) and (c) in a final installment on June 26, 2014 in an amount equal to the then outstanding principal balance of the senior secured credit facility term loans. We may repay borrowings under the senior secured credit facility revolving line of credit at any time, but in no event later than June 26, 2013. We must repay the entire junior credit facility term loans on June 26, 2015.

In August 2007, we entered into interest rate swap contracts, with an effective date of September 28, 2007, that fix our floating rate interest obligations under the secured credit facilities with respect to a total notional value of $350.0 million and have a maturity date of September 28, 2010. In March 2009, we extended our August 2007 interest rate hedge for an additional two-year period commencing in September 2010 at a one-month LIBOR rate of 2.54%.

In January 2009, we entered into additional interest rate swap contracts, with an effective date of January 14, 2009, that fix our floating rate interest obligations under the secured credit facilities with respect to a total notional value of $500.0 million and have a maturity date of January 5, 2011.

We are required to make mandatory prepayments of the term loans and the revolving credit loans in various amounts under the secured credit facilities if we make certain sales of assets outside the ordinary course of business above certain thresholds, if we suffer certain property loss events above certain thresholds, if we issue certain types of debt or if we have excess cash flow, as that term is defined in the secured credit facilities. We may make optional prepayments of the term loans under either secured credit facility from time to time without premium or penalty. Once repaid in full or in part, no reborrowings of the term loans under either secured credit facility may be made.

The senior secured credit facility term loans bear interest at a rate per annum of, at our option, either (a) the base rate, as defined in the secured credit facilities, plus 1.00%, or (b) LIBOR plus 2.00%. The borrowings pursuant to the revolving line of credit under the senior secured credit facility bear interest at a rate per annum of, at our option, either (a) the base rate plus an applicable margin, which varies between 0.75% and 1.25% depending on our consolidated leverage ratio, or (b) LIBOR plus an applicable margin, which varies between 1.75% and 2.25% depending on our consolidated leverage ratio. We are obligated to pay fees on the unused portion of our revolving line of credit at a rate per annum of 0.50%. The junior secured credit facility term loan bears interest at a rate per annum of, at our option, either (a) the base rate plus 3.25% or (b) LIBOR plus 4.25%.

Under the secured credit facilities, we must comply with various customary financial and non-financial covenants. The primary financial covenants under the senior secured credit facility consist of a maximum consolidated leverage ratio, a minimum consolidated interest coverage ratio and a limit on capital expenditures. The primary financial covenants under the junior secured credit facility consist of a maximum consolidated leverage ratio and a limit on capital expenditures. The primary non-financial covenants under the secured credit facilities limit our ability to pay dividends or other distributions on our capital stock, to repurchase our capital stock, to conduct mergers or acquisitions, to make investments and loans, to incur future indebtedness, to place liens on assets, to prepay other indebtedness, to alter our capital structure and to sell assets. The non-financial covenants under both the senior secured credit facility and the junior secured credit facility are substantially similar, with the non-financial covenants under the junior secured credit facility providing us some increased flexibility in some respects.

The respective lender groups under the secured credit facilities are entitled to accelerate repayment of the loans under the respective secured credit facilities upon the occurrence of any of various customary events of default, which include, among other events, failure to pay when due any principal, interest or other amounts in respect of the loans, breach of any of our covenants (subject, in some cases, to certain grace periods) or representations under the loan documents, default under any other of our or our material subsidiaries’ significant indebtedness agreements, a bankruptcy or insolvency event with respect to us or any of our material subsidiaries, a significant unsatisfied judgment against us or any of our material subsidiaries, any exercise by

P&G of its option to put its joint venture interest back to us if we are not then in pro forma compliance with our financial covenants under the secured credit facilities, or if we undergo a change of control (including any “fundamental change” or “termination of trading” event as defined under the indenture governing our 2007 senior subordinated convertible notes).

Borrowings under the secured credit facilities are guaranteed by us and substantially all of our United States subsidiaries and are secured by the stock of substantially all of our United States subsidiaries, portions of the stock of certain of our foreign subsidiaries, substantially all of the intellectual property rights of our United States subsidiaries and substantially all of the other assets of our businesses in the United States. Pursuant to the terms of an intercreditor agreement entered into at the closing of the secured credit facilities between the administrative agents for the respective lender groups under the secured credit facilities, the liens securing the loans and other obligations arising under senior secured credit facility are senior to the liens securing the loans and other obligations arising under the junior secured credit facility.

7.875% Senior Notes Due 2016

On August 11, 2009, we issued $150.0 million in aggregate principal amount of 7.875% senior notes due 2016, which we refer to as our August 2009 senior notes, at an initial offering price of 98.144%. On September 28, 2009, we issued an additional $100.0 million in aggregate principal amount of 7.875% senior notes due 2016, which we refer to as our September 2009 senior notes, at an initial offering price of 96.500%. The September 2009 senior notes were issued in a private placement to qualified institutional buyers.

On June 11, 2010, we consummated our offer to exchange, which we refer to as the senior notes exchange offer, the entire $100.0 million aggregate principal amount of the September 2009 senior notes for $100.0 million of our 7.875% senior notes due 2016 that had been registered under the Securities Act of 1933, as amended, which we refer to as the exchange senior notes. Pursuant to the senior notes exchange offer, all of the September 2009 senior notes were exchanged for exchange senior notes. The August 2009 senior notes and the exchange senior notes are identical in all respects and are treated as a single class, which we refer to as our senior notes.

The senior notes are our senior unsecured obligations and are pari passu and equal in right of payment to all of our existing and future senior debt, including indebtedness arising under the secured credit facilities, and senior in right of payment to all of our existing and future subordinated debt, including indebtedness arising under the 2010 senior subordinated notes, the 2009 senior subordinated notes and the 2007 senior subordinated convertible notes. Our obligations under the senior notes and the indenture under which they were issued are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis by certain of our domestic subsidiaries as provided in that indenture. The senior notes will mature on February 1, 2016, and bear interest at a rate of 7.875% per annum, payable on February 1 and August 1 of each year.

We may, at our option, redeem the senior notes, in whole or part, at any time (which may be more than once) on or after February 1, 2013, by paying the principal amount of the senior notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 3.938% during the twelve months on or after February 1, 2013 to 1.969% during the twelve months on or after February 1, 2014 to zero on and after February 1, 2015.

We may, at our option, at any time (which may be more than once) prior to August 1, 2012, redeem up to 35% of the senior notes (including any senior notes issued after August 11, 2009) with money that we raise in certain qualifying equity offerings, so long as:

•	we pay 107.875% of the principal amount of the senior notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;

•	we redeem the senior notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the senior notes (including any senior notes issued after August 11, 2009) remains outstanding afterwards.

We may, at our option, at any time (which may be more than once) prior to February 1, 2013, redeem some or all of the senior notes by paying the principal amount of the senior notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.

If a change of control occurs, subject to specified conditions, we must give holders of the senior notes an opportunity to sell the senior notes to us at a purchase price of 101% of the principal amount of the senior notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.

If we or our subsidiaries engage in asset sales, we or they generally must either invest the net cash proceeds from such sales in our or their businesses within a specified period of time, prepay certain indebtedness or make an offer to purchase a principal amount of the senior notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the senior notes will be 100% of their principal amount, plus accrued and unpaid interest.

The senior notes indenture provides that we and our subsidiaries must comply with various customary covenants. The covenants under the indenture limit, among other things, our ability and the ability of our subsidiaries to:

•	incur additional debt;

•	pay dividends on our or their capital stock or redeem, repurchase or retire our or their capital stock or subordinated debt;

•	make certain investments;

•	create liens on our or their assets;

•	transfer or sell assets;

•	engage in transactions with our or their affiliates;

•	create restrictions on the ability of our or their subsidiaries to pay dividends or make loans, asset transfers or other payments to us and our subsidiaries;

•	issue capital stock of their subsidiaries;

•	engage in any business, other than our and their existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate or merge with any person (other than certain affiliates) or transfer all or substantially all of our assets or the aggregate assets of us and our subsidiaries.

These covenants are subject to important exceptions and qualifications, which are set forth in the senior notes indenture.

At any time the senior notes are rated investment grade, certain covenants will be suspended with respect to them.

As of September 30, 2010, $250.0 million in principal amount of the senior notes was outstanding. Interest expense related to the senior notes for the nine months ended September 30, 2010, including amortized deferred borrowing costs and original issue discount, was $16.0 million.

9.00% Senior Subordinated Notes Due 2016

On May 12, 2009, we issued $400.0 million in aggregate principal amount of 9.00% senior subordinated notes due 2016, which we refer to as our 2009 senior subordinated notes, at an initial offering price of 96.865%.

The 2009 senior subordinated notes are our senior subordinated unsecured obligations and are subordinated in right of payment to all of our existing and future senior debt, including our secured credit facilities and our senior notes, and are pari passu and equal in right of payment with all of our existing senior subordinated debt, including the 2010 senior subordinated notes and the 2007 senior subordinated convertible notes. Our obligations under the 2009 senior subordinated notes and the indenture under which they were issued are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by certain of our domestic subsidiaries as provided in that indenture, and the subsidiary guarantors’ obligations under such guarantees are subordinated in right of payment to all of their existing and future senior debt and equal in right of payment to all of their existing and future senior subordinated debt, including their guarantees of the 2010 senior subordinated notes. The 2009 senior subordinated notes will mature on May 15, 2016, and bear interest at a rate of 9.00% per annum, payable on May 15 and November 15 of each year.

We may, at our option, redeem the 2009 senior subordinated notes, in whole or part, at any time (which may be more than once) on or after May 15, 2013, by paying the principal amount of the 2009 senior subordinated notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 4.50% during the twelve months on or after May 15, 2013 to 2.25% during the twelve months on or after May 15, 2014 to zero on and after May 15, 2015.

We may, at our option, at any time (which may be more than once) prior to May 15, 2012, redeem up to 35% of the 2009 senior subordinated notes (including any applicable 2009 senior subordinated notes issued after May 12, 2009) with money that we raise in certain qualifying equity offerings, so long as:

•	we pay 109.00% of the principal amount of the 2009 senior subordinated notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;

•	we redeem the 2009 senior subordinated notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the 2009 senior subordinated notes (including any senior subordinated notes issued after May 12, 2009) remains outstanding afterwards.

We may, at our option, at any time (which may be more than once) prior to May 15, 2013, redeem some or all of the 2009 senior subordinated notes by paying the principal amount of the 2009 senior subordinated notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.

If a change of control occurs, subject to specified conditions, we must give holders of the 2009 senior subordinated notes an opportunity to sell the 2009 senior subordinated notes to us at a purchase price of 101% of the principal amount of the 2009 senior subordinated notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.

If we or our subsidiaries engage in asset sales, we or they generally must either invest the net cash proceeds from such sales in our or their businesses within a specified period of time, prepay senior debt or make an offer to purchase a principal amount of the 2009 senior subordinated notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the 2009 senior subordinated notes will be 100% of their principal amount, plus accrued and unpaid interest.

The 2009 senior subordinated notes indenture provides that we and our subsidiaries must comply with various customary covenants. The covenants under the indenture limit, among other things, our ability and the ability of our subsidiaries to:

•	incur additional debt;

•	pay dividends on our or their capital stock or redeem, repurchase or retire our or their capital stock or subordinated debt;

•	make certain investments;

•	create liens on our or their assets;

•	transfer or sell assets;

•	engage in transactions with our or their affiliates;

•	create restrictions on the ability of our or their subsidiaries to pay dividends or make loans, asset transfers or other payments to us and our subsidiaries;

•	issue capital stock of their subsidiaries;

•	engage in any business, other than our and their existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate or merge with any person (other than certain affiliates) or transfer all or substantially all of our assets or the aggregate assets of us and our subsidiaries.

These covenants are subject to important exceptions and qualifications, which are set forth in the 2009 senior subordinated notes indenture.

At any time the 2009 senior subordinated notes are rated investment grade, certain covenants will be suspended with respect to them.

As of September 30, 2010, $400.0 million in principal amount of the 2009 senior subordinated notes was outstanding. Interest expense related to the 2009 senior subordinated notes for the nine months ended September 30, 2010, including amortized deferred borrowing costs and original issue discount, was $29.4 million.

3.00% Convertible Senior Subordinated Notes Due 2016

On May 14, 2007, we sold $150.0 million in principal amount of 3.00% convertible senior subordinated notes due May 15, 2016, which we refer to as our 2007 senior subordinated convertible notes, in a private placement to qualified institutional buyers pursuant to the terms of Securities Purchase Agreements dated May 9, 2007. The 2007 senior subordinated convertible notes pay interest semiannually at a rate of 3.00% per annum and were initially convertible into shares of our common stock at a conversion price of approximately $52.30 per share. At the initial conversion price, the 2007 senior subordinated convertible notes were convertible into an aggregate 2,868,120 shares of our common stock. On May 9, 2008, pursuant to the terms of the indenture governing the terms of the 2007 senior subordinated convertible notes, the conversion price was adjusted to $43.98. At the adjusted conversion price, the 2007 senior subordinated convertible notes are convertible into an aggregate 3,410,641 shares of our common stock.

We may not redeem the 2007 senior subordinated convertible notes prior to their stated maturity. In the event of certain fundamental changes, as defined in the indenture governing the 2007 senior subordinated convertible notes, we may be required to repurchase the 2007 senior subordinated convertible notes for cash at a price equal to 100% of the unconverted principal plus any accrued but unpaid interest. The 2007 senior subordinated convertible notes are subordinate in right of payment to the prior payment of our senior indebtedness, including our secured credit facilities and our senior notes, and pari passu and equal in right of payment with the 2010 senior subordinated notes and the 2009 senior subordinated notes. The 2007 senior subordinated convertible notes contain customary events of default entitling the trustee or the holders thereof to declare all amounts owed pursuant to the 2007 senior subordinated convertible notes immediately payable if we violate certain of our obligations.

As of September 30, 2010, $150.0 million in principal amount of the 2007 senior subordinated convertible notes was outstanding. Interest expense related to the 2007 senior subordinated convertible notes for the nine months ended September 30, 2010, including amortized deferred borrowing costs, was $3.7 million.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material United States federal income tax consequences of the exchange of unregistered old notes for registered new notes pursuant to the exchange offer and the ownership and disposition of the notes by U.S. holders and non-U.S. holders, each as defined below. Old notes and new notes are referred to collectively in this discussion as a “note” or the “notes.”

This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the final, temporary and proposed Treasury regulations promulgated under the Code, and administrative and judicial interpretations thereof, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. There can be no assurance that the Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

This discussion does not address the U.S. federal income tax consequences to subsequent purchasers of notes and is limited to holders who acquire notes pursuant to the exchange offer and hold the notes as capital assets within the meaning of section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular holders in light of their specific circumstances or to certain types of holders subject to special treatment under U.S. federal tax laws (such as U.S. holders having a functional currency other than the U.S. dollar, taxpayers holding the notes through a partnership or similar pass-through entity, persons subject to special rules applicable to former citizens and residents of the United States, persons subject to the alternative minimum tax, grantor trusts, real estate investment trusts, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, persons holding the notes in connection with a hedging transaction, straddle, conversion or other integrated transaction, controlled foreign corporations, passive foreign investment companies or non-U.S. holders that are owned or controlled by U.S. holders).

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. We suggest that partners of a partnership holding notes consult their tax advisors.

Holders of notes should consult their own tax advisors as to the particular tax consequences to them of their participation in the exchange offer and their ownership and disposition of the notes, including the applicability of any United States income, estate, gift or other federal tax laws and any state, local or foreign tax laws or any treaty, and any changes (or proposed changes) in applicable tax laws or interpretations thereof.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS AND OTHER TAXING AUTHORITIES, WE INFORM YOU THAT: (A) ANY DISCUSSION OF TAX ISSUES CONTAINED OR REFERENCED HEREIN (AND IN RELATED MATERIALS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON ANY TAXPAYER UNDER THE CODE OR ANY OTHER TAX LAW; AND (B) ANY SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Exchange of Old Notes for New Notes

The exchange of unregistered old notes for registered new notes in the exchange offer will not constitute a sale or exchange for United States federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. Accordingly, the exchange offer will not have any United States federal income tax consequences to holders of old notes and a holder will not recognize gain or loss if the holder exchanges the holder’s unregistered old note for a registered new note.

The new notes will be treated for United States federal income tax purposes as a continuation of the old notes. Accordingly, the new notes will have the same tax attributes as the old notes exchanged therefor, including without limitation the same issue price, adjusted issue price, adjusted tax basis and holding period, and the United States federal income tax consequences of holding and disposing of registered new notes will be the same as those applicable to the holder’s unregistered old notes.

Additional Payments

Under certain circumstances, we may be required to pay holders of notes amounts in excess of the stated interest and principal payable on the notes. We have determined (and this discussion assumes) that as of the date of issuance of the notes, the possibility that amounts will be paid in such circumstances is a “remote” or “incidental” contingency within the meaning of applicable Treasury regulations. Based on this determination, we do not intend to treat the possibility of such payments as either affecting the determination of the yield to maturity of (or original issue discount, if any, on) the notes or resulting in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our determination that such possibility is a remote or incidental contingency is binding on each holder unless the holder explicitly discloses on a statement attached to the holder’s timely filed income tax return that the holder’s determination is different. However, the IRS may take a different position, in which case the tax consequences to a holder could differ materially and adversely from those described below. Prospective holders are urged to consult their own tax advisors regarding the potential effect, if any, of these matters on their particular situation.

Pre-Issuance Accrued Stated Interest

A portion of the price paid for an old note at issuance was allocable to stated interest that “accrued” prior to the date the old note was issued (the “pre-issuance accrued stated interest”). We intend to take the position that a portion of the stated interest received, in an amount equal to the pre-issuance accrued stated interest, on the first interest payment date of a note should be treated as a return of the pre-issuance accrued stated interest and not as a payment of stated interest on the note. Amounts treated as a return of pre-issuance accrued stated interest should not be taxable when received but should reduce a holder’s adjusted tax basis in the note by a corresponding amount.

U.S. Holders

As used in this section, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Stated interest

The stated interest on the notes will generally be included in income by a U.S. holder as the interest is paid or accrued, in accordance with such U.S. holder’s usual method of accounting for U.S. federal income tax purposes. Interest income generally is taxed as ordinary income.

Sale, exchange, redemption or other disposition

Unless a nonrecognition provision applies, the sale, exchange, redemption or other disposition of a note will be a taxable event for U.S. federal income tax purposes. In such event, a U.S. holder generally will recognize gain or loss equal to the difference between (a) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and (b) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the price paid for the note by such U.S. holder decreased by the amount of any cash payments (including any payment attributable to pre-issuance accrued stated interest) previously received with respect to the note (other than payments of stated interest). Gain or loss recognized on the disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder’s holding period for the note is more than one year. For non-corporate taxpayers, net long-term capital gains are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

As used in this section, the term “non-U.S. holder” means a beneficial owner of a note that is an individual, corporation, trust or estate for U.S. federal income tax purposes and is not a U.S. holder.

Interest on notes

Generally, any interest paid to a non-U.S. holder of a note that is not effectively connected with a U.S. trade or business will not be subject to U.S. federal income (including withholding) tax if the interest qualifies as “portfolio interest.” Interest on the notes generally will qualify as portfolio interest if (a) the non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all our voting stock, (b) such holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code, (c) either the beneficial owner, under penalties of perjury, certifies that the beneficial owner is not a U.S. person and such certificate provides the beneficial owner’s name and address, or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes certifies, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and (d) the non-U.S. holder is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business.

The gross amount of payments to a non-U.S. holder of interest that is not effectively connected with a U.S. trade or business and that does not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax.

Payments of interest that are effectively connected with the conduct of a U.S. trade or business by a non-U.S. holder and, to the extent an applicable treaty so provides, are attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States will be taxed on a net basis at regular U.S. rates in the same manner as such payments to U.S. holders. In the case of a non-U.S. holder that is a corporation, such effectively connected income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. If payments of interest are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (whether or not a treaty applies), the 30% withholding tax discussed above will not apply provided the appropriate certification discussed below is provided.

To claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8ECI (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. These forms must be periodically updated. A non-U.S. holder who is claiming the benefits of a treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, exchange, redemption or other disposition

A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale, exchange, redemption or other disposition of a note unless:

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% U.S. federal income tax on any gain recognized (except to the extent otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. losses; or

•	such gain is effectively connected with the conduct of a U.S. trade or business by a non-U.S. holder and, to the extent an applicable treaty so provides, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States, in which case such gain will generally be taxable in the same manner as effectively connected interest, as discussed above.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. holder may be subject to U.S. backup withholding tax on these payments if it fails to provide its correct taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. A non-U.S. holder may be subject to U.S. backup withholding tax on these payments unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required of non-U.S. holders to claim the exemption from withholding tax on certain payments on the notes, described above, will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending upon the earlier of the 45th day after the date of effectiveness of the registration statement of which this prospectus forms a part or such time as such broker-dealers no longer own any old notes, unless such period is extended pursuant to the registration rights agreement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the new notes may be required to deliver a prospectus during the time periods prescribed by applicable securities laws.

We will not receive any proceeds from the sale of new notes by broker-dealers. New notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the

Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of up to 45 days after the date of effectiveness of the registration statement of which this prospectus forms a part, subject to extension under certain circumstances relating to a suspension of the effectiveness of the registration statement, we will promptly send a reasonable number of additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify certain holders of the new notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and the guarantees and certain other legal matters have been passed upon for us by Foley Hoag LLP, Boston, Massachusetts. Certain legal matters with respect to California law and Washington law have been passed upon for us by Perkins Coie LLP, special counsel to the Company. Certain legal matters with respect to Florida law and Georgia law have been passed upon for us by Greenberg Traurig P.A. and Greenberg Traurig LLP, respectively, each special counsel to the Company. Certain legal matters with respect to Louisiana law, North Carolina law, Oklahoma law and Virginia law have been passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., Troutman Sanders LLP, Crowe & Dunlevy, a Professional Corporation, and Venable LLP, respectively, each special counsel to the Company.

EXPERTS

The consolidated financial statements of our company as of December 31, 2008 and 2009, and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in this prospectus have been audited by BDO USA, LLP, (formerly known as BDO Seidman, LLP), our former independent registered public accounting firm, to the extent and for the periods set forth in its reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Biosite Incorporated as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, Biosite Incorporated’s independent registered public accounting firm, as set forth in its report incorporated herein by reference, and are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined statements of assets acquired and liabilities assumed of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. as of December 31, 2008 and December 31, 2007, and the related statements of revenue and direct expenses for the years ended December 31, 2008 and December 31, 2007, have been incorporated by reference herein in reliance upon the report of Grant Thornton Zhonghua (now known as Shanghai Zhonghua), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Free & Clear, Inc. as of December 31, 2008, and for the year then ended, have been audited by Stonefield Josephson, Inc., Free & Clear, Inc.’s independent registered public accounting firm, as set forth in its report incorporated herein by reference, and are incorporated herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Laboratory Specialists of America, Inc. as of December 31, 2009 and for the year then ended, incorporated in this prospectus by reference from the Current Report on Form 8-K filed with the SEC on March 2, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs noting Laboratory Specialists of America, Inc. was a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. and was subsequently acquired by Inverness Medical Innovations, Inc. on February 17, 2010), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Standard Diagnostics, Inc. for the year ended December 31, 2009 incorporated in this prospectus by reference to the Current Report on Form 8-K/A of Alere Inc. dated May 28, 2010, have been so incorporated in reliance upon the report of Samil PricewaterhouseCoopers, Standard Diagnostics’ independent accountant, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on April 16, 2010;

•	Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 7, 2010;

•	Our quarterly report on Form 10-Q/A for the quarterly period ended June 30, 2010, filed with the SEC on August 24, 2010;

•	Our quarterly report on Form 10-Q for the quarterly period ended September 30, 2010, filed with the SEC on November 8, 2010;

•	Our current report on Form 8-K dated February 10, 2010, filed with the SEC on February 10, 2010;

•	Our current report on Form 8-K dated February 13, 2010, filed with the SEC on February 19, 2010;

•	Our current report on Form 8-K dated March 2, 2010, filed with the SEC on March 2, 2010;

•	Our current report on Form 8-K dated March 4, 2010, filed with the SEC on March 4, 2010;

•	Our current report on Form 8-K dated March 22, 2010, filed with the SEC on March 22, 2010, as amended on May 28, 2010;

•	Our current report on Form 8-K dated May 18, 2010, filed with the SEC on May 18, 2010;

•	Our current report on Form 8-K dated May 25, 2010, filed with the SEC on May 25, 2010;

•	Our current report on Form 8-K dated June 7, 2010, filed with the SEC on June 7, 2010;

•	Our current report on Form 8-K dated June 18, 2010, filed with the SEC on June 24, 2010;

•	Our current report on Form 8-K dated July 14, 2010, filed with the SEC on July 15, 2010;

•	Our current report on Form 8-K dated July 16, 2010, filed with the SEC on July 16, 2010;

•	Our current report on Form 8-K dated July 14, 2010, filed with the SEC on July 20, 2010;

•	Our current report on Form 8-K dated September 13, 2010, filed with the SEC on September 14, 2010;

•	Our current report on Form 8-K dated September 15, 2010, filed with the SEC on September 17, 2010;

•	Our current report on Form 8-K dated September 15, 2010, filed with the SEC on September 21, 2010;

•	Our definitive proxy statement filed with the SEC on June 4, 2010;

•	the description of our common stock contained in the Registration Statement on Form 8-A, which was filed on January 5, 2009, and all amendments and reports updating such description; and

•	the description of our Series B convertible perpetual preferred stock contained in the Registration Statement on Form 8-A, which was filed on January 5, 2009, and all amendments and reports updating such description.

The following historical audited financial statements of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. filed as Exhibit 99.3 to our current report on Form 8-K/A dated April 30, 2009, filed with the SEC on July 1, 2009, are hereby incorporated by reference:

•	Report of independent registered public accounting firm dated May 19, 2009;

•	Combined statements of assets acquired and liabilities assumed as of December 31, 2008 and 2007;

•	Combined statements of revenue and direct expenses for the years ended December 31, 2008 and 2007; and

•	Notes to combined statements of assets acquired and liabilities assumed.

The following historical unaudited financial statements of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. filed as Exhibit 99.3 to our current report on Form 8-K dated August 4, 2009, filed with the SEC on August 4, 2009, are hereby incorporated by reference:

•	Combined statements of assets acquired and liabilities assumed as of March 31, 2009 and December 31, 2008;

•	Combined statements of revenue and direct expenses for the three months ended March 31, 2009 and 2008; and

•	Notes to combined statements of assets acquired and liabilities assumed.

The following historical audited financial statements of Biosite included in Biosite’s annual report on Form 10-K filed with the SEC on February 26, 2007 are hereby incorporated by reference:

•	Report of independent registered public accounting firm dated February 23, 2007;

•	Consolidated balance sheet as of December 31, 2006;

•	Consolidated statement of income for the year ended December 31, 2006;

•	Consolidated statement of stockholders’ equity for the year ended December 31, 2006;

•	Consolidated statement of cash flows for the year ended December 31, 2006; and

•	Notes to consolidated financial statements.

The following historical unaudited financial statements of Biosite included in Biosite’s quarterly report on Form 10-Q filed with the SEC on May 9, 2007 are hereby incorporated by reference:

•	Condensed consolidated balance sheets as of March 31, 2007 and December 31, 2006;

•	Condensed consolidated statements of income for the three months ended March 31, 2007 and 2006;

•	Condensed consolidated statements of cash flows for the three months ended March 31, 2007 and 2006; and

•	Notes to condensed consolidated financial statements.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (1) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and (2) on or after the date of such effectiveness and before the termination of this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (excluding (a) any information furnished pursuant to Item 2.02 or Item 7.01, (b) exhibits furnished pursuant to Item 9.01 in connection with disclosures made pursuant to Item 2.02 or Item 7.01 and (c) any information furnished pursuant to Item 8.01 solely for purposes of satisfying the requirements of Regulation FD under the Securities Exchange Act of 1934, as amended) as well as proxy statements. These documents will become a part of this prospectus from the date that the documents are filed with the SEC.

Alere Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Article V of the by-laws of Alere Inc. (the “Company”) provides that the Company shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, trustee, partner, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

The certificate of incorporation and/or by-laws for each of the following subsidiaries of the Company generally provide for similar indemnification terms as those provided in the Company’s by-laws: Alere Health Improvement Company, Alere Health Systems, Inc., Alere Home Monitoring, Inc., Alere International Holding Corp., Alere NewCo, Inc., Alere NewCo II, Inc., Alere North America, Inc., Alere Wellology, Inc., Alere Scarborough, Inc., Alere San Diego, Inc., Binax, Inc., Biosite Incorporated, Cholestech Corporation, First Check Diagnostics Corp., Free & Clear, Inc., HemoSense, Inc., Innovacon, Inc., Inverness Medical — Biostar Inc., IVC Industries, Inc., Matritech, Inc, , RMD Networks, Inc., RTL Holdings, Inc., and Selfcare Technology, Inc.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law regarding the unlawful payment of dividends or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to the Delaware General Corporation Law, Article VII of the Company’s certificate of incorporation eliminates a director’s personal liability for monetary damages to the Company and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

The certificate of incorporation for each of the following subsidiaries of the Company generally provides for similar terms regarding the limitation of liability as those provided in the Company’s certificate of incorporation: Alere Health Improvement Company, Alere Health Systems, Inc., Alere Home Monitoring, Inc., Alere International Holding Corp., Alere NewCo, Inc., Alere NewCo II, Inc., Alere North America, Inc., Alere Scarborough, Inc., Alere San Diego, Inc., Alere Wellology, Inc., Binax, Inc., Biosite Incorporated, Cholestech Corporation, First Check Diagnostics Corp., Free & Clear, Inc., HemoSense, Inc., Innovacon, Inc., Inverness Medical — Biostar Inc., IVC Industries, Inc., Matritech, Inc., RMD Networks, Inc., RTL Holdings, Inc., and Selfcare Technology, Inc.

Section 145(g) of the Delaware General Corporation Law and Article V of the Company’s by-laws provide that the Company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by such persons in any such capacity.

The Company has obtained insurance covering directors and officers and those in equivalent positions of the Company and each of the Company’s subsidiaries against losses and insuring the Company and its subsidiaries against certain of their respective obligations to indemnify its directors and officers and those in equivalent positions.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company operating agreement of Alere Health, LLC provides that it shall indemnify each member for any cost, expense or liability suffered or incurred by it as a result of its status as such to the fullest extent permitted by Delaware law.

The limited liability company operating agreement of Alere Women’s and Children’s Health, LLC (“AWCH”) provides that the company shall indemnify the sole member and duly authorized agents of AWCH for all costs, losses, liabilities and damages paid or accrued by the sole member (either as member or as agent) or the duly authorized agent in connection with the business of AWCH to the fullest extent provided or allowed by the laws of the State of Delaware. In addition AWCH may advance costs of defense of any proceeding to the sole member or the duly authorized agent.

The limited liability company operating agreements of each of Alere US Holding, LLC, Inverness Medical, LLC, and Wampole Laboratories, LLC provide that each company shall indemnify and hold each of its members and managers harmless from and against all claims and liabilities to which such member or manager may become subject by reason of his being or having been a member or manager, and shall reimburse each such member or manager for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability.

California Corporations

Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.

The articles of incorporation of Ameditech Inc. and the by-laws of Applied Biotech, Inc. contain provisions covering indemnification to the maximum extent permitted by the California General Corporation Law.

The articles of incorporation of Alere Medical Inc. and Redwood Toxicology Laboratory, Inc. contain provisions allowing for indemnification in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

As permitted by Section 204(a) of the California General Corporation Law, each of the articles of incorporation of Alere Medical Inc., Ameditech Inc., Applied Biotech, Inc., and Redwood Toxicology Laboratory, Inc. eliminate a director’s personal liability for monetary damages to the company and its shareholders to the fullest extent permissible under California law.

Florida Corporations

Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel fees (including those for appeal), actually and reasonably incurred by such person in connection therewith. Such person may be entitled to indemnification and advancement of expenses under a company’s articles of incorporation or by-laws, agreement, vote of shareholders or disinterested directors, or otherwise.

The by-laws of Quality Assured Services, Inc. provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

Georgia Corporations

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporations Code (the “GBCC”) set forth provisions pertaining to the indemnification of directors and officers of a corporation. The GBCC provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation. In certain situations, the GBCC permits the corporation to indemnify its directors and officers against liability for certain, but not all, of such persons’ acts or omissions taken while he or she was a director or officer of the corporation.

The by-laws of Alere Healthcare of Illinois, Inc. provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

As permitted by Section 14-2-202(b)(4) of the GBCC, the articles of incorporation of Alere Healthcare of Illinois, Inc. eliminate a director’s personal liability for monetary damages to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (a) any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) acts or omissions which involve intentional misconduct or a knowing violation of law, (c) the types of liability set forth in Section 14-2-832 of the GBCC regarding unlawful distributions, or (d) any transaction from which the director received an improper personal benefit.

Louisiana Corporations

Section 83A(1) of the Louisiana Business Corporation Law (“LBCL”) permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83A(2) of the LBCL provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys’ fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 83B of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or (iii) by the stockholders.

The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representatives; however, no such other indemnification measure shall permit indemnification of any person for the results of such person’s willful or intentional misconduct.

Neither the articles of incorporation nor the by-laws of Alere Toxicology Services, Inc. include provision for indemnification.

Massachusetts Corporations

Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if: (1) (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws.

Section 8.52 of Chapter 156D of the Massachusetts General Laws requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director against reasonable expenses incurred by him. Section 8.56 of Chapter 156D of the Massachusetts General Laws allows corporations to indemnify officers to the same or greater extent as directors.

The by-laws of First Check Ecom, Inc. provide that the corporation shall indemnify each person elected or appointed as a director, officer, employee or agent of the corporation (including each person who serves at its request as a director, officer, employee or agent of any other organization in which the corporation has any interest as a stockholder, creditor, or otherwise, or who serves at its request in any capacity with respect to any employee benefit plan) against all expense reasonably incurred or paid by him in connection with the defense or disposition of any actual or threatened claim, action, suit, or proceeding (civil, criminal, or other, including appeals) in which he may be involved as a party or otherwise by reason of his having served in any such capacity, or by reason of any action or omission or alleged action or omission by him while serving in any such capacity; except for expense incurred or paid by him with respect to (i) any matter as to which he shall have been adjudicated in any proceeding not to have acted in the reasonable belief that his action was in the best interests of the corporation, or (ii) any matter as to which he shall agree or be ordered by any court of competent jurisdiction to make payment to the corporation, or (iii) any matter as to which the corporation shall be prohibited by law or by order of any court of competent jurisdiction from indemnifying him.

The by-laws of First Check Ecom, Inc. further provide that the corporation shall pay expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall eventually be adjudicated to be not entitled to the indemnification.

As permitted by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws, the articles of organization of First Check Ecom, Inc. eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to shareholders, or (d) for any transaction from which the director derived an improper personal benefit.

New York Corporations

Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation’s request, as officers or directors of another corporation) against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of such actions, such person is entitled, pursuant to the laws of New York State, to indemnification as described above.

Neither the certificate of incorporation nor the by-laws of Matria of New York, Inc. include provision for indemnification.

North Carolina Corporations

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporations Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify against reasonable expenses a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the corporation’s articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

The bylaws of GeneCare Medical Genetics Center, Inc. provide for the indemnification of its directors and officers by the corporation against (i) reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and any appeal therein), and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (ii) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding. The articles of incorporation of GeneCare Medical Genetics Center, Inc. provide that except to the extent that the North Carolina General Statutes prohibit such limitation or elimination of liability of directors, no director of the corporation shall be liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director.

The bylaws of ZyCare, Inc. provide for the indemnification of each of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by law. The articles of incorporation of ZyCare, Inc. provide that, except to the extent that the North Carolina General Statutes prohibit such limitation or elimination of liability of directors, no director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.

Oklahoma Corporations

Under Section 1031 of the Oklahoma General Corporation Act, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed civil or criminal proceeding, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, or in defense of any claim, issue, or matter therein, the corporation must indemnify such party against expenses, including attorneys’ fees, actually and reasonably incurred. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any matter as to which the person shall have been adjudged to be liable to the corporation except to the extent that the court determines that, despite the adjudication of liability, in view of all the circumstances the person is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, or in defense of any claim, issue, or matter therein, the corporation must indemnify such party against expenses, including attorneys’ fees, actually and reasonably incurred.

The certificate of incorporation of Laboratory Specialists of America, Inc. provides for the indemnification of directors and officers of the corporation to the fullest extent permitted by the provisions of the Oklahoma General Corporation Act, as the same may from time to time be in effect.

Virginia Corporations

Sections 13.1-697-699 and 13.1-701-704 of the Virginia Stock Corporation Act (“VSCA”) provide, generally and in part, that a Virginia corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer, against liability incurred in the proceeding if he conducted himself in good faith and believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court in certain circumstances, a Virginia corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that the personal benefit was improperly received by him, except that a Virginia corporation may indemnify a director or officer for reasonable expenses incurred in connection with a proceeding by or in the right of the corporation if it is determined that the director or officer met the relevant standard of conduct for indemnification described above. The above-referenced sections of the VSCA also permit a Virginia corporation to pay or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of a final disposition of the proceeding if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct required for indemnification and furnishes a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct.

Any such indemnification, in each specific case, may be made only after both (1) a determination has been made by the board of directors by majority vote of disinterested directors, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote, or by special legal counsel, or by disinterested shareholders, that indemnification is permissible because the indemnitee has met the applicable standard of conduct for indemnification described above and (2) indemnification has been authorized by the board of directors by such a majority vote, or by a majority of the members of such a committee, or by the board of directors (including directors who are not disinterested directors) if there are fewer than two disinterested directors, or by disinterested shareholders. Directors and officers may also apply for court-ordered indemnification.

Pursuant to Section 13.1-704 of the VSCA, a Virginia corporation may also indemnify and advance expenses to any director or officer to the extent provided by the corporation’s articles of incorporation, any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The shareholders of Instant Technologies, Inc. have not adopted any resolution or made any bylaw providing for the indemnity of, or the advancement of expenses to, any director or officer, and the articles of incorporation of Instant Technologies, Inc. do not currently provide for any such indemnification.

The Bylaws of Scientific Testing Laboratories, Inc. require it to indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, or was or is the subject of any claim, by reason of his or her being or having been a director or officer of Scientific Testing Laboratories, Inc., by reason of his or her having served at the request of Scientific Testing Laboratories, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, committee, trust or other enterprise or in any capacity that under U.S. federal law regulating employee benefit plans would or might constitute him or her a fiduciary with respect to any such plan, against expenses, judgments, fines, penalties, awards, costs, amounts paid in settlement and liabilities of all kinds actually and reasonably incurred in connection with, or resulting from, any such action, suit, proceeding or claim, if such individual:

•	acted in good faith and in the manner he or she reasonably believed to be in, or not opposed to, the best interests of Scientific Testing Laboratories, Inc.; and

•	with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

However, the Bylaws of Scientific Testing Laboratories, Inc. further provide that no such indemnification will be made in respect of any claim, issue or matters to which such an individual was adjudicated liable to the corporation for willful misconduct or a knowing violation of the criminal law in the performance of his or her duty to the corporation unless, and only to the extent that, the court in which such action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnity. Any indemnification by Scientific Testing Laboratories, Inc. under the foregoing indemnification provisions of the Bylaws will be made only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the individual seeking indemnification pursuant to such provisions met the applicable standard of conduct for indemnification described in such provisions (i) by the board of directors, by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders entitled to vote on the matter. The Bylaws of Scientific Testing Laboratories, Inc. permit it to advance the expenses, including attorneys’ fees, of any individual entitled to seek indemnification pursuant to the Bylaws as described above in advance of final disposition of an action, suit or proceeding upon receipt an undertaking by, or on behalf of, such individual to repay any amounts advanced unless it is ultimately determined that the individual is entitled to indemnification by the corporation. As required by the VSCA, any individual seeking advancement of expenses from Scientific Testing Laboratories, Inc. must also provide a written statement of his or her good faith belief that he or she has met the standard of conduct required for indemnification. The Bylaws of Scientific Testing Laboratories, Inc. also authorize it, upon approval of its board of directors, to indemnify its other employees and agents to the same extent provided in its Bylaws for directors and officers.

Except in connection with the provisions of the Bylaws described above, the shareholders of Scientific Testing Laboratories, Inc. have not adopted any resolution providing for the indemnity of, or the advancement of expenses to, any director or officer, and the articles of incorporation of Scientific Testing Laboratories, Inc. do not currently provide for any such indemnification.

Unless limited by a Virginia corporation’s articles of incorporation, similar indemnity with respect to reasonable expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who entirely prevails in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. The articles of incorporation of Instant Technologies, Inc. and Scientific Testing Laboratories, Inc. do not limit indemnification of this type.

Section 13.1-692.1 of the VSCA permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers in any proceeding brought by or in the right of the corporation or on behalf of shareholders of the corporation for money damages, unless the director or officer engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The articles of incorporation of Instant Technologies, Inc. provide that a director of the corporation shall not be held liable to the corporation or its shareholders for monetary damages due to a breach of fiduciary duty, unless the breach is a result of self-dealing, intentional misconduct, or illegal actions. The articles of incorporation of Scientific Testing Laboratories, Inc. do not contain such a provision.

Washington Corporations

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (“the WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.

The amended and restated articles of incorporation of Ostex International, Inc. provide for indemnification of the directors to the fullest extent permitted by Washington law.

As permitted by Section 23B.08.320 of the WBCA, the amended and restated articles of incorporation of Ostex International, Inc. eliminate a director’s liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law, illegal corporate loans or distributions, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit
No.		Description

1.1		Purchase Agreement dated as of September 15, 2010 among Alere Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K dated September 21, 2010, filed on September 21, 2010)
4.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010)
4.2		Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)
4.3		Indenture dated as of May 12, 2009 among the Company, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 12, 2009, filed on May 12, 2009)
4.4		Ninth Supplemental Indenture dated as of September 21, 2010 to Indenture dated as of May 12, 2009, among the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 21, 2010, filed on September 21, 2010)
4.5		Form of new note (included in Exhibit 4.4 above)
4.6		Registration Rights Agreement dated as of September 21, 2010 among Alere Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated September 21, 2010, filed on September 21, 2010)
*5	.1	Opinion of Foley Hoag LLP
*5	.2	Opinion of Perkins Coie LLP with respect to California law
*5	.3	Opinion of Perkins Coie LLP with respect to Washington law
*5	.4	Opinion of Greenberg Traurig P.A. with respect to Florida law
*5	.5	Opinion of Greenberg Traurig LLP with respect to Georgia law
*5	.6	Opinion of Troutman Sanders LLP with respect to North Carolina law
*5	.7	Opinion of Venable LLP with respect to Virginia law
*5	.8	Opinion of Jones, Walker, Poitevent, Carrère & Denègre, L.L.P. with respect to Louisiana law
*5	.9	Opinion of Crowe & Dunlevy, a Professional Corporation, with respect to Oklahoma law
**12	.1	Statement regarding computation of ratio of earnings to fixed charges
**12	.2	Statement regarding computation of ratio of earnings to combined fixed charges and preference dividends
**23	.1	Consent of BDO USA, LLP
**23	.2	Consent of Ernst & Young LLP
**23	.3	Consent of Shanghai Zhonghua
**23	.4	Consent of Stonefield Josephson, Inc.
**23	.5	Consent of Deloitte & Touche LLP
**23	.6	Consent of Samil PricewaterhouseCoopers LLP
*23	.7	Consent of Foley Hoag LLP (included in Exhibit 5.1)
*23	.8	Consent of Perkins Coie LLP (included in Exhibit 5.2)
*23	.9	Consent of Perkins Coie LLP (included in Exhibit 5.3)
*23	.10	Consent of Greenberg Traurig P.A. (included in Exhibit 5.4)
*23	.11	Consent of Greenberg Traurig LLP (included in Exhibit 5.5)
*23	.12	Consent of Troutman Sanders LLP (included in Exhibit 5.6)

Exhibit
No.		Description

*23	.13	Consent of Venable LLP (included in Exhibit 5.7)
*23	.14	Consent of Jones, Walker, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.8)
*23	.15	Consent of Crowe & Dunlevy, a Professional Corporation (included in Exhibit 5.9)
*24	.1	Power of Attorney (included in the signature pages to the initial registration statement or an amendment thereto)
**25	.1	Statement of Eligibility of U.S Bank National Association
*99	.1	Form of Letter of Transmittal
*99	.2	Form of Notice of Guaranteed Delivery
*99	.3	Form of Letter to Registered Holders and DTC Participants
*99	.4	Form of Letter to Clients

*	Filed herewith.

**	Previously filed.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ALERE INC.

By:	*
Ron Zwanziger
Chairman, Chief Executive Officer and
President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ron Zwanziger	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Eli Y. Adashi, M.D.	Director	December 8, 2010

* Carol R. Goldberg	Director	December 8, 2010

* Robert P. Khederian	Director	December 8, 2010

* John F. Levy	Director	December 8, 2010

/s/ Jerry McAleer Jerry McAleer, Ph.D.	Director	December 8, 2010

Signature	Title	Date

David Scott, Ph.D.	Director

* Peter Townsend	Director	December 8, 2010

* John A. Quelch	Director	December 8, 2010

* James Roosevelt, Jr.	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

APPLIED BIOTECH, INC.

By:	*
Brian Mitchell
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian Mitchell	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Paul T. Hempel	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ALERE HEALTH, LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HEALTH SYSTEMS, INC.
ALERE MEDICAL, INC.
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC

By:	*
Tom Underwood
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tom Underwood	Chief Executive Officer and Manager of Alere Health, LLC and Alere Women’s and Children’s Health, LLC; Chief Executive Officer and Director of Alere Health Improvement Company, Alere Healthcare of Illinois, Inc., Alere Health Systems, Inc., Alere Wellology, Inc. and Alere Medical, Inc.
	(Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Treasurer and Manager of Alere Health, LLC; Vice President, Treasurer and Director of Alere Health Systems, Inc. and Alere Medical, Inc.; Vice President, Finance and Director of Alere Health Improvement Company, Alere Healthcare of Illinois and Alere Wellology, Inc.; Vice President, Finance and Manager of Alere Women’s and Children’s Health, LLC
	(Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

Signature	Title	Date

* Ellen V. Chiniara	Manager of Alere Health, LLC and Alere Women’s and Children’s Health, LLC; Director of Alere Health Improvement Company, Alere Health Systems, Inc., Alere Healthcare of Illinois, Inc., Alere Medical, Inc. and Alere Wellology, Inc.	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ALERE INTERNATIONAL HOLDING CORP.

By:	*
David A. Teitel
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Teitel	President and Director (Principal Executive Officer)	December 8, 2010

* Carla Flakne	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Paul T. Hempel	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ALERE NEWCO, INC.
ALERE NEWCO II, INC.

By:	*
David A. Teitel
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Teitel	President and Director (Principal Executive Officer)	December 8, 2010

* Carla Flakne	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ALERE US HOLDINGS, LLC

By:	*
David A. Teitel
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Teitel	President and Manager (Principal Executive Officer)	December 8, 2010

* Carla Flakne	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Manager	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

AMEDITECH INC.

By:	*
Sanjay Malkani
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Sanjay Malkani	President and Director (Principal Executive Officer)	December 8, 2010

* John (Zhiqiang) Wu	Chief Executive Officer, Vice President and Director (Principal Executive Officer)	December 8, 2010

* Jinying Liu	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

* David A. Teitel	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ALERE SCARBOROUGH, INC.

By:	*
John Yonkin
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Paul T. Hempel	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ALERE SAN DIEGO, INC.

By:	*
John Yonkin
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Jon Russell	Director	December 8, 2010

* Paul T. Hempel	Director	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

CHOLESTECH CORPORATION
HEMOSENSE, INC.
MATRITECH, INC.

By:	*
Peter Scheu
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Peter Scheu	President and Director of Hemosense, Inc., Cholestech Corporation and Matritech, Inc. (Principal Executive Officer)	December 8, 2010

* John Yonkin	Chief Executive Officer and Director of Hemosense, Inc., Cholestech Corporation and Matritech, Inc. (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Treasurer of Hemosense, Inc.; Vice President, Finance and Chief Financial Officer of Cholestech Corporation; and Vice President, Finance of Matritech, Inc.
	(Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

FIRST CHECK DIAGNOSTICS CORP.

By:	*
Doug Shaffer
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Doug Shaffer	President (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance and Director (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

FIRST CHECK ECOM, INC.

By:	*
Doug Shaffer
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Doug Shaffer	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

FREE & CLEAR, INC.

By:	*
Tom Underwood
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tom Underwood	Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance, Treasurer, and Director (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

GENECARE MEDICAL GENETICS CENTER, INC.

By:	*
Tom Underwood
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tom Underwood	Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Treasurer, and Director (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

INNOVACON, INC.

By:	*
John Bridgen
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Bridgen	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Sanjay Malkani	Director	December 8, 2010

* John Yonkin	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

INSTANT TECHNOLOGIES, INC.

By:	*
Sanjay Malkani
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Sanjay Malkani	President (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Steve Leisenring	Treasurer and Director	December 8, 2010

* John Bridgen	Director	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

INVERNESS MEDICAL, LLC

By:	*
Ron Zwanziger
Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ron Zwanziger	Chairman, Chief Executive Officer and Manager (Principal Executive Officer)	December 8, 2010

* Doug Shaffer	President, Chief Operating Officer and Manager (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

INVERNESS MEDICAL — BIOSTAR INC.

By:	*
John Yonkin
President and General Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President, General Manager and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Paul T. Hempel	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ALERE NORTH AMERICA, INC.

By:	*
Daniel J. Delaney
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel J. Delaney	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Doug Shaffer	Treasurer and Director	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

IVC INDUSTRIES, INC.

By:	*
John Yonkin
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ron Zwanziger	Director	December 8, 2010

* Doug Shaffer	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

LABORATORY SPECIALISTS OF AMERICA, INC.
ALERE TOXICOLOGY SERVICES, INC.
SCIENTIFIC TESTING LABORATORIES, INC.

By:	*
Sanjay Malkani
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Sanjay Malkani	President and Director of Laboratory Specialists of America, Alere Toxicology Services, Inc., and Scientific Testing Laboratories, Inc. (Principal Executive Officer)	December 8, 2010

* Carla Flakne	Treasurer of Laboratory Specialists of America, Alere Toxicology Services, Inc., and Scientific Testing Laboratories, Inc. (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Steve Leisenring	Director of Laboratory Specialists of America, Alere Toxicology Services, Inc., and Scientific Testing Laboratories, Inc.	December 8, 2010

* John Peterson	Director of Laboratory Specialists of America, Alere Toxicology Services, Inc., and Scientific Testing Laboratories, Inc.	December 8, 2010

* Ellen V. Chiniara	Director Laboratory Specialists of America, Alere Toxicology Services, Inc., and Scientific Testing Laboratories, Inc.	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

MATRIA OF NEW YORK, INC.

By:	*
Tom Underwood
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tom Underwood	President and Director (Principal Executive Officer)	December 8, 2010

* Gregg Raybuck	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

BINAX, INC.

By:	*
John Yonkin
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Paul T. Hempel	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

BIOSITE INCORPORATED

By:	*
John Yonkin
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

OSTEX INTERNATIONAL, INC.

By:	*
Daniel J. Delaney
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel J. Delaney	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Paul T. Hempel	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

QUALITY ASSURED SERVICES, INC.

By:	*
Gerri Schultz
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gerri Schultz	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

* Jon Russell	Director	December 8, 2010

* Tom Underwood	Director	December 8, 2010

* Robert Knorr	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.

By:	*
John Bridgen
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Bridgen	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Albert Berger	Director	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

* Steve Leisenring	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

RMD NETWORKS, INC.

By:	*
Tom Underwood
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tom Underwood	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Assistant Secretary and Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

SELFCARE TECHNOLOGY, INC.

By:	*
Paul T. Hempel
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul T. Hempel	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ron Zwanziger	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ALERE HOME MONITORING, INC.

By:	*
Gerri Schultz
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gerri Schultz	President and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

* Robert Knorr	Chief Executive Officer and Director	December 8, 2010

* Tom Underwood	Director	December 8, 2010

* Jon Russell	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

WAMPOLE LABORATORIES, LLC

By:	*
Daniel J. Delaney
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel J. Delaney	President (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Vice President (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Paul T. Hempel	Manager	December 8, 2010

* John Yonkin	Manager	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 8, 2010.

ZYCARE, INC.

By:	*
Jon Russell
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jon Russell	President, Chief Executive Officer, and Director (Principal Executive Officer)	December 8, 2010

* David A. Teitel	Chief Financial Officer, Treasurer, and Director (Principal Financial Officer and Principal Accounting Officer)	December 8, 2010

* Ellen V. Chiniara	Director	December 8, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Registration Statement of Alere Inc. on Form S-4 (File No. 333-170843) filed with the Securities and Exchange Commission on November 26, 2010.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

Index to Exhibit

Exhibit No.		Description

1.1		Purchase Agreement dated as of September 15, 2010 among Alere Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K dated September 21, 2010, filed on September 21, 2010)
4.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010)
4.2		Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)
4.3		Indenture dated as of May 12, 2009 among the Company, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 12, 2009, filed on May 12, 2009)
4.4		Ninth Supplemental Indenture dated as of September 21, 2010 to Indenture dated as of May 12, 2009, among the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 21, 2010, filed on September 21, 2010)
4.5		Form of new note (included in Exhibit 4.4 above)
4.6		Registration Rights Agreement dated as of September 21, 2010 among Alere Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated September 21, 2010, filed on September 21, 2010)
*5	.1	Opinion of Foley Hoag LLP
*5	.2	Opinion of Perkins Coie LLP with respect to California law
*5	.3	Opinion of Perkins Coie LLP with respect to Washington law
*5	.4	Opinion of Greenberg Traurig P.A. with respect to Florida law
*5	.5	Opinion of Greenberg Traurig LLP with respect to Georgia law
*5	.6	Opinion of Troutman Sanders LLP with respect to North Carolina law
*5	.7	Opinion of Venable LLP with respect to Virginia law
*5	.8	Opinion of Jones, Walker, Poitevent, Carrère & Denègre, L.L.P. with respect to Louisiana law
*5	.9	Opinion of Crowe & Dunlevy, a Professional Corporation, with respect to Oklahoma law
**12	.1	Statement regarding computation of ratio of earnings to fixed charges
**12	.2	Statement regarding computation of ratio of earnings to combined fixed charges and preference dividends
**23	.1	Consent of BDO USA, LLP
**23	.2	Consent of Ernst & Young LLP
**23	.3	Consent of Shanghai Zhonghua
**23	.4	Consent of Stonefield Josephson, Inc.
**23	.5	Consent of Deloitte & Touche LLP
**23	.6	Consent of Samil PricewaterhouseCoopers LLP
*23	.7	Consent of Foley Hoag LLP (included in Exhibit 5.1)
*23	.8	Consent of Perkins Coie LLP (included in Exhibit 5.2)
*23	.9	Consent of Perkins Coie LLP (included in Exhibit 5.3)
*23	.10	Consent of Greenberg Traurig P.A. (included in Exhibit 5.4)
*23	.11	Consent of Greenberg Traurig LLP (included in Exhibit 5.5)
*23	.12	Consent of Troutman Sanders LLP (included in Exhibit 5.6)
*23	.13	Consent of Venable LLP (included in Exhibit 5.7)
*23	.14	Consent of Jones, Walker, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.8)
*23	.15	Consent of Crowe & Dunlevy, a Professional Corporation (included in Exhibit 5.9)

Exhibit No.		Description

*24	.1	Power of Attorney (included in the signature pages to the initial registration statement or an amendment thereto)
**25	.1	Statement of Eligibility of U.S Bank National Association
*99	.1	Form of Letter of Transmittal
*99	.2	Form of Notice of Guaranteed Delivery
*99	.3	Form of Letter to Registered Holders and DTC Participants
*99	.4	Form of Letter to Clients

*	Filed herewith.

**	Previously filed.